Filed Pursuant to Rule 424(b)(5)
Registration No. 333-121605

Prospectus Supplement (to Prospectus dated January 19, 2005)
$410,030,100 (Approximate)
Merrill Lynch Mortgage Investors Trust
Mortgage Loan Asset–Backed Certificates,
Series 2005-HE1
Merrill Lynch Mortgage Investors, Inc.
Depositor

Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See “Risk Factors” beginning on page S-15 of this prospectus supplement and page 1 of the attached prospectus.
These certificates will be beneficial interests in a trust fund, and will be backed only by the assets of the trust fund. Neither these certificates nor the assets of the trust fund will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., Wilshire Credit Corporation or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.
Merrill Lynch Mortgage Investors Trust, Series 2005-HE1 will issue sixteen classes of certificates, twelve of which are offered by this prospectus supplement and the attached prospectus. The table on page S-3 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class’s initial certificate principal balance, interest rate and rating.
The trust fund will consist primarily of sub-prime mortgage loans secured by first or second liens on real properties that were acquired by Merrill Lynch Mortgage Capital Inc. from various originators.

	Underwriting	Proceeds to
Price to Public	Discount	Depositor

$410,030,100	$977,391.88	$409,052,708.13
100%	0.2384%	99.7616%
The price to public and underwriting discount shown are for certain classes of offered certificates in the aggregate. This information is shown for each individual class on page S-131. See “Method of Distribution.”
The proceeds to the depositor will be $409,052,708.13 before deducting expenses, which are estimated at $750,000. See “Method of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus supplement is April 19, 2005.

Where to Find Information in this Prospectus Supplement
And the Attached Prospectus
        Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.
        This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.
        After the initial distribution of the certificates offered by this prospectus supplement, the prospectus and this prospectus supplement may be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the seller, the depositor and the servicer, in connection with market making transactions in those certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.
        In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Merrill Lynch Mortgage Investors, Inc.
     To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

The Series 2005-HE1 Certificates

	Class A-1A	Class A-1B	Class A-2A	Class A-2B	Class A-2C	Class M-1	Class M-2	Class M-3	Class B-1	Class B-2	Class B-3	Class B-4(9)	Class B-5(9)	Class R

Initial Certificate Principal Balance(1):	$137,747,000	$34,436,000	$108,678,000	$56,753,000	$25,259,000	$21,910,000	$16,067,000	$2,504,000	$2,504,000	$2,086,000	$2,086,000	$2,086,000	$3,130,000	$100
Pass-Through Rate:	LIBOR plus 0.210%	LIBOR plus 0.260%	LIBOR plus 0.100% (2)(3)	LIBOR plus 0.200% (2)(3)	LIBOR plus 0.310% (2)(3)	LIBOR plus 0.430% (2)(4)	LIBOR plus 0.630% (2)(4)	LIBOR plus 0.690% (2)(4)	LIBOR plus 1.200% (2)(4)	LIBOR plus 1.300% (2)(4)	LIBOR plus 1.750% (2)(4)	LIBOR plus 3.250% (2)(4)	LIBOR plus 3.250% (2)(4)	LIBOR plus 0.210% (2)(3)
ERISA Eligible:	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	No
First Principal Payment Date(5):	4/2005	4/2005	4/2005	3/2007	5/2010	7/2008	5/2008	5/2008	5/2008	4/2008	4/2008	4/2008	4/2008	N/A
Weighted Avg. Life At Issuance
to call (yrs.)(5):	2.14	2.14	1.00	3.00	5.93	4.32	4.23	4.20	4.20	4.15	4.03	3.80	3.23	N/A
to maturity (yrs.)(5):	2.31	2.31	1.00	3.00	7.93	4.74	4.54	4.37	4.29	4.16	4.03	3.80	3.23	N/A
Expected Maturity (to call)(5):	5/2011	5/2011	3/2007	5/2010	5/2011	5/2011	5/2011	5/2011	5/2011	5/2011	1/2011	5/2010	7/2009	N/A
Expected Maturity (to maturity)(5):	9/2018	9/2018	3/2007	5/2010	12/2019	2/2016	8/2014	8/2012	3/2012	8/2011	1/2011	5/2010	7/2009	N/A
Last Scheduled Distribution Date(6):	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	2/2036	N/A
Interest Accrual Method(7):	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360	actual/360
Payment Delay:	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days	0 days
Anticipated Ratings(8): (Fitch/ Moody’s/ S&P):	AAA/ Aaa/ AAA	AAA/ Aaa/ AAA	AAA/ Aaa/ AAA	AAA/ Aaa/ AAA	AAA/ Aaa/ AAA	AA/ Aa2/ AA	A/ A2/ A+	A-/ A3/ A+	BBB+/ Baa1/ A+	BBB/ Baa2/ A	BBB-/ Baa3/ A-	BB+/ Ba1/ BBB+	BB/ Ba2/ BBB	AAA/ NR/ AAA

Other information:

(1)	The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.

(2)	Subject to the related available funds cap. The pass-through rates for the offered certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates— Distributions— Distributions of Interest.”

(3)	If the 10% optional termination does not occur by the first distribution date on which it may occur, the margin on each of the class A-1A, class A-1B, class A-2A, class A-2B, class A-2C and class R certificates will increase to 2 times its respective margin shown above.

(4)	If the 10% optional termination does not occur by the first distribution date on which it may occur, the margin on each of the class M-1, class M-2, class M-3, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates will increase to 1.5 times its respective margin shown above.

(5)	The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-151 and 20% HEP for the fixed rate mortgage loans or 100% PPC (a constant prepayment rate of 2% per annum in month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of 30% per annum in month 12 and remaining constant at a constant prepayment rate of 30% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of 50% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of 35% per annum in month 28 and thereafter) for the adjustable rate mortgage loans, as applicable.

(6)	Latest maturity date for any mortgage loan plus one year.

(7)	The interest rate index reset date for the offered certificates is two business days prior to the start of each interest accrual period.

(8)	The designation “NR” means that the applicable rating agency will not rate the certificates of that class.

(9)	The class B-4 and class B-5 certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information presented on the class B-4 and class B-5 certificates is provided solely to assist your understanding of the offered certificates.
Credit Enhancement:
Primary Mortgage Insurance
Excess Interest
Overcollateralization
Subordination
Overcollateralization Requirements:
Initial Overcollateralization Amount: 0.50% of original mortgage loan balance
Targeted Overcollateralization Amount: 0.50% of original mortgage loan balance
Stepdown Overcollateralization Amount: 1.00% of current mortgage loan balance
Minimum Required Overcollateralization Amount: 0.50% of original mortgage loan balance
Earliest Possible Stepdown Date: April 2008

Summary Information
        This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.
Principal Parties
Issuer: Merrill Lynch Mortgage Investors Trust, Series 2005-HE1.
Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. See “The Depositor” in the prospectus.
Seller: Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.
Servicer: Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is (503) 223-5600. See “The Servicer.”
Mortgage Insurers: PMI Mortgage Insurance Co. and Mortgage Guaranty Insurance Corporation will provide primary mortgage insurance with respect to approximately 44.35% and 45.74%, respectively (subject, in each case, to a possible variance of approximately 1%) of the mortgage loans. Notwithstanding any such variance, the aggregate percentage of the mortgage loans covered by such policies will not be less than 89.09%. PMI Mortgage Insurance Co. is an Arizona corporation whose address is 3003 Oak Road, Walnut Creek, California 94597 and whose telephone number is (800) 288-1970. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation whose address is MGIC Plaza, P.O. Box 488, Milwaukee, Wisconsin 53201 and whose telephone number is (800) 558-9900. See “Servicing of the Mortgage Loans—Primary Mortgage Insurance.”
Originators: Fremont Investment & Loan, Fieldstone Mortgage Company, The CIT Group/ Consumer Finance, Inc. and five other originators. See “Underwriting Guidelines.”
Trustee: Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See “The Trustee.”
Cut-off Date
The cut-off date will be March 1, 2005.
Closing Date
The closing date will be on or about April 21, 2005.
Distribution Date
The 25th day of each month, beginning in April 2005. If the 25th day is not a business day, then the distribution date will be the next business day.
The Trust Fund
The name of the trust fund is Merrill Lynch Mortgage Investors Trust, Series 2005-HE1. We are forming the trust fund to own a pool of sub-prime mortgage loans secured by first or second liens on real properties. The trust fund will contain both fixed rate mortgage loans and adjustable rate mortgage loans. Each class of certificates represents an interest in the trust fund.
The Series 2005-HE1 Certificates
The certificates represent beneficial ownership interests in the underlying trust fund assets. The offered certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-3. The trust fund will issue the certificates under a pooling and servicing agreement dated as of March 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer. Any collections on the mortgage loans will be used to pay fees to the servicer and, if applicable, any mortgage insurer, and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to other classes of certificates (including the class B-4 and class B-5 certificates) that we are not offering by this prospectus supplement, based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans. Any interest collections in excess of the amount paid to holders of the offered certificates (either as interest or principal) and the servicer and, if applicable, any mortgage insurer, will be paid to the owners of the other classes of certificates (including the class B-4 and class B-5 certificates) that we are not offering by this prospectus supplement, which are entitled to receive those excess amounts. See “Description of the Certificates—Distributions.”
Interest Distributions
Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.
The pass-through rates on the offered certificates and the class B-4 and class B-5 certificates will be subject to one of three available funds caps, as described in more detail herein. These caps limit the pass-through rates on the offered certificates and the class B-4 and class B-5 certificates.
The pass-through rates on the class A-1A, class A-1B and class R certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.
The pass-through rates on the class A-2A, class A-2B and class A-2C certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.
The pass-through rates on the class M-1, class M-2, class M-3, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates will be limited by reference to a rate determined by the weighted average of the available funds cap for the class A-1A, class A-1B and class R certificates and the available funds cap for the class A-2A, class A-2B and class A-2C certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the related class A certificates and, in the case of group one, the class R certificate).
Shortfalls arising from the application of an available funds cap, subject to certain limitations based upon one-month LIBOR and the upper collar on the related cap contract, will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cash flow in a later distribution, if available.
As described below, the trust fund will own three one-month LIBOR cap contracts. Amounts received on the class A-1 cap contract will only be available to make payments on the class A-1A, class A-1B and class R certificates, amounts received on the class A-2 cap contract will only be available to make payments on the class A-2A, class A-2B, and class A-2C certificates, and amounts received on the subordinated certificate cap contract will only be available to make payments on the class M-1, class M-2, class M-3, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates, in each case to the extent of the interest shortfall on such certificates attributable to the related available funds cap subject to certain limitations based upon one-month LIBOR and the upper collar on the related cap contract (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been written down to zero).
See “Description of the Certificates— Distributions—Distributions of Interest.”

Principal Distributions
Principal payments to the certificates will generally reflect principal collections on the mortgage loans in the trust fund. The class A-1A, class A-1B and class R certificates will generally receive principal collected on the group one mortgage loans. The class A-2A, class A-2B and class A-2C certificates will generally receive principal collected on the group two mortgage loans. The class M-1, class M-2, class M-3, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates will generally receive principal collected on both groups of mortgage loans. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below. See “Description of the Certificates— Distributions— Distributions of Principal.”
Cap Contracts
The trust fund will own three one-month LIBOR cap contracts purchased for the benefit of the offered certificates and the class B-4 and class B-5 certificates. Each of the cap contracts will terminate following the last listed distribution date shown in the tables beginning on page S-96 with respect to the related cap contract. Each cap contract will have a notional balance that will be reduced on each distribution date according to the schedules described in this prospectus supplement under the heading “Description of the Certificates— Cap Contracts” until it is terminated. The trust fund will receive a payment under each cap contract with respect to any distribution date on which one-month LIBOR exceeds the related lower collar with respect to such distribution date shown in the tables beginning on page S-96. Payments received on the cap contracts will be available to make payments to the holders of the related offered certificates and class B-4 and class B-5 certificates only in respect of interest shortfalls on such certificates attributable to the related available funds cap (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been written down to zero).
Denominations
The trust fund will issue the offered certificates (other than the class R certificate) and class B-4 and class B-5 certificates in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class R certificate will be issued in definitive form in a $100 denomination.
Book-Entry Registration
The trust fund will initially issue the offered certificates (other than the class R certificate) and class B-4 and class B-5 certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./ N.V. in Europe, or indirectly through participants in these systems.
You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See “Description of the Certificates— Book-Entry Certificates” in this prospectus supplement and “Description of the Securities” in the prospectus.
Credit Enhancement
Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of primary mortgage insurance, excess interest, overcollateralization and subordination features described in this prospectus supplement.
Primary Mortgage Insurance. As of the cut-off date, approximately 90.09% (subject to a possible variance of approximately 1%) of the mortgage loans will be covered by a mortgage insurance policy, which premium will be paid out of collections on the mortgage loans, issued by either PMI Mortgage Insurance Co. or Mortgage Guaranty Insurance Corporation. Each policy will only cover losses pursuant to formulas described in such policy, down to 60% of the value of the related mortgaged property. See “Servicing of the Mortgage Loans— Primary Mortgage Insurance— The PMI Policy” and “Servicing of the Mortgage Loans— Primary Mortgage Insurance— The MGIC Policy.”
Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the certificates. On the closing date, the overcollateralization amount will equal approximately 0.50% of the aggregate outstanding principal balance of the mortgage loans. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the trust fund, there is expected to be excess interest each month. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust fund will apply some or all of this excess interest as principal payments on the classes of certificates then entitled to principal until the overcollateralization target is restored, resulting in a limited acceleration of amortization of the certificates relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will again cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See “Description of the Certificates— Overcollateralization Provisions.”
Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions. See “Description of the Certificates— Distributions.”
Priority of Distributions and Allocation of Losses. In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

•	by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

•	by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.
The chart below summarizes the relative seniority of the various classes of certificates and indicates the approximate initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the initial overcollateralization level of approximately 0.50%.

		Initial
		Credit
Class(es)	Credit Support	Support

A and R	Class M-1,	13.05%
	Class M-2,
	Class M-3,
	Class B-1,
	Class B-2,
	Class B-3,
	Class B-4,
	Class B-5
M-1	Class M-2,	7.80%
	Class M-3,
	Class B-1,
	Class B-2,
	Class B-3,
	Class B-4,
	Class B-5
M-2	Class M-3,	3.95%
	Class B-1,
	Class B-2,
	Class B-3,
	Class B-4,
	Class B-5
M-3	Class B-1,	3.35%
	Class B-2,
	Class B-3,
	Class B-4,
	Class B-5
B-1	Class B-2,	2.75%
	Class B-3,
	Class B-4,
	Class B-5

		Initial
		Credit
Class(es)	Credit Support	Support

B-2	Class B-3,	2.25%
	Class B-4,
	Class B-5
B-3	Class B-4,	1.75%
	Class B-5
B-4	Class B-5	1.25%
B-5	Over-collateralization	0.50%
NIMS Insurer
The NIMS Insurer, if any, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of two classes of certificates, the class C certificates and the class P certificates, that we are not offering pursuant to this prospectus supplement. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders. See “Risk Factors— Rights of the NIMS Insurer, if any, may negatively impact the offered certificates.”
Optional Termination
Subject to restrictions described in this prospectus supplement, before the first distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the trustee will be directed, pursuant to the pooling and servicing agreement, to attempt to terminate the trust fund through a one-time auction process mutually acceptable to the trustee and the depositor.
If the trust fund is not terminated because a sufficient bid price at least equal to the sum of (i) the aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date preceding distribution of the proceeds, (ii) any unreimbursed amounts owed to the trustee or the servicer, whether incurred or otherwise, and all unreimbursed advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the trust fund in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the trustee in connection with such auction is not received at such auction, the NIMS Insurer, if any, may purchase all of the mortgage loans, which would result in the termination of the trust fund. If the auction fails to achieve the sufficient purchase price and the NIMS Insurer, if any, fails to exercise its option to purchase all of the mortgage loans, under certain circumstances the servicer may purchase all of the mortgage loans, which similarly would result in the termination of the trust fund. See “The Pooling and Servicing Agreement— Optional Termination.”
Legal Investment
The certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities. See “Risk Factors— The certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this prospectus supplement and the prospectus.
Federal Income Tax Consequences
For federal income tax purposes, the trust fund, other than the cap contract account, rights to receive payments on the cap contracts and rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits (“REMICs”). For federal income tax purposes, the offered certificates (other than the class R certificate) will represent ownership of regular interests in a REMIC and the right to receive payments under certain non-REMIC contracts. To the extent that the offered certificates represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under the non-REMIC contracts. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.
For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund and the right to receive payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as “excess inclusion” income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative. See “Federal Income Tax Consequences— Class R Certificate” in this prospectus supplement.
Additionally, the class R certificate will be treated as a “noneconomic residual interest” for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See “Description of the Certificates— Restrictions on Transfer of the Class R Certificate” and “Federal Income Tax Consequences— Class R Certificate” in this prospectus supplement and “Material Federal Income Tax Consequences— Tax-Related Restrictions on Transfers of REMIC Residual Certificates” in the prospectus.
ERISA Considerations
Under current law, in general, the offered certificates (other than the class R certificate) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the prospectus.
Ratings
The offered certificates are required to receive the ratings indicated under the heading “Anticipated Ratings” in the chart shown on page S-3 of this prospectus supplement.
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See “Ratings.”
The Mortgage Loans
We will divide the mortgage loans into two separate groups referred to as group one and group two. Group one will consist of first and second lien fixed rate and adjustable rate mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska) and second lien fixed rate mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,725 if the property is located in Hawaii or Alaska). Group two will consist of first and second lien fixed rate and adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group one.
The following tables summarize approximate characteristics of the entire mortgage pool as of March 1, 2005. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate princi-

pal balance of the mortgage loans in the trust fund as of March 1, 2005, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the mortgage loans, see “The Mortgage Pool— Mortgage Loans.”
The Mortgage Pool
Mortgage Loan Characteristics

Number of loans	2,400
Aggregate outstanding principal balance	$417,335,576
Number of loans with prepayment charges at origination	1,893
Weighted average prepayment term at origination for loans with prepayment charges (in months)	27

	Average or
	Weighted Average	Range

Outstanding principal balance(1)	$173,890	$9,807 to $870,000
Original principal balance(1)	$174,407	$10,000 to $870,000
Current mortgage rates(2)	7.193%	4.990% to 14.350%
Original loan-to-value ratio(2)	83.56%	15.63% to 100.00%
Stated remaining term to maturity (in months)(2)	349	171 to 359
Credit Score(2)	646	500 to 798
Maximum mortgage rates(2)(3)	13.453%	10.990% to 17.850%
Minimum mortgage rates(2)(3)	6.936%	4.240% to 10.850%
Gross Margin(2)(3)	6.401%	3.990% to 9.270%
Initial Rate Cap(2)(3)	2.733%	1.000% to 3.000%
Periodic Rate Cap(2)(3)	1.278%	1.000% to 2.000%
Months to Roll(2)(3)	25	5 to 59

(1)	Indicates average.

(2)	Indicates weighted average.

(3)	Adjustable Rate Mortgage Loans only.

Mortgage Rates for the Mortgage Pool
Original Principal Balances for the Mortgage Pool

Product Types for the Mortgage Pool
Original Loan-to-Value Ratios for the Mortgage Pool

*	With respect to the mortgage loans in the mortgage pool which are in a second lien position, this chart was calculated using the combined loan-to-value ratio for such mortgage loans. Approximately 2.99% of the mortgage loans in the mortgage pool are in a second lien position.

Credit Score Summary for the Mortgage Pool
Credit Grade Summary for the Mortgage Pool

Original Prepayment Penalty Term for the Mortgage Pool

Risk Factors
The overcollateralization provisions of your certificates will affect the yield to maturity of the certificates
        The overcollateralization provisions of the trust fund will affect the weighted average life of the certificates and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the classes of certificates then entitled to principal, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.
        Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and the class B-4 and class B-5 certificates and the trust fund expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.
        As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations— Prepayments— Maturity and Weighted Average Life” in the prospectus.
Underwriting criteria
        Underwriting criteria have not been provided with respect to approximately 34.50% of the mortgage loans. Such mortgage loans were acquired by Merrill Lynch Mortgage Capital Inc. from five originators, none of which originated mortgage loans representing more than approximately 10.00% of the mortgage loans. It is possible that these mortgage loans will experience higher rates of delinquency, default, foreclosure and bankruptcy than those mortgage loans with respect to which underwriting criteria have been provided. It is likely that the underwriting standards employed in connection with the origination of these mortgage loans generally did not conform to Fannie Mae or Freddie Mac guidelines. Such mortgage loans are likely to experience higher rates of delinquency, default, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines. See “Underwriting Guidelines” for a general description of the underwriting guidelines used in connection with the origination of the mortgage loans.
Prepayments on the mortgage loans will affect the yield to maturity of the certificates
        The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans.
        To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Legal Aspects of the Mortgage Loans— Enforceability of Due-on-Sale Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.
        The trustee will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the trust fund in an attempt to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the auction fails to realize a sufficient purchase price, the NIMS Insurer may purchase all of the mortgage loans. If the auction fails to realize a sufficient purchase price and the NIMS Insurer fails to exercise its purchase option, under certain circumstances the servicer may purchase all of the mortgage loans.
        The yield on the certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 81.41% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations— Prepayments— Maturity and Weighted Average Life” in the prospectus.
Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies
        The underwriting guidelines used by the various originators in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining additional financing on the mortgaged property. Secondary financing would reduce the borrower’s equity in the related mortgaged property.
        As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.
The interest rate on the certificates may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and one-year CMT
        The pass-through rates on the offered certificates and the class B-4 and class B-5 certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR and one-year CMT) in the mortgage pool as described under “The Mortgage Pool— General” and are subject to available funds caps. In addition, the fixed rate mortgage loans have mortgage rates that remain constant and are not dependent on any index.

        The class A-1 available funds cap effectively limits the amount of interest accrued on the class A-1A, class A-1B and class R certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The class A-2 available funds cap effectively limits the amount of interest accrued on the class A-2A, class A-2B, and class A-2C certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The pass-through rates on the class M-1, class M-2, class M-3, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates will be limited by reference to a rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each mortgage group the current principal balance of the related class A certificates) of the class A-1 available funds cap and the class A-2 available funds cap.
        Various factors may cause an available funds cap described above to limit the interest rate on the offered certificates and the class B-4 and class B-5 certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR and one-year CMT. In addition, the pass-through rates on the offered certificates and the class B-4 and class B-5 certificates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap described above may limit increases in the pass-through rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap described above limiting increases in the pass-through rates for the offered certificates and the class B-4 and class B-5 certificates. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee rate and, if applicable, the premium rate paid to any mortgage insurer) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the offered certificates and the class B-4 and class B-5 certificates during the related period. Furthermore, if an available funds cap described above determines the pass-through rates for a class of offered certificates and the class B-4 and class B-5 certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.
The protection afforded to your certificates by subordination is limited
        The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class M-1 certificates to receive those distributions; the rights of the class M-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1 and class M-2 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to those distributions; the rights of the class B-3 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to those distributions; the rights of the class B-4 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1, class B-2 and class B-3 certificates to those distributions; and the rights of the class B-5 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1, class B-2, class B-3 and class B-4 certificates to those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.
Allocation of losses to the class M and class B certificates makes the yield to maturity on those classes of certificates sensitive to defaults on the mortgage loans
        If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the offered certificates and the class B-4 and class B-5 certificates exceeds the stated principal balances of the mortgage loans, the principal balance of the class M and class B certificates will be reduced in reverse order of seniority (first to the class B-5 certificates, second to the class B-4 certificates, third to the class B-3 certificates, fourth to the class B-2 certificates, fifth to the class B-1 certificates, sixth to the class M-3 certificates, seventh to the class M-2 certificates and eighth to the class M-1 certificates) by the amount of the excess.
        Consequently, the yields to maturity on the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.
Sequential right to receive principal payments may increase risk of loss to class A-2B and class A-2C certificates and, in certain circumstances, the class A-1B certificates
        If you purchase the class A-2B or class A-2C certificates, you should consider that holders of the class A-2B certificates will not receive any payments of principal until the principal balance of the class A-2A certificates has been reduced to zero and holders of class A-2C certificates will not receive any payments of principal until the principal balance of the class A-2A and class A-2B certificates has been reduced to zero (provided that in the event that the principal balance of each class of the class M and class B certificates has been reduced to zero, principal distributions to the class A-2A, class A-2B and class A-2C certificates will be allocated pro rata among such certificates). In addition, if you purchase the class A-1B certificates, you should consider that during any period that a class A-1 trigger event (as discussed herein) is in effect, holders of the class A-1B certificates will not receive any payments of principal until the principal balance of the class A-1A certificates has been reduced to zero. See “Description of the Certificates— Distributions— Distributions of Principal.”
Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you
        Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.
Ratings on the certificates do not address all of the factors you should consider when purchasing certificates
        The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid. See “Ratings” in this prospectus supplement.
Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent
        The sale of the mortgage loans from Merrill Lynch Mortgage Capital Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Capital Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.
        In the event of a bankruptcy or insolvency of Wilshire Credit Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.
The certificates may be inappropriate for individual investors
        The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

•	The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•	The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•	You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

•	It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.
        You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”
Mortgage loans secured by junior liens may experience a higher rate of loss than mortgage loans secured by senior liens
        Approximately 2.99% of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. With respect to such mortgage loans, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the servicer’s practice to satisfy the senior mortgages at or prior to the foreclosure sale.
The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states
        As of the cut-off date, approximately 35.52% and 13.60% of the mortgaged properties were located in California and Florida, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.
Mortgage loans with balloon payments may experience higher default rates
        Approximately 2.69% of the mortgage loans as of the cut-off date are “balloon loans” that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30 year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the mortgage loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.
Mortgage loans with interest-only payments may experience higher default rates
        Approximately 24.76% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of two to five years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.
        The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two to five years of the term of a mortgage loan as a disincentive to prepayment.
        If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

The mortgage pool may contain delinquent mortgage loans, which may decrease the amount of principal distributed to you
        The trust fund may include mortgage loans which are delinquent as of the cut-off date. It is expected that as of the cut-off date not more than approximately 1.50% of the mortgage loans (by the cut-off date principal balance) will be between 31 and 60 days delinquent, and it is expected that none of the mortgage loans will be 61 days or more delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.
The certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell
        The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the offered certificates, thereby limiting the market for the offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.
Payments due under the terms of the cap contracts may be delayed, reduced or eliminated if the cap contract counterparty, The Bank of New York, becomes insolvent
        The trust fund will include three one-month LIBOR cap contracts for the benefit of the offered certificates and the class B-4 and class B-5 certificates under which the cap contract counterparty, The Bank of New York, is obligated on any distribution date to make certain payments to the trust fund in the event that one-month LIBOR exceeds the related lower collar shown in the tables beginning on page S-96 with respect to that distribution date. Each of the cap contracts will terminate following the last listed distribution date shown in the tables beginning on page S-96 with respect to the related cap contract. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the cap contracts may be delayed, reduced or eliminated. Moreover, any of the cap contracts may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation. In the event of early termination, there will not be a replacement cap contract.
Violations of federal, state and local laws
        Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicer to collect principal or interest on the mortgage loans,

•	provide the borrowers with a right to rescind the mortgage loans,

•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

•	result in a litigation proceeding (including class action litigation) being brought against the trust fund, and

•	subject the trust fund to liability for expenses, penalties and damages resulting from the violations.
        As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See “Certain Legal Aspects of Mortgage Loans” in the prospectus.
Recent developments may increase risk of loss on the mortgage loans
        The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.
        The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.
        We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of Mortgage Loans— Servicemembers Civil Relief Act” in the prospectus.
High cost loans
        None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans are “high cost loans” under any state or local laws.
Rights of the NIMS Insurer, if any, may negatively impact the offered certificates
        Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class C and class P certificates issued by the trust fund on the closing date. The NIMS Insurer, if any, of such net interest margin securities will be a third party beneficiary of the pooling and servicing agreement.
        Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), the NIMS Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMS Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMS Insurer. For example, unless a NIMS Insurer Default exists, the NIMS Insurer’s consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMS Insurer also has the right to provide notices of a servicer default, the right to direct the trustee to terminate the rights and obligations of the servicer in the event of a default by the servicer, the right to remove the trustee or any co-trustee and the right to consent to the removal or replacement of the servicer or the trustee.
        Investors in the offered certificates and the class B-4 and class B-5 certificates should note that:

•	the insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates and the class B-4 and class B-5 certificates;

•	the rights granted to the NIMS Insurer, if any, are extensive;

•	the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the offered certificates and the class B-4 and class B-5 certificates, and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates and the class B-4 and class B-5 certificates in connection with the exercise or non-exercise of such NIMS Insurer’s rights; and

•	such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the class B-4 and class B-5 certificates, and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates and the class B-4 and class B-5 certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.
There are risks of non-payment of insured amounts under the mortgage insurance policies
        Pursuant to the pooling and servicing agreement, the trustee, on behalf of the trust fund, is obligated to pay the premiums due under the mortgage insurance policies solely from amounts collected on some of the mortgage loans. The trustee’s failure to pay such premiums on behalf of the trust fund may result in cancellation of the mortgage insurance policies or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policies. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse effect on your certificates. The mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans. For example, losses on any mortgage loan covered by a mortgage insurance policy are covered only up to such policy’s limits. In addition, the mortgage insurance policies will not cover some losses resulting from fraud or certain other losses resulting from irregularities in the way a mortgage loan was originated or serviced, or certain other losses described in the mortgage insurance policies. Any such lack of coverage may reduce the payments you would otherwise receive on your certificates. In addition, despite having a contractual obligation to pay claims covered by the mortgage insurance policies, in the event of the bankruptcy or insolvency of a mortgage insurer, we cannot assure you that such mortgage insurer would be able to pay such claims. This may have an adverse effect on your certificates. See “Servicing of the Mortgage Loans— Primary Mortgage Insurance,” “Servicing of the Mortgage Loans— Primary Mortgage Insurance— The PMI Policy” and “—The MGIC Policy.”
Ratings on the certificates may be dependent on the creditworthiness of the mortgage insurance providers
        The ratings assigned to the certificates by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to PMI Mortgage Insurance Co. and Mortgage Guaranty Insurance Corporation, the mortgage insurance providers with respect to the mortgage loans having additional mortgage insurance policies acquired by the trust fund. As of the cut-off date, approximately 90.09% of the mortgage loans are covered by such mortgage insurance policies (subject to a possible variance of approximately 1%). Any reduction in the ratings assigned to the mortgage insurance providers by the rating agencies could result in the reduction of the ratings assigned to the certificates. This reduction in ratings could adversely affect the liquidity and market value of the certificates. See “Servicing of the Mortgage Loans— Primary Mortgage Insurance— The PMI Policy” and “—The MGIC Policy.”
Forward-Looking Statements
        In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition;

•	political, social and economic conditions;

•	the law and government regulatory initiatives; and

•	interest rate fluctuations.
        We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.
Glossary
        A glossary of defined terms used in this prospectus supplement begins on page S-134.
The Mortgage Pool
General
        The mortgage pool with respect to the certificates consisted as of the Cut-off Date of approximately 2,400 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $417,335,576. The mortgage pool consists of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans.
        References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The mortgage pool will be divided into two groups, referred to as Group One and Group Two.
        Group One, representing approximately 47.45% of the initial mortgage pool, will consist of first and second lien Fixed Rate Mortgage Loans and first and second lien Adjustable Rate Mortgage Loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska) and second lien Fixed Rate Mortgage Loans that had a principal balance at origination of no more than $179,825 (or $269,725 if the property is located in Hawaii or Alaska). Group Two, representing approximately 52.55% of the initial mortgage pool, will consist of first and second lien Fixed Rate Mortgage Loans and first and second lien Adjustable Rate Mortgage Loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group One.
        The Class A-1A, Class A-1B and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1A, Class A-1B and Class R Certificates. The Class A-2A, Class A-2B and Class A-2C Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2A, Class A-2B and Class A-2C Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.
        The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, manufactured housing and townhouses. The Trust Fund includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trustee under the Pooling and Servicing Agreement;

•	any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

•	all insurance policies described below, along with the proceeds of those policies; and

•	rights to require repurchase of the Mortgage Loans by the Originators for breach of representation or warranty.
        The Mortgage Loans to be included in the Trust Fund have been purchased by the Seller and have been originated substantially in accordance with the various underwriting criteria described herein under “Underwriting Guidelines.” Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt-to-income ratios.
        All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Seller. Approximately 27.31%, 25.76% and 12.43%, of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Fremont, Fieldstone and CIT, respectively. The remaining Mortgage Loans were originated by five different originators, none of which originated

Mortgage Loans representing more than approximately 10.00% of the Mortgage Loans. Substantially all of the Mortgage Loans were originated since May 1, 2004.
        Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 81.41% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 27 months with respect to the Mortgage Loans which have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for distribution to holders of the offered certificates. See “Certain Legal Aspects of Mortgage Loans” in the prospectus.
        15.90% of the Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans.
        Approximately 0.02% of the Mortgage Loans as of the Cut-off Date are 1/29 LIBOR Loans. The 1/29 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 1/29 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%.
        Approximately 66.22% of the Mortgage Loans as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 2.869% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.191% with respect to each Adjustment Date thereafter. The 2/28 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.447%.
        Approximately 6.92% of the Mortgage Loans as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 2.506% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.049% with respect to each Adjustment Date thereafter. The 3/27 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.123%.
        Approximately 0.56% of the Mortgage Loans as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 5/25 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.371%.
        Approximately 10.38% of the Mortgage Loans as of the Cut-off Date are 5/25 Treasury Loans. The 5/25 Treasury Loans are subject to a weighted average Periodic Rate Cap of approximately 2.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 2.000% with respect to each Adjustment Date thereafter. The 5/25 Treasury Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%.
        As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $418,576,935. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately $417,335,576, the minimum outstanding principal balance was approximately $9,807, the maximum outstanding principal balance was approximately $870,000, the lowest current Mortgage Rate and the highest current Mortgage Rate were 4.990% and 14.350% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.193% per annum.
        Approximately 24.76% of the Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans.
        Approximately 2.69% of the Mortgage Loans as of the Cut-off Date are Balloon Loans.

        The weighted average Original Loan-to-Value Ratio as of the Cut-off Date was approximately 83.56%. With respect to the Mortgage Loans in a second lien position, such Original Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 2.99% of the Mortgage Loans are in a second lien position and the weighted average Second Lien Ratio for such Mortgage Loans is approximately 20.40%.
        The weighted average Credit Score as of the Cut-off Date of the Mortgage Loans was approximately 646. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.
        As used herein, the Credit Score of a Mortgage Loan is generally equal to the lower of two credit scores or the middle of three scores for two-file and three-file credit reports, respectively.

Mortgage Loans
        The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.
The Mortgage Pool
Mortgage Rates

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

5.500% or less	45	$13,148,512	3.15%	5.386%	686	$292,189	79.00%	86.33%	56.62%
5.501% to 6.000%	173	42,661,144	10.22	5.868	658	246,596	78.30	80.01	56.43
6.001% to 6.500%	322	76,479,509	18.33	6.314	658	237,514	80.83	60.49	40.01
6.501% to 7.000%	450	91,320,071	21.88	6.825	638	202,933	82.00	57.48	25.61
7.001% to 7.500%	360	65,341,843	15.66	7.304	642	181,505	83.22	44.65	17.16
7.501% to 8.000%	317	53,917,077	12.92	7.798	631	170,085	86.27	44.62	8.02
8.001% to 8.500%	196	26,743,100	6.41	8.299	633	136,444	87.27	41.91	3.45
8.501% to 9.000%	143	18,570,065	4.45	8.788	641	129,861	89.20	26.82	6.64
9.001% to 9.500%	89	10,258,525	2.46	9.272	658	115,264	90.94	21.72	1.43
9.501% to 10.000%	133	10,552,525	2.53	9.796	656	79,342	95.13	17.85	0.00
10.001% to 10.500%	36	2,114,051	0.51	10.318	650	58,724	93.83	22.01	0.00
10.501% to 11.000%	67	3,569,207	0.86	10.880	621	53,272	97.05	42.86	0.00
11.001% to 11.500%	17	700,670	0.17	11.356	648	41,216	99.44	50.01	0.00
11.501% to 12.000%	16	781,573	0.19	11.889	662	48,848	97.31	11.33	0.00
12.001% to 12.500%	8	263,051	0.06	12.308	638	32,881	97.27	25.76	0.00
12.501% to 13.000%	16	496,117	0.12	12.882	628	31,007	98.97	10.83	0.00
13.001% to 13.500%	6	188,450	0.05	13.295	654	31,408	97.03	0.00	0.00
13.501% to 14.000%	5	199,723	0.05	13.709	639	39,945	95.60	20.20	0.00
14.001% to 14.500%	1	30,363	0.01	14.350	623	30,363	100.00	0.00	0.00

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.990% per annum to 14.350% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.193% per annum.
Remaining Months to Stated Maturity

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Remaining	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Terms (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

169 to 180	256	$13,377,889	3.21%	10.039%	650	$52,257	94.92%	44.63%	0.00%
229 to 240	5	417,055	0.10	8.307	717	83,411	82.55	69.72	0.00
289 to 300	2	240,680	0.06	7.917	653	120,340	83.50	100.00	0.00
349 to 360	2,137	403,299,952	96.64	7.097	645	188,722	83.18	53.03	25.63

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans ranged from 171 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 349 months.

Original Mortgage Loan Principal Balances

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original Mortgage	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Principal Balances	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

$50,000 or less	201	$6,711,962	1.61%	10.521%	647	$33,393	95.87%	48.46%	0.00%
$50,001 to $100,000	433	32,677,424	7.83	8.371	648	75,467	88.11	51.39	3.09
$100,001 to $150,000	553	68,859,084	16.50	7.500	639	124,519	83.53	51.21	11.14
$150,001 to $200,000	424	73,534,031	17.62	7.185	642	173,429	83.59	52.03	20.72
$200,001 to $250,000	271	60,502,434	14.50	7.047	638	223,256	82.43	52.77	27.12
$250,001 to $300,000	224	61,224,348	14.67	6.896	645	273,323	82.06	48.70	26.34
$300,001 to $350,000	117	37,966,873	9.10	6.788	645	324,503	83.78	59.27	31.17
$350,001 to $400,000	85	31,706,151	7.60	6.587	660	373,014	83.60	58.94	46.26
$400,001 to $450,000	47	20,009,387	4.79	6.647	656	425,732	83.42	70.09	49.30
$450,001 to $500,000	23	10,950,026	2.62	6.698	653	476,088	83.14	38.72	52.30
$500,001 to $550,000	7	3,610,819	0.87	6.327	686	515,831	70.89	43.13	57.32
$550,001 to $600,000	6	3,441,134	0.82	7.561	644	573,522	80.68	16.74	16.74
$600,001 to $650,000	5	3,221,760	0.77	7.390	708	644,352	84.07	60.11	40.08
$650,001 to $700,000	2	1,318,039	0.32	6.270	675	659,019	79.41	50.38	0.00
$700,001 to $750,000	1	732,104	0.18	7.500	676	732,104	81.33	0.00	0.00
$850,001 to $900,000	1	870,000	0.21	5.700	629	870,000	66.92	100.00	100.00

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $9,807 to approximately $870,000 and the average outstanding principal balance of the Mortgage Loans was approximately $173,890.
Product Types

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Product Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

15 Year Fixed Loans	32	$2,158,153	0.52%	7.610%	656	$67,442	78.29%	64.59%	0.00%
20 Year Fixed Loans	5	417,055	0.10	8.307	717	83,411	82.55	69.72	0.00
25 Year Fixed Loans	2	240,680	0.06	7.917	653	120,340	83.50	100.00	0.00
30 Year Fixed Loans	319	52,327,097	12.54	7.154	666	164,035	78.55	57.71	9.74
1/29 LIBOR Loans	1	71,845	0.02	8.500	668	71,845	95.00	0.00	0.00
2/28 LIBOR Loans	1,466	276,352,804	66.22	7.239	637	188,508	84.52	49.65	20.30
3/27 LIBOR Loans	147	28,877,715	6.92	6.720	641	196,447	82.42	54.89	36.00
5/25 LIBOR Loans	11	2,347,870	0.56	6.353	670	213,443	79.90	67.44	67.06
5/25 Treasury Loans	193	43,322,621	10.38	6.409	674	224,470	80.86	66.99	69.68
Balloon Loans	224	11,219,737	2.69	10.506	649	50,088	98.12	40.79	0.00

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Amortization Type

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Amortization Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fully Amortizing	1,767	$302,769,520	72.55%	7.313%	639	$171,347	83.47%	50.34%	0.00%
Balloon	224	11,219,737	2.69	10.506	649	50,088	98.12	40.79	0.00
24 Month Interest-Only	89	23,513,801	5.63	6.389	649	264,200	81.93	78.98	100.00
36 Month Interest-Only	7	1,804,300	0.43	6.542	652	257,757	79.10	88.41	100.00
60 Month Interest-Only	313	78,028,219	18.70	6.505	668	249,291	82.37	55.41	100.00

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Adjustment Type

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

ARM	1,818	$350,972,856	84.10%	7.088%	642	$193,054	83.87%	52.33%	27.99%
Fixed Rate	582	66,362,720	15.90	7.745	663	114,025	81.89	55.30	7.68

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

State Distributions of Mortgaged Properties

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Alabama	2	$152,828	0.04%	7.649%	602	$76,414	87.45%	100.00%	0.00%
Arizona	79	12,222,734	2.93	7.002	647	154,718	84.76	59.51	37.65
Arkansas	6	687,884	0.16	7.431	646	114,647	87.02	58.83	0.00
California	602	148,232,290	35.52	6.682	648	246,233	80.37	56.68	38.12
Colorado	90	14,905,751	3.57	7.348	643	165,619	86.11	45.09	33.44
Connecticut	35	5,631,200	1.35	7.513	634	160,891	82.01	54.76	0.00
Delaware	3	443,282	0.11	7.486	620	147,761	85.57	87.72	0.00
District of Columbia	2	429,923	0.10	6.877	668	214,962	84.00	0.00	80.01
Florida	430	56,776,302	13.60	7.574	633	132,038	82.94	40.22	17.54
Georgia	59	8,690,460	2.08	7.692	644	147,296	89.14	40.03	14.33
Hawaii	6	1,314,119	0.31	6.881	678	219,020	78.24	76.06	24.96
Idaho	6	425,449	0.10	8.511	630	70,908	82.04	94.37	30.07
Illinois	105	18,584,553	4.45	7.739	637	176,996	88.87	64.91	10.69
Indiana	29	2,582,119	0.62	8.201	637	89,039	90.06	40.28	0.00
Iowa	21	1,946,847	0.47	7.522	648	92,707	84.48	90.13	3.21
Kansas	14	1,630,991	0.39	7.580	624	116,499	91.23	60.75	13.91
Kentucky	12	1,276,614	0.31	7.542	635	106,384	85.60	76.30	14.38
Louisiana	17	1,872,065	0.45	8.128	636	110,121	87.97	36.83	13.72
Maine	1	119,756	0.03	5.900	583	119,756	66.67	100.00	0.00
Maryland	67	12,746,870	3.05	7.496	638	190,252	83.94	50.12	13.68
Massachusetts	62	15,609,379	3.74	7.020	653	251,764	81.32	55.90	24.40
Michigan	48	6,417,675	1.54	7.737	642	133,702	90.53	58.96	5.22
Minnesota	32	5,411,151	1.30	7.061	662	169,098	86.50	66.90	25.59
Mississippi	3	504,481	0.12	7.070	606	168,160	98.79	100.00	35.68
Missouri	25	2,655,254	0.64	7.637	635	106,210	91.41	69.10	11.31
Nebraska	10	1,091,368	0.26	6.935	652	109,137	91.21	88.40	11.63
Nevada	46	8,800,689	2.11	7.179	656	191,319	84.06	45.50	27.88
New Hampshire	16	2,502,516	0.60	7.299	650	156,407	76.57	46.15	15.31

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

New Jersey	35	8,116,997	1.94	7.451	644	231,914	83.67	57.86	10.72
New Mexico	4	557,212	0.13	8.159	644	139,303	83.40	0.00	0.00
New York	40	10,071,417	2.41	7.546	669	251,785	87.31	54.39	0.00
North Carolina	37	4,349,118	1.04	7.878	664	117,544	91.20	33.15	5.90
North Dakota	1	60,978	0.01	7.990	643	60,978	100.00	100.00	0.00
Ohio	35	4,226,146	1.01	8.359	664	120,747	91.19	30.68	1.78
Oklahoma	12	1,175,254	0.28	7.811	639	97,938	89.38	60.33	0.00
Oregon	23	3,280,604	0.79	7.015	616	142,635	82.65	54.67	10.99
Pennsylvania	33	3,660,873	0.88	7.653	634	110,936	89.21	54.22	0.00
Rhode Island	8	1,780,910	0.43	7.227	678	222,614	83.53	32.53	21.99
South Carolina	9	946,478	0.23	8.037	672	105,164	94.10	18.00	0.00
Tennessee	24	2,592,282	0.62	7.804	656	108,012	86.74	40.77	2.39
Texas	137	14,417,562	3.45	7.912	660	105,238	87.30	39.46	10.38
Utah	19	2,825,347	0.68	7.481	664	148,702	89.65	45.65	26.72
Vermont	1	260,495	0.06	7.300	610	260,495	79.82	0.00	0.00
Virginia	57	10,148,464	2.43	7.063	640	178,043	82.99	53.29	31.50
Washington	77	12,144,461	2.91	7.012	648	157,720	83.63	67.40	34.41
Wisconsin	20	3,056,427	0.73	7.308	647	152,821	87.44	70.59	5.57

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        No more than approximately 0.37% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.
Original Loan-to-Value Ratios

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan-to-Value Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

50.00% or less	35	$5,491,967	1.32%	6.882%	638	$156,913	40.26%	48.13%	14.40%
50.01% to 55.00%	13	2,820,658	0.68	7.048	615	216,974	52.69	39.70	0.00
55.01% to 60.00%	17	3,103,127	0.74	6.587	621	182,537	58.71	67.59	7.56
60.01% to 65.00%	51	10,634,924	2.55	6.933	600	208,528	63.04	48.86	20.35
65.01% to 70.00%	78	15,789,436	3.78	6.743	620	202,429	68.35	62.73	27.05
70.01% to 75.00%	84	15,455,078	3.70	6.921	619	183,989	74.05	59.77	11.31
75.01% to 80.00%	876	172,915,476	41.43	6.795	654	197,392	79.79	40.70	32.18
80.01% to 85.00%	174	37,254,235	8.93	7.007	638	214,105	84.30	68.50	32.55
85.01% to 90.00%	325	64,373,976	15.42	7.057	633	198,074	89.59	74.71	29.67
90.01% to 95.00%	306	43,134,463	10.34	8.429	672	140,962	94.81	39.09	5.25
95.01% to 100.00%	441	46,362,236	11.11	8.254	646	105,130	99.87	63.24	10.78

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.63% to 100.00%. With respect to the Mortgage Loans that are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for the Mortgage Loans. Approximately 2.99% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans is approximately 97.95%. The weighted average Second Lien Ratio for the Mortgage Loans in a second lien position is approximately 20.40%.

Mortgage Insurance

			Aggregate					Weighted	Average	Weighted
	Number of		Principal		Percent of		Weighted	Average	Principal	Average
	Mortgage		Balance		Mortgage		Average	Credit	Balance	Original	Percent	Percent
Mortgage Insurance	Loans		Outstanding		Pool		Coupon	Score	Outstanding	LTV	Full Doc	IO

MGIC*	981	**	$190,881,649	**	45.74	%**	6.992%	638	$194,579	84.70%	61.65%	27.89%
PMI*	979	**	185,077,129	**	44.35	**	7.091	658	189,047	82.76	45.31	25.70
No Insurance	440		41,376,798		9.91		8.572	626	94,038	81.83	45.53	6.15

Total	2,400		$417,335,576		100.00%		7.193%	646	$173,890	83.56%	52.81%	24.76%

*	Premium paid from collections on the Mortgage Loans.

**	The aggregate percentage of Mortgage Loans covered by the policies issued by Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co. is subject to a variance of not greater than 1% of the aggregate Principal Balance of the Mortgage Loans; notwithstanding any such variance, the aggregate percentage of the Mortgage Loans covered by such policies will not be less than 89.09%.
Loan Purpose

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Purpose	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Purchase	1,382	$223,764,902	53.62%	7.352%	663	$161,914	85.53%	40.47%	26.97%
Refinance— Cashout	942	180,739,485	43.31	7.009	626	191,868	81.30	65.86	21.94
Refinance— Rate Term	76	12,831,188	3.07	6.997	625	168,831	80.88	83.90	25.98

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Types of Mortgaged Properties

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Property Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Single Family	1,745	$297,955,145	71.39%	7.135%	641	$170,748	82.98%	53.61%	22.70%
Two- to Four-Family	216	44,255,918	10.60	7.703	674	204,889	84.85	46.79	18.74
Planned Unit Development	243	41,413,215	9.92	7.230	648	170,425	85.68	48.40	30.94
Condominium	192	32,835,567	7.87	6.996	652	171,019	84.17	57.88	42.88
Townhouse	3	676,355	0.16	6.415	666	225,452	93.69	100.00	49.23
Manufactured Housing	1	199,377	0.05	6.990	768	199,377	85.11	100.00	100.00

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Documentation Summary

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
Full Documentation	343	$71,599,553	17.16%	6.759%	617	$208,745	84.68%	100.00%	26.25%
Stated Income Documentation	239	41,162,527	9.86	7.545	649	172,228	76.61	0.00	0.00
Easy Documentation	5	1,204,480	0.29	6.983	609	240,896	83.60	0.00	0.00

Sub-total:	587	$113,966,559	27.31%	7.045%	629	$194,151	81.75%	62.83%	16.49%

Fieldstone Underwriting
Full Documentation	364	$71,777,890	17.20%	6.772%	654	$197,192	84.49%	100.00%	43.96%
Stated Income Documentation	91	20,546,079	4.92	6.822	704	225,781	79.36	0.00	47.09
24 Month Bank Statements	38	9,721,054	2.33	6.885	636	255,817	83.95	0.00	30.15
12 Month Bank Statements	22	5,460,691	1.31	6.912	679	248,213	82.24	0.00	56.79

Sub-total:	515	$107,505,713	25.76%	6.799%	663	$208,749	83.35%	66.77%	43.96%

CIT Underwriting
Stated Income Documentation	219	$28,275,935	6.78%	8.717%	688	$129,114	93.60%	0.00%	0.00%
No Income Verification	70	12,728,737	3.05	8.178	687	181,839	91.71	0.00	0.00
Full Documentation	85	10,882,845	2.61	7.768	692	128,033	91.67	100.00	0.00

Sub-total:	374	$51,887,517	12.43%	8.386%	689	$138,737	92.73%	20.97%	0.00%

Other Underwriting
Full Documentation	446	$65,299,231	15.65%	6.993%	615	$146,411	82.32%	100.00%	19.98%
Stated Income
Documentation	375	61,997,400	14.86	7.291	648	165,326	80.96	0.00	32.47
All Other Documentation	103	16,679,156	4.00	7.448	627	161,934	83.16	4.88	24.63

Sub-total:	924	$143,975,787	34.50%	7.174%	631	$155,818	81.83%	45.92%	25.90%

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Occupancy Types

		Aggregate			Weighted	Average
	Number of	Principal	Percent of	Weighted	Average	Principal
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Occupancy	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Primary	1,992	$356,961,373	85.53%	7.016%	640	$179,197	82.84%	55.48%	26.85%
Second Home	273	35,438,698	8.49	8.801	685	129,812	92.86	20.67	0.88
Investment	135	24,935,505	5.97	7.441	673	184,707	80.51	60.18	28.87

Total	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Mortgage Loan Age Summary

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Mortgage Loan	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Age (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

1	132	$17,847,000	4.28%	7.456%	628	$135,205	83.01%	53.28%	19.54%
2	870	153,437,003	36.77	7.174	627	176,364	81.71	58.13	17.57
3	217	37,671,304	9.03	6.704	634	173,600	82.44	51.84	28.88
4	49	10,633,672	2.55	6.482	641	217,014	81.26	34.94	33.22
5	79	16,262,078	3.90	6.905	657	205,849	79.42	19.46	51.08
6	29	4,439,231	1.06	7.084	657	153,077	81.79	38.36	34.38
7	466	61,973,486	14.85	8.293	672	132,990	91.07	28.61	2.26
8	302	60,816,307	14.57	6.965	661	201,378	83.17	67.24	35.45
9	255	53,866,204	12.91	6.718	663	211,240	83.37	64.87	47.72
10	1	389,291	0.09	8.470	723	389,291	90.00	0.00	0.00

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 5 months.
Prepayment Charges

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Prepayment Charge Term	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
(Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

None	507	$77,582,314	18.59%	7.952%	657	$153,022	87.17%	40.52%	10.90%
6	13	1,499,605	0.36	7.861	628	115,354	94.91	61.41	0.00
12	105	22,426,905	5.37	7.209	643	213,590	83.94	60.56	20.13
24	1,123	200,475,201	48.04	7.107	633	178,518	83.60	52.37	23.71
30	13	2,539,692	0.61	6.580	674	195,361	93.24	73.63	37.14
36	635	112,475,004	26.95	6.820	662	177,126	80.54	59.91	37.25
60	4	336,855	0.08	8.182	613	84,214	84.33	58.49	0.00

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        The weighted average prepayment charge term at origination with respect to the Mortgage Loans having prepayment charges is approximately 27 months.

Credit Scores

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Credit Scores	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

500	2	$137,424	0.03%	8.249%	500	$68,712	74.26%	100.00%	0.00%
501 to 525	29	4,920,680	1.18	8.466	515	169,679	73.11	59.06	0.00
526 to 550	75	14,179,394	3.40	7.493	539	189,059	75.67	69.86	4.35
551 to 575	140	26,615,234	6.38	7.272	564	190,109	79.95	80.94	4.67
576 to 600	248	41,276,031	9.89	7.221	589	166,436	83.90	78.04	13.07
601 to 625	392	67,183,161	16.10	7.198	614	171,386	85.95	66.14	19.65
626 to 650	470	77,597,045	18.59	7.258	637	165,100	83.43	48.42	29.94
651 to 675	386	62,693,759	15.02	7.223	663	162,419	83.24	33.46	31.74
676 to 700	277	50,339,145	12.06	7.084	686	181,730	84.52	39.38	35.71
701 to 725	192	36,256,305	8.69	6.994	712	188,835	84.43	47.41	32.10
726 to 750	86	17,927,585	4.30	7.085	737	208,460	83.83	31.82	32.32
751 to 775	67	11,824,325	2.83	6.858	762	176,482	85.06	48.29	24.29
776 to 798	36	6,385,489	1.53	6.765	784	177,375	85.36	35.33	23.17

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

        The Credit Scores of the Mortgage Loans as of the Cut-off Date ranged from 500 to 798 and the weighted average Credit Score of the Mortgage Loans as of the Cut-off Date was approximately 646.
Credit Grade Summary

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
A+	485	$94,633,024	22.68%	7.018%	636	$195,120	83.14%	62.08%	19.43%
A	46	9,157,073	2.19	6.914	590	199,067	79.39	82.89	4.43
A-	33	5,396,200	1.29	7.354	602	163,521	72.93	53.62	0.00
B	15	3,222,962	0.77	7.190	596	214,864	75.20	53.49	0.00
C	7	1,367,837	0.33	8.103	598	195,405	58.02	46.84	0.00
C-	1	189,464	0.05	8.150	561	189,464	39.58	0.00	0.00

Sub-total	587	$113,966,559	27.31%	7.045%	629	$194,151	81.75%	62.83%	16.49%

Fieldstone Underwriting
A+	70	$11,053,802	2.65%	7.304%	635	$157,911	99.27%	83.55%	31.87%
A	427	93,459,219	22.39	6.712	670	218,874	81.67	63.93	46.30
A-	6	1,591,081	0.38	7.103	567	265,180	79.69	100.00	22.94
B+	4	463,397	0.11	7.816	549	115,849	82.31	100.00	0.00
B	5	488,545	0.12	8.524	545	97,709	84.32	59.32	20.88
C	3	449,668	0.11	8.388	519	149,889	54.13	100.00	0.00

Sub-total:	515	$107,505,713	25.76%	6.799%	663	$208,749	83.35%	66.77%	43.96%

CIT Underwriting
AA	85	$10,343,914	2.48%	7.598%	714	$121,693	91.15%	24.39%	0.00%
A	287	41,357,345	9.91	8.580	683	144,102	93.15	19.91	0.00
B+	2	186,258	0.04	9.021	616	93,129	86.64	67.24	0.00

Sub-total:	374	$51,887,517	12.43%	8.386%	689	$138,737	92.73%	20.97%	0.00%

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Other Underwriting
All Other Credit Grades	924	$143,975,787	34.50%	7.174%	631	$155,818	81.83%	45.92%	25.90%
Sub-total:	924	$143,975,787	34.50%	7.174%	631	$155,818	81.83%	45.92%	25.90%

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

Gross Margins
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Gross	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Margins	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

3.501% to 4.000%	2	$510,759	0.15%	5.321%	693	$255,379	80.00%	100.00%	64.22%
4.001% to 4.500%	10	2,362,825	0.67	5.562	678	236,282	84.19	80.43	42.40
4.501% to 5.000%	29	6,139,928	1.75	6.012	666	211,722	83.36	68.50	30.60
5.001% to 5.500%	278	65,693,087	18.72	6.238	669	236,306	81.83	52.59	56.08
5.501% to 6.000%	322	60,956,279	17.37	6.922	642	189,305	85.70	66.56	35.70
6.001% to 6.500%	254	47,128,374	13.43	7.147	637	185,545	83.14	43.36	27.06
6.501% to 7.000%	683	131,834,195	37.56	7.185	627	193,022	82.49	56.45	16.31
7.001% to 7.500%	93	14,808,790	4.22	8.241	645	159,234	88.60	30.77	6.33
7.501% to 8.000%	74	11,617,207	3.31	8.846	659	156,989	91.00	17.10	10.75
8.001% to 8.500%	48	6,475,268	1.84	9.355	665	134,901	93.82	5.35	0.00
8.501% to 9.000%	23	3,036,952	0.87	9.800	639	132,041	91.50	4.14	0.00
9.001% to 9.500%	2	409,194	0.12	9.848	615	204,597	90.84	16.75	0.00

Total:	1,818	$350,972,856	100.00%	7.088%	642	$193,054	83.87%	52.33%	27.99%

        As of the Cut-off Date, the gross margins for the Adjustable Rate Mortgage Loans ranged from 3.990% per annum to 9.270% per annum and the weighted average gross margin for the Adjustable Rate Mortgage Loans was approximately 6.401% per annum.
Maximum Mortgage Rates
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Maximum	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

11.000% or less	2	$461,245	0.13%	4.994%	726	$230,623	67.30%	39.62%	0.00%
11.001% to 11.500%	36	9,412,843	2.68	5.519	690	261,468	81.19	76.58	51.31
11.501% to 12.000%	108	26,845,309	7.65	5.849	666	248,568	80.56	71.74	63.00
12.001% to 12.500%	200	49,500,405	14.10	6.283	659	247,502	81.42	51.69	48.42
12.501% to 13.000%	231	49,207,229	14.02	6.641	648	213,018	83.04	58.68	50.57
13.001% to 13.500%	250	47,948,221	13.66	7.022	641	191,793	85.76	61.38	31.96
13.501% to 14.000%	368	70,491,388	20.08	7.262	623	191,553	84.69	58.28	8.93
14.001% to 14.500%	258	42,832,112	12.20	7.626	637	166,016	84.55	45.57	6.78
14.501% to 15.000%	165	26,530,479	7.56	8.103	636	160,791	85.42	25.60	8.11
15.001% to 15.500%	104	14,882,046	4.24	8.692	638	143,097	86.18	19.38	3.41
15.501% to 16.000%	76	10,036,720	2.86	9.124	627	132,062	88.69	23.85	4.75
16.001% to 16.500%	14	1,869,742	0.53	9.585	610	133,553	78.04	24.72	0.00
16.501% to 17.000%	4	663,376	0.19	9.857	527	165,844	76.15	0.00	0.00
17.501% to 18.000%	2	291,741	0.08	10.740	508	145,870	77.74	0.00	0.00

Total:	1,818	$350,972,856	100.00%	7.088%	642	$193,054	83.87%	52.33%	27.99%

        As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 10.990% per annum to 17.850% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans was 13.453% per annum.
Next Rate Adjustment Date
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Next Rate	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Date	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

August 2005	1	$71,845	0.02%	8.500%	668	$71,845	95.00%	0.00%	0.00%
June 2006	81	16,441,561	4.68	7.286	643	202,982	90.70	71.79	26.14
July 2006	114	22,728,265	6.48	7.313	640	199,371	89.48	63.17	32.87
August 2006	329	50,426,362	14.37	8.261	671	153,272	91.85	24.58	2.39
September 2006	13	2,042,275	0.58	7.398	660	157,098	84.65	25.23	31.45
October 2006	48	9,347,106	2.66	6.932	654	194,731	80.33	23.03	50.39
November 2006	32	7,394,760	2.11	6.352	635	231,086	80.87	33.91	34.33
December 2006	139	29,560,983	8.42	6.416	631	212,669	81.43	49.76	29.83
January 2007	639	126,137,316	35.94	7.076	624	197,398	81.33	57.15	19.34
February 2007	71	12,274,176	3.50	7.239	626	172,876	82.66	54.47	16.47
June 2007	5	878,876	0.25	6.906	609	175,775	96.13	82.71	34.76
July 2007	11	2,036,882	0.58	6.896	650	185,171	90.66	95.75	39.18
August 2007	10	1,509,418	0.43	7.263	662	150,942	84.19	47.69	0.00
September 2007	11	1,864,382	0.53	6.838	656	169,489	78.60	36.47	31.80
October 2007	21	4,538,197	1.29	6.842	662	216,105	80.47	9.34	59.19
November 2007	6	1,759,853	0.50	6.228	637	293,309	80.00	35.54	21.59
December 2007	15	3,604,374	1.03	6.014	637	240,292	79.60	63.34	54.23
January 2008	51	9,731,678	2.77	6.748	634	190,817	82.75	72.53	22.73
February 2008	17	2,954,055	0.84	7.071	624	173,768	80.92	46.82	49.64
June 2009	127	28,450,508	8.11	6.380	675	224,020	81.56	67.53	70.19
July 2009	66	14,872,113	4.24	6.465	672	225,335	79.53	65.95	68.69
August 2009	2	519,644	0.15	6.239	667	259,822	74.91	100.00	37.04
September 2009	1	121,600	0.03	6.250	647	121,600	80.00	100.00	100.00
October 2009	4	1,007,160	0.29	6.648	687	251,790	80.00	35.66	90.51
November 2009	1	348,800	0.10	5.375	678	348,800	80.00	100.00	100.00
January 2010	2	219,403	0.06	7.238	611	109,702	84.99	46.95	0.00
February 2010	1	131,263	0.04	5.750	649	131,263	90.00	100.00	0.00

Total:	1,818	$350,972,856	100.00%	7.088%	642	$193,054	83.87%	52.33%	27.99%

Originator

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Originator	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont	587	$113,966,559	27.31%	7.045%	629	$194,151	81.75%	62.83%	16.49%
Fieldstone	515	107,505,713	25.76	6.799	663	208,749	83.35	66.77	43.96
CIT	374	51,887,517	12.43	8.386	689	138,737	92.73	20.97	0.00
Other (less than 10.00% each)	924	143,975,787	34.50	7.174	631	155,818	81.83	45.92	25.90

Total:	2,400	$417,335,576	100.00%	7.193%	646	$173,890	83.56%	52.81%	24.76%

The Group One Mortgage Loans
Mortgage Rates for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

5.500% or less	19	$4,178,541	2.11%	5.338%	647	$219,923	73.26%	75.82%	30.86%
5.501% to 6.000%	61	12,384,481	6.25	5.895	635	203,024	77.49	91.99	45.88
6.001% to 6.500%	145	27,158,190	13.71	6.349	646	187,298	80.41	77.32	31.58
6.501% to 7.000%	251	45,261,978	22.86	6.841	626	180,327	80.82	69.57	16.01
7.001% to 7.500%	206	31,968,669	16.14	7.308	640	155,188	83.74	54.76	10.85
7.501% to 8.000%	193	27,727,559	14.00	7.782	636	143,666	87.33	54.38	6.06
8.001% to 8.500%	148	18,942,276	9.57	8.315	644	127,988	87.87	46.52	2.98
8.501% to 9.000%	106	13,227,888	6.68	8.794	644	124,791	89.38	22.61	6.34
9.001% to 9.500%	71	7,728,897	3.90	9.282	659	108,858	92.47	21.57	1.90
9.501% to 10.000%	74	6,516,650	3.29	9.744	661	88,063	95.25	9.27	0.00
10.001% to 10.500%	12	972,159	0.49	10.278	634	81,013	93.03	6.64	0.00
10.501% to 11.000%	23	984,281	0.50	10.944	630	42,795	99.80	38.36	0.00
11.001% to 11.500%	3	79,802	0.04	11.299	653	26,601	98.97	49.84	0.00
11.501% to 12.000%	8	381,574	0.19	11.888	688	47,697	96.36	5.65	0.00
12.001% to 12.500%	3	72,358	0.04	12.294	683	24,119	95.98	0.00	0.00
12.501% to 13.000%	6	169,196	0.09	12.745	642	28,199	97.78	0.00	0.00
13.001% to 13.500%	4	122,322	0.06	13.211	661	30,580	96.31	0.00	0.00
13.501% to 14.000%	3	148,770	0.08	13.716	639	49,590	95.00	27.11	0.00

Total:	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        As of the Cut-off Date, the Mortgage Rates of the Group One Mortgage Loans ranged from 4.990% per annum to 13.750% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 7.417% per annum.
Remaining Months to Stated Maturity for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Remaining	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Terms (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

169 to 180	84	$3,858,960	1.95%	9.659%	647	$45,940	91.91%	48.16%	0.00%
229 to 240	3	240,396	0.12	9.461	692	80,132	90.81	61.99	0.00
289 to 300	1	99,728	0.05	6.400	673	99,728	80.00	100.00	0.00
349 to 360	1,248	193,826,509	97.88	7.370	639	155,310	84.03	57.86	15.22

Total:	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        As of the Cut-off Date, the remaining terms to stated maturity of the Group One Mortgage Loans ranged from 171 months to 359 months and the weighted average remaining term to stated maturity of the Group One Mortgage Loans was approximately 351 months.

Original Mortgage Loan Principal Balances for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original Mortgage	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Principal Balances	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

$50,000 or less	81	$2,700,114	1.36%	10.505%	650	$33,335	97.06%	42.43%	0.00%
$50,001 to $100,000	318	24,067,189	12.15	8.220	648	75,683	88.03	51.61	2.30
$100,001 to $150,000	430	53,777,226	27.16	7.538	641	125,063	83.83	48.12	9.55
$150,001 to $200,000	199	34,051,609	17.20	7.224	643	171,114	83.78	60.80	13.36
$200,001 to $250,000	128	28,519,410	14.40	7.102	625	222,808	81.56	64.97	20.13
$250,001 to $300,000	103	27,962,331	14.12	6.981	636	271,479	83.24	65.47	25.28
$300,001 to $350,000	50	16,307,007	8.23	7.067	622	326,140	84.36	72.03	22.51
$350,001 to $400,000	18	6,545,788	3.31	7.108	675	363,655	83.80	38.23	22.52
$400,001 to $450,000	7	2,995,865	1.51	7.386	654	427,981	83.29	85.62	43.48
$450,001 to $500,000	1	456,349	0.23	7.750	569	456,349	90.00	100.00	0.00
$600,001 to $650,000	1	642,703	0.32	9.350	716	642,703	95.00	0.00	0.00

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        As of the Cut-off Date, the outstanding principal balances of the Group One Mortgage Loans ranged from approximately $9,807 to approximately $642,703 and the average outstanding principal balance of the Group One Mortgage Loans was approximately $148,223.
Product Types for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Product Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

15 Year Fixed Loans	18	$1,127,174	0.57%	7.423%	652	$62,621	73.59%	80.76%	0.00%
20 Year Fixed Loans	3	240,396	0.12	9.461	692	80,132	90.81	61.99	0.00
25 Year Fixed Loans	1	99,728	0.05	6.400	673	99,728	80.00	100.00	0.00
30 Year Fixed Loans	158	20,282,763	10.24	7.513	649	128,372	79.93	64.70	6.98
1/29 LIBOR Loans	1	71,845	0.04	8.500	668	71,845	95.00	0.00	0.00
2/28 LIBOR Loans	934	147,421,885	74.45	7.467	635	157,839	85.14	55.25	11.18
3/27 LIBOR Loans	73	11,656,177	5.89	6.757	641	159,674	82.90	64.51	21.70
5/25 LIBOR Loans	2	299,416	0.15	6.526	666	149,708	79.77	34.41	65.59
5/25 Treasury Loans	80	14,094,422	7.12	6.675	660	176,180	79.21	70.55	62.90
Balloon Loans	66	2,731,786	1.38	10.582	644	41,391	99.47	34.71	0.00

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Amortization Type for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Amortization Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fully Amortizing	1,126	$165,798,591	83.73%	7.499%	636	$147,246	84.33%	55.33%	0.00%
Balloon	66	2,731,786	1.38	10.582	644	41,391	99.47	34.71	0.00
24 Month Interest-Only	38	7,982,219	4.03	6.392	637	210,058	82.33	95.33	100.00
36 Month Interest-Only	2	303,600	0.15	5.833	637	151,800	79.48	100.00	100.00
60 Month Interest-Only	104	21,209,396	10.71	6.775	660	203,937	81.82	64.41	100.00

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Adjustment Type for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

ARM	1,090	$173,543,745	87.64%	7.354%	638	$159,214	84.50%	57.06%	16.18%
Fixed Rate	246	24,481,847	12.36	7.866	649	99,520	81.93	62.21	5.78

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

State Distributions of Mortgaged Properties for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Alabama	2	$152,828	0.08%	7.649%	602	$76,414	87.45%	100.00%	0.00%
Arizona	50	7,000,378	3.54	7.146	635	140,008	86.01	68.74	27.37
Arkansas	5	499,604	0.25	7.519	655	99,921	82.13	43.31	0.00
California	247	53,064,579	26.80	6.817	629	214,836	78.69	65.12	24.71
Colorado	45	6,612,120	3.34	7.365	642	146,936	86.07	45.01	34.11
Connecticut	23	3,320,916	1.68	7.543	633	144,388	82.94	63.48	0.00
Delaware	3	443,282	0.22	7.486	620	147,761	85.57	87.72	0.00
Florida	198	23,835,887	12.04	7.599	629	120,383	82.57	47.28	10.52
Georgia	47	6,553,320	3.31	7.887	642	139,432	89.17	34.68	10.02
Hawaii	3	534,011	0.27	6.837	725	178,004	77.35	74.75	0.00
Idaho	6	425,449	0.21	8.511	630	70,908	82.04	94.37	30.07
Illinois	78	12,670,228	6.40	7.897	639	162,439	89.18	66.12	5.85
Indiana	17	1,445,819	0.73	8.511	672	85,048	92.46	23.45	0.00
Iowa	14	1,343,638	0.68	7.344	647	95,974	83.56	100.00	0.00
Kansas	9	955,091	0.48	7.572	634	106,121	88.82	60.56	23.75
Kentucky	6	635,595	0.32	7.568	652	105,933	90.87	81.28	0.00
Louisiana	17	1,872,065	0.95	8.128	636	110,121	87.97	36.83	13.72
Maine	1	119,756	0.06	5.900	583	119,756	66.67	100.00	0.00
Maryland	36	5,057,590	2.55	7.726	649	140,489	85.82	59.36	7.22
Massachusetts	32	7,808,956	3.94	7.278	641	244,030	80.22	76.98	22.57
Michigan	42	5,246,979	2.65	7.830	647	124,928	90.78	64.37	6.38
Minnesota	24	4,142,308	2.09	7.199	660	172,596	86.37	65.92	20.59
Mississippi	2	324,481	0.16	7.358	580	162,240	98.12	100.00	0.00
Missouri	16	1,779,030	0.90	7.538	640	111,189	93.53	62.13	8.63
Nebraska	5	637,485	0.32	7.123	622	127,497	96.34	100.00	19.92
Nevada	29	4,953,440	2.50	7.511	663	170,808	85.37	44.42	30.74
New Hampshire	9	1,310,716	0.66	7.214	630	145,635	72.39	68.91	0.00
New Jersey	15	2,269,594	1.15	7.761	652	151,306	83.29	51.41	0.00
New Mexico	3	377,953	0.19	7.878	630	125,984	75.52	0.00	0.00
New York	23	5,130,532	2.59	7.541	646	223,067	86.65	66.26	0.00
North Carolina	28	2,957,939	1.49	8.094	672	105,641	91.68	30.09	0.00
North Dakota	1	60,978	0.03	7.990	643	60,978	100.00	100.00	0.00
Ohio	33	4,045,616	2.04	8.331	666	122,594	91.38	27.59	1.86
Oklahoma	10	908,505	0.46	7.745	620	90,850	86.87	78.04	0.00
Oregon	14	2,254,538	1.14	6.806	615	161,038	84.66	62.40	8.71
Pennsylvania	26	2,673,848	1.35	7.748	625	102,840	89.90	53.35	0.00
Rhode Island	5	1,093,060	0.55	7.628	655	218,612	85.74	34.27	19.03
South Carolina	7	540,106	0.27	8.379	654	77,158	90.79	31.55	0.00
Tennessee	23	2,396,443	1.21	7.871	665	104,193	88.10	44.10	2.59

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Texas	90	8,223,195	4.15	8.192	668	91,369	88.98	37.64	4.15
Utah	12	1,452,528	0.73	7.836	639	121,044	92.39	51.90	8.48
Vermont	1	260,495	0.13	7.300	610	260,495	79.82	0.00	0.00
Virginia	42	5,905,893	2.98	7.131	632	140,617	83.58	58.98	16.25
Washington	24	2,930,698	1.48	7.490	644	122,112	84.68	72.30	14.91
Wisconsin	13	1,798,120	0.91	7.765	628	138,317	90.80	67.53	9.47

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        No more than approximately 0.46% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code area.
Original Loan-To-Value Ratios for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan-to-Value Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

50.00% or less	23	$3,293,894	1.66%	6.981%	637	$143,213	38.16%	44.89%	18.85%
50.01% to 55.00%	7	1,426,685	0.72	7.421	574	203,812	52.79	57.09	0.00
55.01% to 60.00%	13	2,440,422	1.23	6.534	611	187,725	58.80	58.79	9.61
60.01% to 65.00%	38	6,919,176	3.49	6.985	602	182,084	62.91	51.24	12.50
65.01% to 70.00%	45	7,469,375	3.77	7.052	600	165,986	68.56	65.21	15.47
70.01% to 75.00%	53	9,405,100	4.75	6.853	607	177,455	74.22	68.56	5.91
75.01% to 80.00%	397	61,219,193	30.91	6.971	644	154,205	79.67	51.07	21.21
80.01% to 85.00%	102	18,890,792	9.54	7.037	640	185,204	84.32	77.76	29.71
85.01% to 90.00%	184	31,278,159	15.80	7.258	625	169,990	89.65	74.18	16.71
90.01% to 95.00%	239	30,941,815	15.63	8.643	674	129,464	94.94	32.62	1.39
95.01% to 100.00%	235	24,740,980	12.49	8.068	641	105,281	99.80	66.33	7.31

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 21.82% to 100.00%. With respect to the Group One Mortgage Loans that are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for the Group One Mortgage Loans. Approximately 1.80% of the Group One Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for the Group One Mortgage Loans is approximately 98.54%. The weighted average Second Lien Ratio for the Group One Mortgage Loans in a second lien position is approximately 19.43%.
Mortgage Insurance for the Group One Mortgage Loans

		Aggregate					Weighted	Average	Weighted
	Number of	Principal		Percent of		Weighted	Average	Principal	Average
	Mortgage	Balance		Mortgage		Average	Credit	Balance	Original	Percent	Percent
Mortgage Insurance	Loans	Outstanding		Pool		Coupon	Score	Outstanding	LTV	Full Doc	IO

MGIC*	552**	$90,502,286	**	45.70	%**	7.176%	630	$163,953	85.66%	71.48%	17.25%
PMI*	563**	85,243,766	**	43.05	**	7.431	653	151,410	83.69	46.95	14.72
No Insurance	221	22,279,540		11.25		8.340	622	100,812	80.08	42.81	6.01

Total	1,336	$198,025,592		100.00%		7.417%	639	$148,223	84.19%	57.70%	14.89%

*	Premium paid from collections on the Mortgage Loans.

**	Subject to a variance as set forth herein on page S-32.

Loan Purpose for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Purpose	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Refinance— Cashout	626	$112,962,937	57.04%	7.049%	623	$180,452	81.71%	67.78%	18.81%
Purchase	659	77,184,748	38.98	7.980	665	117,124	88.18	40.45	8.91
Refinance— Rate Term	51	7,877,907	3.98	7.167	613	154,469	80.56	81.96	17.39

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Types Of Mortgaged Properties for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Property Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Single Family	960	$137,729,718	69.55%	7.290%	631	$143,468	83.50%	59.65%	13.55%
Two- to Four-Family	172	32,468,651	16.40	7.943	670	188,771	85.04	47.88	16.96
Planned Unit Development	107	14,053,810	7.10	7.577	651	131,344	89.14	52.25	19.47
Condominium	97	13,773,413	6.96	7.286	639	141,994	84.02	66.82	18.78

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Documentation Summary for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
Full Documentation	260	$46,518,973	23.49%	6.851%	609	$178,919	83.79%	100.00%	16.27%
Stated Income Documentation	153	21,549,079	10.88	7.587	640	140,844	74.31	0.00	0.00
Easy Documentation	3	464,002	0.23	6.972	634	154,667	82.52	0.00	0.00

Sub-total	416	$68,532,054	34.61%	7.083%	619	$164,741	80.80%	67.88%	11.05%

Fieldstone Underwriting
Full Documentation	213	$33,772,163	17.05%	7.136%	637	$158,555	84.99%	100.00%	32.51%
Stated Income Documentation	43	8,483,492	4.28	7.076	692	197,291	78.36	0.00	39.49
24 Month Bank Statements	18	3,670,245	1.85	7.509	632	203,902	91.13	0.00	14.89
12 Month Bank Statements	9	1,703,164	0.86	7.023	647	189,240	82.39	0.00	74.16

Sub-total	283	$47,629,064	24.05%	7.150%	647	$168,301	84.19%	70.91%	33.88%

CIT Underwriting
Stated Income Documentation	187	$22,636,575	11.43%	8.845%	687	$121,051	93.89%	0.00%	0.00%
Full Documentation	70	7,912,000	4.00	8.159	683	113,029	93.71	100.00	0.00
No Income Verification	51	7,834,352	3.96	8.360	674	153,615	93.43	0.00	0.00

Sub-total	308	$38,382,927	19.38%	8.605%	683	$124,620	93.76%	20.61%	0.00%

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Other Underwriting
Full Documentation	179	$25,233,931	12.74%	6.904%	608	$140,972	80.82%	100.00%	11.98%
Stated Income Documentation	117	14,219,598	7.18	7.546	650	121,535	80.13	0.00	17.48
All Other Documentation	33	4,028,018	2.03	7.693	619	122,061	85.94	20.22	6.88

Sub-total	329	$43,481,547	21.96%	7.187%	623	$132,163	81.07%	59.91%	13.31%

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Occupancy Types for the Group One Mortgage Loans

		Aggregate			Weighted	Average
	Number of	Principal	Percent of	Weighted	Average	Principal
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Occupancy	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Primary	983	$145,840,444	73.65%	7.128%	624	$148,363	82.78%	64.99%	16.28%
Investment	249	31,573,311	15.94	8.764	684	126,800	93.09	22.26	0.99
Second Home	104	20,611,837	10.41	7.397	674	198,191	80.51	60.35	26.42

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.
Mortgage Loan Age Summary for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Mortgage Loan	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Age (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

1	46	$6,335,659	3.20%	7.638%	620	$137,732	82.75%	52.80%	10.71%
2	459	71,503,934	36.11	7.129	619	155,782	80.72	67.21	11.72
3	115	16,005,047	8.08	6.788	627	139,174	82.22	69.27	13.49
4	18	2,669,403	1.35	6.693	628	148,300	78.25	48.88	18.01
5	36	5,451,925	2.75	7.011	652	151,442	78.04	33.23	20.50
6	18	2,695,716	1.36	7.313	645	149,762	82.85	42.85	20.13
7	330	41,089,565	20.75	8.496	673	124,514	92.43	27.87	0.00
8	170	28,052,578	14.17	7.274	641	165,015	83.85	70.37	25.28
9	143	23,832,475	12.04	7.121	648	166,661	84.60	68.40	37.96
10	1	389,291	0.20	8.470	723	389,291	90.00	0.00	0.00

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        As of the Cut-off Date, the weighted average age of the Group One Mortgage Loans was approximately 5 months.

Prepayment Charges for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Prepayment Charge	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Term (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

None	301	$38,755,170	19.57%	8.167%	655	$128,755	88.47%	42.11%	6.48%
6	7	666,747	0.34	7.944	633	95,250	96.36	52.72	0.00
12	69	13,295,564	6.71	7.347	624	192,689	84.27	72.41	8.62
24	664	102,507,103	51.76	7.295	629	154,378	83.83	58.99	13.44
30	8	1,247,246	0.63	7.070	670	155,906	94.12	83.40	23.92
36	287	41,553,763	20.98	7.043	653	144,787	80.55	63.64	28.31

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        The weighted average prepayment charge term at origination with respect to the Group One Mortgage Loans having prepayment charges is approximately 26 months.
Credit Scores for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Credit Scores	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

500	1	$101,467	0.05%	8.125%	500	$101,467	80.00%	100.00%	0.00%
501 to 525	16	2,760,392	1.39	8.262	515	172,525	69.49	67.80	0.00
526 to 550	44	7,658,579	3.87	7.436	540	174,059	72.94	82.94	3.29
551 to 575	94	16,963,245	8.57	7.091	564	180,460	79.27	89.96	4.03
576 to 600	136	20,116,201	10.16	7.170	589	147,913	83.41	88.50	13.34
601 to 625	225	33,890,949	17.11	7.316	614	150,626	86.74	68.07	14.99
626 to 650	268	37,942,729	19.16	7.574	637	141,577	85.10	49.34	15.16
651 to 675	216	29,960,740	15.13	7.484	663	138,707	84.63	44.89	17.49
676 to 700	137	20,308,453	10.26	7.352	687	148,237	85.03	34.67	27.72
701 to 725	99	13,861,718	7.00	7.651	712	140,017	87.58	40.30	13.26
726 to 750	47	7,811,955	3.94	7.473	737	166,212	85.13	35.72	22.03
751 to 775	33	4,231,465	2.14	7.679	762	128,226	86.74	38.88	11.98
776 to 798	20	2,417,699	1.22	7.393	783	120,885	87.89	23.15	4.38

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

        The Credit Scores of the Group One Mortgage Loans as of the Cut-off Date ranged from 500 to 798 and the weighted average Credit Score of the Group One Mortgage Loans as of the Cut-off Date was approximately 639.
Credit Grade Summary for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
A+	328	$52,930,286	26.73%	7.071%	627	$161,373	82.61%	66.47%	13.54%
A	41	7,746,647	3.91	6.849	588	188,943	79.53	86.62	5.24
A-	28	4,356,778	2.20	7.374	594	155,599	71.07	60.90	0.00
B	13	2,591,805	1.31	7.142	595	199,370	74.44	66.51	0.00
C	5	717,074	0.36	8.270	620	143,415	54.30	34.81	0.00
C-	1	189,464	0.10	8.150	561	189,464	39.58	0.00	0.00

Sub-total	416	$68,532,054	34.61%	7.083%	619	$164,741	80.80%	67.88%	11.05%

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fieldstone Underwriting
A+	49	$6,353,652	3.21%	7.459%	636	$129,666	99.80%	86.87%	21.70%
A	222	39,590,499	19.99	7.070	653	178,336	82.20	67.11	37.02
A-	3	624,977	0.32	7.299	549	208,326	74.50	100.00	0.00
B+	4	463,397	0.23	7.816	549	115,849	82.31	100.00	0.00
B	2	146,870	0.07	8.761	535	73,435	85.00	100.00	69.45
C	3	449,668	0.23	8.388	519	149,889	54.13	100.00	0.00

Sub-total	283	$47,629,064	24.05%	7.150%	647	$168,301	84.19%	70.91%	33.88%

CIT Underwriting
AA	50	$4,018,262	2.03%	8.190%	707	$80,365	95.26%	10.94%	0.00%
A	256	34,178,407	17.26	8.651	681	133,509	93.62	21.50	0.00
B+	2	186,258	0.09	9.021	616	93,129	86.64	67.24	0.00

Sub-total	308	$38,382,927	19.38%	8.605%	683	$124,620	93.76%	20.61%	0.00%

Other Underwriting
All Other Credit Grades	329	$43,481,547	21.96%	7.187%	623	$132,163	81.07%	59.91%	13.31%

Sub-total	329	$43,481,547	21.96%	7.187%	623	$132,163	81.07%	59.91%	13.31%

Total	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

Gross Margins for the Group One Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Gross	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Margins	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

4.001% to 4.500%	3	$490,044	0.28%	5.553%	655	$163,348	77.89%	37.73%	0.00%
4.501% to 5.000%	11	2,201,815	1.27	6.138	679	200,165	83.90	64.74	10.30
5.001% to 5.500%	105	18,685,424	10.77	6.342	662	177,956	81.63	64.82	39.31
5.501% to 6.000%	176	28,881,377	16.64	7.146	638	164,099	86.52	72.61	25.83
6.001% to 6.500%	132	20,728,487	11.94	7.235	643	157,034	83.69	50.96	23.84
6.501% to 7.000%	461	75,539,489	43.53	7.191	620	163,860	81.83	64.08	9.91
7.001% to 7.500%	69	9,412,595	5.42	8.441	666	136,414	91.82	32.64	2.86
7.501% to 8.000%	66	9,132,560	5.26	8.931	655	138,372	92.03	19.56	3.87
8.001% to 8.500%	45	5,362,120	3.09	9.419	670	119,158	94.40	6.46	0.00
8.501% to 9.000%	20	2,700,639	1.56	9.737	652	135,032	93.95	2.99	0.00
9.001% to 9.500%	2	409,194	0.24	9.848	615	204,597	90.84	16.75	0.00

Total	1,090	$173,543,745	100.00%	7.354%	638	$159,214	84.50%	57.06%	16.18%

        As of the Cut-off Date, the gross margins for the Adjustable Rate Mortgage Loans in Group One ranged from 4.125% per annum to 9.270% per annum and the weighted average gross margin for the Adjustable Rate Mortgage Loans in Group One was approximately 6.631% per annum.

Maximum Mortgage Rates for the Group One Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Maximum	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

11.000% or less	1	$278,486	0.16%	4.990%	741	$278,486	58.97%	0.00%	0.00%
11.001% to 11.500%	16	3,213,430	1.85	5.448	647	200,839	75.41	73.27	25.85
11.501% to 12.000%	28	5,670,453	3.27	5.884	659	202,516	79.23	86.05	37.87
12.001% to 12.500%	82	15,167,699	8.74	6.334	661	184,972	81.73	61.57	39.73
12.501% to 13.000%	118	21,939,021	12.64	6.665	641	185,924	82.24	66.51	43.30
13.001% to 13.500%	153	25,538,165	14.72	7.094	644	166,916	86.43	69.01	19.55
13.501% to 14.000%	256	43,556,628	25.10	7.306	623	170,143	84.93	65.52	4.64
14.001% to 14.500%	180	26,658,682	15.36	7.740	629	148,104	85.09	55.84	4.69
14.501% to 15.000%	105	12,922,482	7.45	8.318	643	123,071	86.14	27.12	6.87
15.001% to 15.500%	80	9,951,866	5.73	8.833	644	124,398	86.54	19.14	1.48
15.501% to 16.000%	59	7,260,699	4.18	9.225	632	123,063	88.96	16.57	3.82
16.001% to 16.500%	11	1,226,286	0.71	9.780	638	111,481	85.91	16.09	0.00
16.501% to 17.000%	1	159,847	0.09	9.650	543	159,847	80.00	0.00	0.00

Total:	1,090	$173,543,745	100.00%	7.354%	638	$159,214	84.50%	57.06%	16.18%

        As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans in Group One ranged from 10.990% per annum to 16.650% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in Group One was 13.714% per annum.

Next Rate Adjustment Date for the Group One Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Next Rate	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Date	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

August 2005	1	$71,845	0.04%	8.500%	668	$71,845	95.00%	0.00%	0.00%
June 2006	60	10,755,186	6.20	7.457	641	179,253	89.21	68.66	24.28
July 2006	83	14,547,873	8.38	7.478	636	175,276	88.72	65.37	16.95
August 2006	265	35,516,818	20.47	8.504	673	134,026	93.07	25.00	0.00
September 2006	11	1,775,280	1.02	7.491	651	161,389	85.35	29.03	30.56
October 2006	22	3,462,299	2.00	7.154	646	157,377	79.55	33.46	16.43
November 2006	12	1,748,437	1.01	6.754	623	145,703	77.16	51.62	27.50
December 2006	72	12,099,654	6.97	6.498	620	168,051	81.35	71.96	9.96
January 2007	380	62,512,731	36.02	7.101	616	164,507	80.60	66.70	12.69
February 2007	29	5,003,607	2.88	7.466	617	172,538	82.26	54.02	13.56
June 2007	5	878,876	0.51	6.906	609	175,775	96.13	82.71	34.76
July 2007	7	1,205,658	0.69	7.267	624	172,237	89.74	92.82	48.12
August 2007	10	1,509,418	0.87	7.263	662	150,942	84.19	47.69	0.00
September 2007	6	737,448	0.42	7.086	632	122,908	77.73	61.94	0.00
October 2007	11	1,564,308	0.90	6.854	669	142,210	81.36	27.10	22.53
November 2007	2	499,538	0.29	5.898	601	249,769	80.00	69.36	0.00
December 2007	9	1,720,889	0.99	5.864	659	191,210	76.52	83.82	49.28
January 2008	18	2,899,988	1.67	6.635	633	161,110	82.98	71.33	15.30
February 2008	5	640,056	0.37	7.404	629	128,011	77.54	33.72	0.00
June 2009	55	9,493,309	5.47	6.702	664	172,606	80.89	69.03	63.48
July 2009	25	4,601,112	2.65	6.618	652	184,044	75.74	73.70	61.71
October 2009	1	196,401	0.11	6.500	681	196,401	80.00	0.00	100.00
January 2010	1	103,016	0.06	6.575	636	103,016	79.32	100.00	0.00

Total:	1,090	$173,543,745	100.00%	7.354%	638	$159,214	84.50%	57.06%	16.18%

Originators for the Group One Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Originator	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont	416	$68,532,054	34.61%	7.083%	619	$164,741	80.80%	67.88%	11.05%
Fieldstone	283	47,629,064	24.05	7.150	647	168,301	84.19	70.91	33.88
CIT	308	38,382,927	19.38	8.605	683	124,620	93.76	20.61	0.00
Other	329	43,481,547	21.96	7.187	623	132,163	81.07	59.91	13.31

Total:	1,336	$198,025,592	100.00%	7.417%	639	$148,223	84.19%	57.70%	14.89%

The Group Two Mortgage Loans
Mortgage Rates for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

5.500% or less	26	$8,969,971	4.09%	5.409%	704	$344,999	81.67%	91.23%	68.62%
5.501% to 6.000%	112	30,276,663	13.81	5.857	668	270,327	78.63	75.12	60.74
6.001% to 6.500%	177	49,321,319	22.49	6.294	665	278,652	81.05	51.22	44.66
6.501% to 7.000%	199	46,058,093	21.00	6.809	649	231,448	83.17	45.60	35.05
7.001% to 7.500%	154	33,373,174	15.22	7.299	643	216,709	82.71	34.97	23.20
7.501% to 8.000%	124	26,189,517	11.94	7.814	627	211,206	85.15	34.29	10.09
8.001% to 8.500%	48	7,800,824	3.56	8.261	609	162,517	85.81	30.71	4.62
8.501% to 9.000%	37	5,342,177	2.44	8.772	635	144,383	88.74	37.26	7.39
9.001% to 9.500%	18	2,529,628	1.15	9.244	653	140,535	86.27	22.17	0.00
9.501% to 10.000%	59	4,035,875	1.84	9.879	649	68,405	94.93	31.70	0.00
10.001% to 10.500%	24	1,141,891	0.52	10.353	663	47,579	94.50	35.09	0.00
10.501% to 11.000%	44	2,584,926	1.18	10.855	618	58,748	96.00	44.58	0.00
11.001% to 11.500%	14	620,867	0.28	11.363	647	44,348	99.49	50.03	0.00
11.501% to 12.000%	8	399,999	0.18	11.890	638	50,000	98.21	16.74	0.00
12.001% to 12.500%	5	190,693	0.09	12.313	621	38,139	97.77	35.54	0.00
12.501% to 13.000%	10	326,921	0.15	12.952	621	32,692	99.58	16.44	0.00
13.001% to 13.500%	2	66,129	0.03	13.451	640	33,064	98.36	0.00	0.00
13.501% to 14.000%	2	50,953	0.02	13.686	640	25,476	97.35	0.00	0.00
14.001% to 14.500%	1	30,363	0.01	14.350	623	30,363	100.00	0.00	0.00

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        As of the Cut-off Date, the Mortgage Rates of the Group Two Mortgage Loans ranged from 4.990% per annum to 14.350% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 6.990% per annum.
Remaining Months to Stated Maturity for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Remaining	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Terms (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

169 to 180	172	$9,518,929	4.34%	10.193%	652	$55,343	96.14%	43.19%	0.00%
229 to 240	2	176,659	0.08	6.736	750	88,330	71.29	80.24	0.00
289 to 300	1	140,952	0.06	8.990	639	140,952	85.98	100.00	0.00
349 to 360	889	209,473,444	95.51	6.843	652	235,628	82.40	48.56	35.26

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        As of the Cut-off Date, the remaining terms to stated maturity of the Group Two Mortgage Loans ranged from 172 months to 359 months and the weighted average remaining term to stated maturity of the Group Two Mortgage Loans was approximately 347 months.

Original Mortgage Loan Principal Balances for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original Mortgage	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Principal Balances	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

$50,000 or less	120	$4,011,848	1.83%	10.532%	645	$33,432	95.08%	52.52%	0.00%
$50,001 to $100,000	115	8,610,234	3.93	8.793	650	74,872	88.33	50.78	5.29
$100,001 to $150,000	123	15,081,858	6.88	7.364	634	122,617	82.46	62.23	16.81
$150,001 to $200,000	225	39,482,422	18.00	7.152	641	175,477	83.43	44.47	27.07
$200,001 to $250,000	143	31,983,024	14.58	6.998	650	223,658	83.21	41.90	33.35
$250,001 to $300,000	121	33,262,017	15.17	6.824	653	274,893	81.06	34.61	27.23
$300,001 to $350,000	67	21,659,865	9.88	6.578	662	323,282	83.35	49.66	37.69
$350,001 to $400,000	67	25,160,363	11.47	6.451	656	375,528	83.54	64.32	52.43
$400,001 to $450,000	40	17,013,522	7.76	6.516	657	425,338	83.44	67.35	50.33
$450,001 to $500,000	22	10,493,677	4.78	6.652	656	476,985	82.84	36.05	54.57
$500,001 to $550,000	7	3,610,819	1.65	6.327	686	515,831	70.89	43.13	57.32
$550,001 to $600,000	6	3,441,134	1.57	7.561	644	573,522	80.68	16.74	16.74
$600,001 to $650,000	4	2,579,056	1.18	6.901	706	644,764	81.34	75.08	50.07
$650,001 to $700,000	2	1,318,039	0.60	6.270	675	659,019	79.41	50.38	0.00
$700,001 to $750,000	1	732,104	0.33	7.500	676	732,104	81.33	0.00	0.00
$850,001 to $900,000	1	870,000	0.40	5.700	629	870,000	66.92	100.00	100.00

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        As of the Cut-off Date, the outstanding principal balances of the Group Two Mortgage Loans ranged from approximately $11,276 to approximately $870,000 and the average outstanding principal balance of the Group Two Mortgage Loans was approximately $206,118.
Product Types for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Product Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

15 Year Fixed Loans	14	$1,030,979	0.47%	7.814%	661	$73,641	83.43%	46.90%	0.00%
20 Year Fixed Loans	2	176,659	0.08	6.736	750	88,330	71.29	80.24	0.00
25 Year Fixed Loans	1	140,952	0.06	8.990	639	140,952	85.98	100.00	0.00
30 Year Fixed Loans	161	32,044,333	14.61	6.926	677	199,033	77.67	53.28	11.48
2/28 LIBOR Loans	532	128,930,919	58.79	6.978	640	242,351	83.82	43.25	30.72
3/27 LIBOR Loans	74	17,221,538	7.85	6.696	641	232,723	82.09	48.38	45.67
5/25 LIBOR Loans	9	2,048,454	0.93	6.327	671	227,606	79.92	72.27	67.27
5/25 Treasury Loans	113	29,228,199	13.33	6.281	681	258,657	81.66	65.27	72.94
Balloon Loans	158	8,487,950	3.87	10.482	651	53,721	97.69	42.74	0.00

Total	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Amortization Type for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Amortization Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fully Amortizing	641	$136,970,929	62.46%	7.088%	643	$213,683	82.43%	44.29%	0.00%
Balloon	158	8,487,950	3.87	10.482	651	53,721	97.69	42.74	0.00
24 Month Interest-Only	51	15,531,582	7.08	6.387	656	304,541	81.72	70.57	100.00
36 Month Interest-Only	5	1,500,700	0.68	6.686	655	300,140	79.03	86.06	100.00
60 Month Interest-Only	209	56,818,823	25.91	6.404	672	271,860	82.57	52.05	100.00

Total	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Adjustment Type for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

ARM	728	$177,429,111	80.90%	6.829%	647	$243,721	83.25%	47.71%	39.55%
Fixed Rate	336	41,880,873	19.10	7.675	672	124,645	81.87	51.26	8.79

Total	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

State Distributions of Mortgaged Properties for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Arizona	29	$5,222,356	2.38%	6.809%	663	$180,081	83.09%	47.13%	51.43%
Arkansas	1	188,280	0.09	7.200	623	188,280	100.00	100.00	0.00
California	355	95,167,711	43.39	6.607	659	268,078	81.31	51.98	45.60
Colorado	45	8,293,631	3.78	7.334	644	184,303	86.14	45.15	32.90
Connecticut	12	2,310,285	1.05	7.469	635	192,524	80.67	42.23	0.00
District of Columbia	2	429,923	0.20	6.877	668	214,962	84.00	0.00	80.01
Florida	232	32,940,415	15.02	7.557	636	141,985	83.20	35.11	22.62
Georgia	12	2,137,141	0.97	7.095	649	178,095	89.07	56.44	27.55
Hawaii	3	780,108	0.36	6.911	645	260,036	78.85	76.95	42.05
Illinois	27	5,914,325	2.70	7.401	632	219,049	88.22	62.34	21.08
Indiana	12	1,136,300	0.52	7.807	592	94,692	87.00	61.69	0.00
Iowa	7	603,209	0.28	7.920	649	86,173	86.52	68.16	10.35
Kansas	5	675,900	0.31	7.593	610	135,180	94.63	61.02	0.00
Kentucky	6	641,019	0.29	7.517	618	106,836	80.38	71.36	28.64
Maryland	31	7,689,280	3.51	7.345	631	248,041	82.70	44.04	17.93
Massachusetts	30	7,800,423	3.56	6.761	665	260,014	82.42	34.80	26.22
Michigan	6	1,170,696	0.53	7.317	622	195,116	89.40	34.72	0.00
Minnesota	8	1,268,843	0.58	6.610	669	158,605	86.90	70.08	41.91
Mississippi	1	180,000	0.08	6.550	653	180,000	100.00	100.00	100.00
Missouri	9	876,225	0.40	7.838	624	97,358	87.11	83.24	16.76
Nebraska	5	453,883	0.21	6.671	694	90,777	83.99	72.11	0.00
Nevada	17	3,847,249	1.75	6.752	647	226,309	82.38	46.89	24.19
New Hampshire	7	1,191,801	0.54	7.392	673	170,257	81.17	21.13	32.15
New Jersey	20	5,847,403	2.67	7.331	641	292,370	83.82	60.37	14.88
New Mexico	1	179,259	0.08	8.750	675	179,259	100.00	0.00	0.00
New York	17	4,940,885	2.25	7.550	693	290,640	88.00	42.06	0.00
North Carolina	9	1,391,178	0.63	7.421	649	154,575	90.19	39.64	18.44
Ohio	2	180,530	0.08	8.992	630	90,265	86.86	100.00	0.00
Oklahoma	2	266,749	0.12	8.034	701	133,374	97.94	0.00	0.00
Oregon	9	1,026,066	0.47	7.474	617	114,007	78.21	37.69	15.98
Pennsylvania	7	987,025	0.45	7.394	659	141,004	87.34	56.58	0.00
Rhode Island	3	687,851	0.31	6.590	713	229,284	80.00	29.77	26.69
South Carolina	2	406,372	0.19	7.582	696	203,186	98.49	0.00	0.00
Tennessee	1	195,839	0.09	6.990	544	195,839	70.00	0.00	0.00
Texas	47	6,194,367	2.82	7.540	650	131,795	85.07	41.89	18.64
Utah	7	1,372,819	0.63	7.106	689	196,117	86.75	39.04	46.01

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Geographic Distribution	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Virginia	15	4,242,570	1.93	6.967	650	282,838	82.17	45.35	52.73
Washington	53	9,213,763	4.20	6.861	650	173,845	83.30	65.85	40.62
Wisconsin	7	1,258,307	0.57	6.653	674	179,758	82.64	74.96	0.00

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        No more than approximately 0.60% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code area.
Original Loan-To-Value Ratios for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Original	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan-to-Value Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

50.00% or less	12	$2,198,073	1.00%	6.734%	640	$183,173	43.41%	52.98%	7.73%
50.01% to 55.00%	6	1,393,973	0.64	6.666	657	232,329	52.58	21.91	0.00
55.01% to 60.00%	4	662,704	0.30	6.782	659	165,676	58.36	100.00	0.00
60.01% to 65.00%	13	3,715,748	1.69	6.835	595	285,827	63.29	44.45	34.96
65.01% to 70.00%	33	8,320,061	3.79	6.466	639	252,123	68.17	60.51	37.44
70.01% to 75.00%	31	6,049,978	2.76	7.026	636	195,161	73.78	46.09	19.70
75.01% to 80.00%	479	111,696,283	50.93	6.698	660	233,186	79.85	35.02	38.19
80.01% to 85.00%	72	18,363,443	8.37	6.976	637	255,048	84.29	58.98	35.48
85.01% to 90.00%	141	33,095,817	15.09	6.868	640	234,722	89.53	75.21	41.93
90.01% to 95.00%	67	12,192,648	5.56	7.885	668	181,980	94.49	55.54	15.06
95.01% to 100.00%	206	21,621,256	9.86	8.468	651	104,958	99.95	59.71	14.76

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 15.63% to 100.00%. With respect to the Group Two Mortgage Loans that are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for the Group Two Mortgage Loans. Approximately 4.07% of the Group Two Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for the Group Two Mortgage Loans is approximately 97.71%. The weighted average Second Lien Ratio for the Group Two Mortgage Loans in a second lien position is approximately 20.78%.
Mortgage Insurance for the Group Two Mortgage Loans

			Aggregate					Weighted	Average	Weighted
	Number of		Principal		Percent of		Weighted	Average	Principal	Average
	Mortgage		Balance		Mortgage		Average	Credit	Balance	Original	Percent	Percent
Mortgage Insurance	Loans		Outstanding		Pool		Coupon	Score	Outstanding	LTV	Full Doc	IO

MGIC*	429	**	$100,379,364	**	45.77	%**	6.826%	645	$233,985	83.83%	52.78%	37.48%
PMI*	416	**	99,833,362	**	45.52	**	6.801	662	239,984	81.97	43.91	35.08
No Insurance	219		19,097,258		8.71		8.842	630	87,202	83.87	48.70	6.31

Total	1,064		$219,309,984		100.00%		6.990%	652	$206,118	82.99%	48.39%	33.67%

*	Premium paid from collections on the Mortgage Loans.

**	Subject to a variance as set forth herein on page S-32.

Loan Purpose for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Loan Purpose	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Purchase	723	$146,580,155	66.84%	7.021%	661	$202,739	84.14%	40.49%	36.48%
Refinance— Cashout	316	67,776,548	30.90	6.942	632	214,483	80.61	62.66	27.18
Refinance— Rate Term	25	4,953,281	2.26	6.727	645	198,131	81.39	86.99	39.65

Total	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Types Of Mortgaged Properties for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Property Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Single Family	785	$160,225,427	73.06%	7.003%	649	$204,109	82.53%	48.42%	30.56%
Planned Unit Development	136	27,359,405	12.48	7.051	646	201,172	83.91	46.43	36.84
Condominium	95	19,062,154	8.69	6.787	661	200,654	84.27	51.42	60.30
Two- to Four-Family	44	11,787,266	5.37	7.043	685	267,892	84.33	43.78	23.64
Townhouse	3	676,355	0.31	6.415	666	225,452	93.69	100.00	49.23
Manufactured Housing	1	199,377	0.09	6.990	768	199,377	85.11	100.00	100.00

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Documentation Summary for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
Full Documentation	83	$25,080,580	11.44%	6.587%	633	$302,176	86.33%	100.00%	44.75%
Stated Income Documentation	86	19,613,448	8.94	7.499	659	228,063	79.14	0.00	0.00
Easy Documentation	2	740,478	0.34	6.990	593	370,239	84.28	0.00	0.00

Sub-total:	171	$45,434,505	20.72%	6.987%	644	$265,699	83.19%	55.20%	24.70%

Fieldstone Underwriting
Full Documentation	151	$38,005,727	17.33%	6.449%	669	$251,694	84.04%	100.00%	54.14%
Stated Income Documentation	48	12,062,587	5.50	6.643	712	251,304	80.07	0.00	52.43
24 Month Bank Statements	20	6,050,809	2.76	6.507	638	302,540	79.59	0.00	39.41
12 Month Bank Statements	13	3,757,527	1.71	6.862	693	289,041	82.18	0.00	48.92

Sub-total:	232	$59,876,649	27.30%	6.520%	676	$258,089	82.68%	63.47%	51.98%

CIT Underwriting
Stated Income Documentation	32	$5,639,360	2.57%	8.200%	696	$176,230	92.42%	0.00%	0.00%
No Income Verification	19	4,894,385	2.23	7.888	708	257,599	88.98	0.00	0.00
Full Documentation	15	2,970,844	1.35	6.726	715	198,056	86.23	100.00	0.00

Sub-total:	66	$13,504,590	6.16%	7.763%	705	$204,615	89.81%	22.00%	0.00%

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Other Underwriting
Full Documentation	258	$47,777,801	21.79%	7.215%	647	$185,185	81.21%	0.00%	36.94%
Stated Income Documentation	267	40,065,300	18.27	7.049	620	150,057	83.26	100.00	25.02
All Other Documentation	70	12,651,138	5.77	7.369	629	180,731	82.27	0.00	30.28

Sub-total:	595	$100,494,239	45.82%	7.168%	634	$168,898	82.16%	39.87%	31.35%

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Occupancy Types for the Group Two Mortgage Loans

		Aggregate			Weighted	Average
	Number of	Principal	Percent of	Weighted	Average	Principal
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Occupancy	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Primary	1,009	$211,120,929	96.27%	6.938%	651	$209,238	82.89%	48.91%	34.15%
Investment	31	4,323,668	1.97	7.654	670	139,473	80.52	59.37	40.51
Second Home	24	3,865,387	1.76	9.099	692	161,058	90.98	7.73	0.00

Total	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.
Mortgage Loan Age Summary for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Mortgage Loan	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Age (Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

1	86	$11,511,341	5.25%	7.356%	633	$133,853	83.15%	53.54%	24.41%
2	411	81,933,069	37.36	7.214	633	199,351	82.57	50.20	22.67
3	102	21,666,257	9.88	6.642	639	212,414	82.60	38.96	40.24
4	31	7,964,269	3.63	6.411	646	256,912	82.27	30.26	38.32
5	43	10,810,153	4.93	6.851	660	251,399	80.11	12.52	66.51
6	11	1,743,515	0.80	6.731	675	158,501	80.14	31.42	56.43
7	136	20,883,921	9.52	7.894	671	153,558	88.40	30.07	6.70
8	132	32,763,729	14.94	6.700	677	248,210	82.58	64.57	44.15
9	112	30,033,730	13.69	6.398	674	268,158	82.40	62.07	55.46

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        As of the Cut-off Date, the weighted average age of the Group Two Mortgage Loans was approximately 5 months.

Prepayment Charges for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Prepayment Charge Term	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
(Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

None	206	$38,827,144	17.70%	7.736%	658	$188,481	85.87%	38.93%	15.32%
6	6	832,858	0.38	7.794	623	138,810	93.76	68.36	0.00
12	36	9,131,340	4.16	7.009	670	253,648	83.46	43.30	36.88
24	459	97,968,099	44.67	6.911	636	213,438	83.35	45.45	34.45
30	5	1,292,446	0.59	6.108	678	258,489	92.39	64.19	49.89
36	348	70,921,241	32.34	6.689	667	203,797	80.53	57.72	42.49
60	4	336,855	0.15	8.182	613	84,214	84.33	58.49	0.00

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        The weighted average prepayment charge term at origination with respect to the Group Two Mortgage Loans having prepayment charges is approximately 28 months.
Credit Scores for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Credit Scores	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

500	1	$35,957	0.02%	8.600%	500	$35,957	58.06%	100.00%	0.00%
501 to 525	13	2,160,288	0.99	8.726	514	166,176	77.73	47.90	0.00
526 to 550	31	6,520,814	2.97	7.559	539	210,349	78.87	54.51	5.60
551 to 575	46	9,651,989	4.40	7.591	566	209,826	81.15	65.09	5.81
576 to 600	112	21,159,830	9.65	7.270	590	188,927	84.36	68.09	12.81
601 to 625	167	33,292,212	15.18	7.078	614	199,355	85.14	64.18	24.39
626 to 650	202	39,654,316	18.08	6.956	638	196,308	81.83	47.55	44.08
651 to 675	170	32,733,019	14.93	6.983	663	192,547	81.97	22.99	44.78
676 to 700	140	30,030,691	13.69	6.904	686	214,505	84.18	42.57	41.12
701 to 725	93	22,394,587	10.21	6.587	712	240,802	82.48	51.81	43.75
726 to 750	39	10,115,631	4.61	6.786	738	259,375	82.83	28.81	40.26
751 to 775	34	7,592,859	3.46	6.401	762	223,319	84.12	53.53	31.15
776 to 797	16	3,967,789	1.81	6.382	784	247,987	83.81	42.75	34.63

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

        The Credit Scores of the Group Two Mortgage Loans as of the Cut-off Date ranged from 500 to 797 and the weighted average Credit Score of the Group Two Mortgage Loans as of the Cut-off Date was approximately 652.
Credit Grade Summary for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fremont Underwriting
A+	157	$41,702,738	19.02%	6.950%	647	$265,623	83.81%	56.52%	26.91%
A	5	1,410,425	0.64	7.274	596	282,085	78.66	62.44	0.00
A-	5	1,039,422	0.47	7.273	639	207,884	80.74	23.11	0.00
B	2	631,157	0.29	7.388	600	315,579	78.35	0.00	0.00
C	2	650,763	0.30	7.918	574	325,381	62.11	60.09	0.00

Sub-total:	171	$45,434,505	20.72%	6.987%	644	$265,699	83.19%	55.20%	24.70%

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fieldstone Underwriting
A+	21	$4,700,151	2.14%	7.094%	635	$223,817	98.56%	79.06%	45.61%
A	205	53,868,720	24.56	6.449	682	262,774	81.27	61.60	53.12
A-	3	966,104	0.44	6.977	579	322,035	83.04	100.00	37.78
B	3	341,674	0.16	8.422	549	113,891	84.03	41.84	0.00

Sub-total:	232	$59,876,649	27.30%	6.520%	676	$258,089	82.68%	63.47%	51.98%

CIT Underwriting
AA	35	$6,325,652	2.88%	7.221%	719	$180,733	88.54%	32.94%	0.00%
A	31	7,178,938	3.27	8.240	692	231,579	90.93	12.35	0.00

Sub-total:	66	$13,504,590	6.16%	7.763%	705	$204,615	89.81%	22.00%	0.00%

Other Underwriting
All Other Credit Grades	595	$100,494,239	45.82%	7.168%	634	$168,898	82.16%	39.87%	31.35%

Sub-total:	595	$100,494,239	45.82%	7.168%	634	$168,898	82.16%	39.87%	31.35%

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Gross Margins for the Group Two Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Range of Gross Margins	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

3.501% to 4.000%	2	$510,759	0.29%	5.321%	693	$255,379	80.00%	100.00%	64.22%
4.001% to 4.500%	7	1,872,781	1.06	5.564	684	267,540	85.83	91.60	53.49
4.501% to 5.000%	18	3,938,113	2.22	5.941	659	218,784	83.06	70.61	41.95
5.001% to 5.500%	173	47,007,663	26.49	6.197	672	271,721	81.90	47.72	62.75
5.501% to 6.000%	146	32,074,902	18.08	6.719	645	219,691	84.96	61.11	44.59
6.001% to 6.500%	122	26,399,887	14.88	7.079	631	216,393	82.72	37.39	29.59
6.501% to 7.000%	222	56,294,705	31.73	7.177	635	253,580	83.37	46.21	24.90
7.001% to 7.500%	24	5,396,194	3.04	7.892	607	224,841	82.98	27.51	12.38
7.501% to 8.000%	8	2,484,646	1.40	8.533	674	310,581	87.19	8.03	36.01
8.001% to 8.500%	3	1,113,148	0.63	9.045	646	371,049	91.03	0.00	0.00
8.501% to 9.000%	3	336,313	0.19	10.305	528	112,104	71.79	13.37	0.00

Total:	728	$177,429,110	100.00%	6.829%	647	$243,721	83.25%	47.71%	39.55%

        As of the Cut-off Date, the gross margins for the Adjustable Rate Mortgage Loans in Group Two ranged from 3.990% per annum to 9.000% per annum and the weighted average gross margin for the Adjustable Rate Mortgage Loans in Group Two was approximately 6.177% per annum.

Maximum Mortgage Rates for the Group Two Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Range of Maximum	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

11.000% or less	1	$182,759	0.10%	5.000%	704	$182,759	80.00%	100.00%	0.00%
11.001% to 11.500%	20	6,199,413	3.49	5.555	712	309,971	84.19	78.29	64.50
11.501% to 12.000%	80	21,174,856	11.93	5.839	668	264,686	80.92	67.91	69.73
12.001% to 12.500%	118	34,332,706	19.35	6.260	657	290,955	81.29	47.33	52.25
12.501% to 13.000%	113	27,268,208	15.37	6.622	654	241,312	83.68	52.39	56.43
13.001% to 13.500%	97	22,410,056	12.63	6.939	637	231,032	85.01	52.68	46.11
13.501% to 14.000%	112	26,934,759	15.18	7.192	624	240,489	84.31	46.59	15.86
14.001% to 14.500%	78	16,173,429	9.12	7.438	649	207,352	83.66	28.63	10.21
14.501% to 15.000%	60	13,607,997	7.67	7.899	630	226,800	84.73	24.15	9.28
15.001% to 15.500%	24	4,930,180	2.78	8.407	626	205,424	85.44	19.87	7.30
15.501% to 16.000%	17	2,776,020	1.56	8.861	613	163,295	87.99	42.86	7.19
16.001% to 16.500%	3	643,457	0.36	9.213	557	214,486	63.04	41.17	0.00
16.501% to 17.000%	3	503,529	0.28	9.922	522	167,843	74.93	0.00	0.00
17.501% to 18.000%	2	291,741	0.16	10.740	508	145,870	77.74	0.00	0.00

Total:	728	$177,429,111	100.00%	6.829%	647	$243,721	83.25%	47.71%	39.55%

        As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans in Group Two ranged from 11.000% per annum to 17.850% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in Group Two was 13.198% per annum.

Next Rate Adjustment Date for the Group Two Mortgage Loans
(Excludes Fixed Rate Mortgage Loans)

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
Next Rate	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Adjustment Date	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

June 2006	21	$5,686,374	3.20%	6.962%	648	$270,780	93.52%	77.72%	29.67%
July 2006	31	8,180,392	4.61	7.018	647	263,884	90.83	59.26	61.17
August 2006	64	14,909,544	8.40	7.683	665	232,962	88.94	23.60	8.09
September 2006	2	266,995	0.15	6.778	720	133,498	80.00	0.00	37.40
October 2006	26	5,884,807	3.32	6.801	659	226,339	80.79	16.89	70.36
November 2006	20	5,646,323	3.18	6.227	638	282,316	82.02	28.42	36.45
December 2006	67	17,461,329	9.84	6.360	639	260,617	81.48	34.37	43.60
January 2007	259	63,624,584	35.86	7.051	631	245,655	82.05	47.78	25.86
February 2007	42	7,270,569	4.10	7.083	632	173,109	82.93	54.77	18.47
July 2007	4	831,225	0.47	6.359	688	207,806	92.00	100.00	26.23
September 2007	5	1,126,935	0.64	6.675	671	225,387	79.17	19.81	52.60
October 2007	10	2,973,889	1.68	6.836	659	297,389	80.00	0.00	78.47
November 2007	4	1,260,315	0.71	6.358	651	315,079	80.00	22.14	30.15
December 2007	6	1,883,485	1.06	6.151	616	313,914	82.41	44.63	58.75
January 2008	33	6,831,690	3.85	6.796	635	207,021	82.66	73.04	25.88
February 2008	12	2,313,999	1.30	6.979	623	192,833	81.86	50.45	63.37
June 2009	72	18,957,198	10.68	6.218	681	263,294	81.89	66.78	73.56
July 2009	41	10,271,001	5.79	6.397	680	250,512	81.22	62.47	71.81
August 2009	2	519,644	0.29	6.239	667	259,822	74.91	100.00	37.04
September 2009	1	121,600	0.07	6.250	647	121,600	80.00	100.00	100.00
October 2009	3	810,760	0.46	6.684	689	270,253	80.00	44.30	88.21
November 2009	1	348,800	0.20	5.375	678	348,800	80.00	100.00	100.00
January 2010	1	116,387	0.07	7.825	589	116,387	90.00	0.00	0.00
February 2010	1	131,263	0.07	5.750	649	131,263	90.00	100.00	0.00

Total:	728	$177,429,111	100.00%	6.829%	647	$243,721	83.25%	47.71%	39.55%

Originators for the Group Two Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Percent	Percent
Originator	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Full Doc	IO

Fieldstone	232	$59,876,649	27.30%	6.520%	676	$258,089	82.68%	63.47%	51.98%
Fremont	171	45,434,505	20.72	6.987	644	265,699	83.19	55.20	24.70
CIT	66	13,504,590	6.16	7.763	705	204,615	89.81	22.00	0.00
Other	595	100,494,239	45.82	7.168	634	168,898	82.16	39.87	31.35

Total:	1,064	$219,309,984	100.00%	6.990%	652	$206,118	82.99%	48.39%	33.67%

Underwriting Guidelines
        All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Seller. The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of each Originator. Approximately 27.31%, 25.76% and 12.43%, of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Fremont, Fieldstone and CIT, respectively. The remaining Mortgage Loans were originated by five different originators, none of which originated Mortgage Loans representing more than approximately 10.00% of the Mortgage Loans. The following is a general summary of the underwriting guidelines applicable to all of the Mortgage Loans and general summaries of the underwriting guidelines of Fremont, Fieldstone and CIT. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. See “Risk Factors— Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.”
General
        All of the Mortgage Loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Seller nor the Depositor has re-underwritten any mortgage loan.
        Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.
        Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor’s monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The Originator may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

        Certain Mortgage Loans were originated under “alternative,” “reduced documentation,” “no-ratio,” “stated income/stated assets” or “no income/no asset” programs, which require either alternative or less documentation and verification than do traditional “full documentation” programs. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income and/or employment is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “no-ratio” program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor’s income will be undertaken. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator. Generally, under a “no income/no asset” program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the Credit Score.
        The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.
        Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.
Fremont Underwriting Guidelines
        Approximately 27.31% of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by Fremont.
        General. The information set forth below has been provided by Fremont and none of the Depositor, the underwriter, the Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.
        Fremont is a California state chartered industrial bank headquartered in Brea, California. Fremont currently operates five wholesale residential real estate loan production offices located in Anaheim, California; Walnut Creek, California; Oakbrook, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and its primary source of originations is through licensed mortgage brokers.
        Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of

Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of December 31, 2004, Fremont had approximately $9.91 billion in assets, approximately $8.67 billion in liabilities and approximately $1.24 billion in equity. For all of 2002, Fremont’s sub-prime residential originations totaled approximately $6.94 billion and for all of 2003, Fremont’s sub-prime residential originations totaled approximately $13.74 billion and for all of 2004, Fremont’s sub-prime residential originations totaled approximately $23.94 billion.
        Underwriting Standards. All of the Mortgage Loans originated or acquired by Fremont were originated or acquired generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the Depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting standards of Fremont.
        Substantially all of the Mortgage Loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.
        Mortgage loans are underwritten in accordance with Fremont’s current underwriting programs, referred to as the Scored Programs (“Scored Programs”), subject to various exceptions as described in this section. Fremont’s underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratio as an aid to, not a substitute for, the underwriter’s judgment. All of the Mortgage Loans in the mortgage pool were underwritten with a view toward the resale of the Mortgage Loans in the secondary mortgage market.
        The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.
        Under the Scored Programs, Fremont requires that the Credit Score of the primary borrower (the borrower with the highest percentage of total income) be used to determine program eligibility. Credit Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower’s complete credit history must be detailed in the credit report that produces a given Credit Score or the borrower is not eligible for a Scored Program. Generally, the minimum of the applicable Credit Scores allowed is 500.
        All of the mortgage loans were underwritten by Fremont’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

        There are the three documentation types, Full Documentation (“Fremont Full Documentation”), Easy Documentation (“Fremont Easy Documentation”) and Stated Income (“Fremont Stated Income”). Fremont’s underwriters verify the income of each applicant under various documentation types as follows: under Fremont Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Fremont Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Fremont Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Fremont Stated Income program; however, the income stated must be reasonable and customary for the applicant’s line of work.
        Fremont originates loans secured by one to four unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.
        Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.
        Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.
        Fremont currently has three programs for the origination of second lien mortgage loans. Two are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for “stand alone” originations. The first program allows for loans with up to a 5% loan-to-value ratio and a maximum combined loan-to-value ratio of 95%. This program is limited to borrowers with Credit Scores in excess of 550, credit grades of at least “C” and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $25,000. The maximum term on these loans is 10 or 15 years; provided, that a 15 year amortization term is available only for Fremont Full Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for “owner occupied” or “non-owner occupied” properties.
        The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to a 20% loan-to-value ratio and a maximum combined loan-to-value ratio of 100%. This program is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%.

Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under the Fremont Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Fremont Stated Income loans; provided that no Fremont Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed on this program.
        The third program is a stand alone program for borrowers with Credit Scores in excess of 580. This program allows for loans with a 20% loan-to-value ratio and a maximum combined loan-to-value ratio of 100% and is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under the Fremont Full Documentation program that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Fremont Stated Income loans; provided that no Fremont Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed on this program.
        Risk Categories. Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally require:

•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%;

•	applicants have a Credit Score of at least 500;

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

•	that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid through closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.
        In addition, the various risk categories generally have the following criteria for borrower eligibility:

“A+.” Under the “A+” category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“A.” Under the “A” category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“A-.” Under the “A-” category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for:

reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“B.” Under the “B” category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“C.” Under the “C” category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“C–.” Under the “C–” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be the subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

FMC Underwriting Guidelines
        Approximately 25.76% of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation.
        General. The information set forth in the following paragraphs has been provided by FMC, and none of the Depositor, the underwriters, the Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.
        FMC is a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation (“FIC”) that originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value (LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.
        FMC’s principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. FIC, FMC’s parent company, has elected to be taxed as a real estate investment trust.
        FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

FMC’s Loan Products
        FMC originates both conforming and non-conforming loans. Conforming loans meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, or the criteria of institutional investors. Conforming loan borrowers generally have good credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. Non-conforming loans generally do not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because of the borrowers’ cash flows, credit history, the collateral values or income documentation. Non-conforming borrowers typically have good credit backgrounds, but tend to have higher LTV ratios, higher debt ratios than conforming borrowers or less income documentation.
Non-Conforming Loan Products
        FMC offers a variety of fixed-rate mortgage loans and ARMs to non-conforming borrowers. FMC considers a combination of factors in deciding whether to approve these loans, including the borrower’s income documentation, the loan-to-value, or LTV, the borrower’s mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon FMC’s analysis of each borrower’s ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates FMC charges, the value of the collateral, the benefit FMC believes FMC is providing to the borrower and the loan amounts relative to the risk FMC believes FMC is taking.
        FMC underwrites non-conforming loans to meet the specific guidelines of one of FMC’s six first-lien loan programs and, if applicable, one of FMC’s three second-lien loan programs. In practice, FMC closes virtually all second liens in conjunction with a first lien as a simultaneous closing. Each of FMC’s first-lien and second-lien programs, described briefly below, has unique loan features. However, FMC applies FMC’s general underwriting procedures and standards and FMC’s compliance guidelines consistently across all programs:

•	Wall Street: The Wall Street program is both FICO and mortgage history driven and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

•	Bay Street: The Bay Street program is FICO driven and offers high LTV loans (up to 95%) for borrowers with strong subprime credit. This program offers first liens only.

•	High Street: The High Street program utilizes traditional credit underwriting and offers high LTV loans (up to 100%) for borrowers with strong credit histories and good subprime credit. This program offers both first and second liens.

•	Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

•	South Street: The South Street program is FICO driven and offers streamlined processing for lower LTV loans (up to 70%). This program offers first liens only and does not allow subordinate financing.

•	42nd Street: The 42nd Street program is FICO and mortgage history driven and offers Full documentation loans at high LTV’s (up to 100%) for borrowers with Alt-A credit. This program offers both first and second liens.
        Any of the first lien programs (except South Street) may be combined with one of the second lien programs; for example, a High Street first lien can close simultaneously with a Wall Street second lien. Allowable LTVs and combined first and second LTVs, or CLTVs, for each program are identified within the individual program guidelines.

Underwriting
        FMC underwrites each non-conforming loan in accordance with FMC’s underwriting guidelines. Our underwriting guidelines are established by FMC’s credit committee, which is composed of FMC’s President, Executive Vice President— Secondary Marketing, Chief Financial Officer, Chief Credit Officer and Senior Vice President— Portfolio Management. The credit committee meets regularly with FMC’s production and operations managers to review proposed changes to underwriting guidelines. Their underwriting guidelines are designed to help them evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. For non-conforming loans FMC reviews the borrower’s credit history from all three nationally recognized credit bureaus.
        If an individual loan application does not meet the formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower’s obligations, FMC’s loan origination teams and underwriters can make underwriting exceptions with a manager’s written approval. These exceptions must be within FMC’s formal exception policies and approval authorities. FMC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market. For many of FMC’s higher debt ratio and LTV loans, FMC do not allow exceptions to FMC’s underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, FMC’s underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, employment stability, number of years in residence and net disposable income.
        A primary function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, “A+” to “D,” with respect to the credit profile of potential borrowers, and FMC assign a rating to each loan based upon these classifications. FMC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.
        All of FMC’s non-conforming loans are underwritten by their on-staff underwriting personnel. FMC does not delegate underwriting authority to any broker or third party. The underwriters review each non-conforming loan in one of FMC’s 14 regional funding centers. FMC believes that this regionalized underwriting process provides them with the ability to fund loans faster than many of its competitors, and the experience of their loan originators and branch managers, information systems and rigorous quality control process ensure the continued high quality of their loans.

Guidelines— First Priority Lien Programs
        The following tables set forth FMC’s LTV and debt service-to-income ratio maximums for FMC’s core non-conforming loan programs based upon documentation type, property type and credit (see “Underwriting— Employment, Income and Asset Verification and Source of Funds”):
Wall Street— Single Family, PUD, Condo and 2-4 Units
(FICO-Driven Program)

					LTV (in %)				(in %)

					Full Doc	Stated	Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Consumer	Time Elapsed Since	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	Score	History	Credit	BK/ FC	Occupied	Occupied	Occupied	Occupied	Ratio*

A	660+	1x30	Not considered	24 mo BK/36 mo FC	85	85	80	80	50
	620-659	1x30	Not considered	24 mo BK/36 mo FC	85	85	80	80	50

*	Debt Ratio Exceptions to 55% are allowed under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum credit score of 640 for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.
BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-day delinquencies in last 12 months

Bay Street— Single Family, PUD, Condo and 2-4 Units
(FICO-Driven Program)

						LTV (in %)				(in %)
				# Months
				Elapsed		Full Doc	Stated	Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Consumer	Since	Property	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	Score	History	Credit	BK/ FC	Type	Occupied	Occupied	Occupied	Occupied	Ratio*

A	625+ 600-624 575-599	N/A**	Not considered	24	SFD, PUD, Row, Condo	95 95 90	90 80 75	90 85 80	*** *** ***	50
A	625+ 600-624 575-599	N/A**	Not considered	24	2-4 Unit	95 95 90	85 75 75	85 85 80	*** *** ***	50

*	Bay Street allows for 55% Debt Ratio for Full Documentation loans with combined loan-to-value of less than or equal to 85%. Bay Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with combined loan-to-value of greater than 85% but less than or equal to 95% under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum 640 score for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**	Prior mortgage loan cannot be more than one month delinquent at closing. If housing history is not reported and rated on the credit report, a maximum of 2x30 is allowed within the last 12 months as reported by the verification of mortgage.

***	No programs Were available.
BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-day delinquencies in last 12 months

High Street— Single Family, PUD, Condo and 2-4 Units*

						LTV (in %)				(in %)
					# Months
			Consumer	Consumer	Elapsed	Full Doc	Stated	Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Credit	Credit	Since	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	Score	History	>90%	90%	BK/FC	Occupied	Occupied	Occupied	Occupied	Ratio

A+	680 640 580	0x30	0x30 major OR 640	2x30	BK-24	100 100 100	100 90 85	80 80 80	75 75 75	50 (55% with credit score >640)
A	680 640 580 540	1x30	2x30 major OR 610	5x30	FC-36	100 100 100 90	100 90 85 85	75 75 75 75	75 75 75 75	50 (55% with credit score> 640)
B+	500	2x30	N/A	5x30, 2x60	24 mo	90	75	**	**	50
B	500	3x30 1x60	N/A	3x60, 1x90	24 mo	85	70	**	**	50
C+	500	2x60	N/A	2x90	24 mo	75	65	**	**	50
C	500	0x90	N/A	500 score	12 mo	70	60	**	**	50

*	2-4 Unit refinance transactions are allowed up to the maximum loan-to-value according to credit grade as shown in the grid above. 2-4 Unit purchase transactions are available with Full Documentation only up to a maximum of 90% loan-to-value/combined loan-to-value and are available only with a credit grade of A+, A or B.

**	No programs were available.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months;
Consumer Credit 90%=History of consumer delinquency for loans where LTV >90%

42nd Street— Single Family, PUD, Condo and 2-Units
(FICO-Driven Program)

						LTV (in %)					(in %)

				# Months		Full Doc	Stated	Full Doc		Stated	Maximum
Credit	FICO	Mortgage	Consumer	Since	Property	Owner	Owner	Non-Owner		Non-Owner	Debt
Grade	Score	History	Credit	BK/FC	Type	Occupied	Occupied	Occupied		Occupied	Ratio*

A	620	0x30	0x90	BK-24	SFD/PUD	90	**	80		**	50
	620	1x30	0x90			90	**	80		**	50
	620	2x30	0x90			85	**	80		**	50
A	620	0x30	0x90	FC-36	Condo	90	**	80	***	**	50
	620	1x30	0x90		and	90	**	80	***	**	50
	620	2x30	0x90		2-Unit***	85	**	80	***	**	50

*	42nd Street allows up to a 55% Maximum Debt Ratio for Full Documentation loans under the following circumstances:

•	Owner Occupied, Full Documentation only;

•	Minimum 640 score for Primary Wage Earner;

•	No 2-Unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**	No programs were available.

***	2-Unit Non-Owner Occupied transactions not available.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-day delinquencies in last 12 months

Main Street— Single Family, PUD, Condo and 2 Units
3-4 units require a 5% LTV reduction

				LTV (in %)				(in %)
			# Months
			Elapsed	Full Doc	Stated	Full Doc	Stated	Maximum
Credit	Mortgage		Since	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	History	Consumer Credit	BK/FC	Occupied	Occupied	Occupied	Occupied	Ratio*

A	1x30	30’s, No 60’s	24 mo	90	80	85	**	50
A–	3x30	30’s, Isolated 60’s	24 mo	90	80	80	**	50
B	1x60	60’s, Isolated 90’s	18 mo	85	75	75	**	50
C	1x90	90’s, Isolated 120’s	12 mo	80	70	70	**	50
D	No NOD	500 score	Less than 12 mo	70	**	**	**	50

*	Main Street allows for 55% Debt Ratio for Full Documentation loans with CLTV’s less than or equal to 85%. Main Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with CLTV’s greater than 85% but less than or equal to 90% under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum 640 score for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**	No programs were available.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
NOD=Notice of Default; Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months
South Street— Single Family, PUD, Condo and 2 Units*

					LTV (in %)				(in %)

					Full Doc	Stated	Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Consumer	Time Elapsed Since	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	Score	History	Credit	BK/FC	Occupied	Occupied	Occupied	Occupied	Ratio

A	575	N/A**	Not considered	1 Day BK/ 12 mo FC	70	70	70	70	55% Stated 50% Full Doc

*	South Street Program implemented on February 2, 2004.

**	Prior mortgage loan cannot be more than one month delinquent at closing.

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company

Guidelines— Second Priority Liens
        The following tables set forth FMC’s combined loan-to-value and debt service-to-income ratio maximums for FMC’s core second lien non-conforming loan programs based upon documentation type, property type, and credit (see “Underwriting— Employment, Income and Asset Verification and Source of Funds”):
42nd Street— Single Family, PUD, Condo and 2-Units
(FICO-Driven Program)

						CLTV (in %)					(in %)

				# Months		Full Doc	Stated	Full Doc		Stated	Maximum
Credit	FICO	Mortgage	Consumer	Elapsed		Owner	Owner	Non-Owner		Non-Owner	Debt
Grade	Score	History	Credit	Since BK	Property Type	Occupied	Occupied	Occupied		Occupied	Ratio*

A	620 620 620	0x30 1x30 2x30	0x90 0x90 0x90	BK-24 FC-36	SFD/PUD SFD/PUD	100 100 90	** ** **	90 85 85		** ** **	50 50 50
A	620	0x30	0x90	BK-24	Condo/2-Unit	100	**	85	***	**	50
	620	1x30	0x90	FC-36	Condo/2-Unit	100	**	85	***	**	50
	620	2x30	0x90			90	**	85	***	**	50

*	42nd Street also allows for up to a 55% Maximum Debt Ratio under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum 640 score for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**	No programs were available.

***	2 unit properties not eligible

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban
Development; CLTV=Combined Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-day delinquencies in last 12 months

Wall Street— Single Family, PUD, Condo and 2-4 Units
(FICO-Driven Program)

						CLTV (in %)					(in %)

				# Months		Full Doc	Stated		Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Consumer	Elapsed Since	Property	Owner	Owner		Non-Owner	Non-Owner	Debt
Grade	Score	History	Credit	BK/FC	Type	Occupied	Occupied		Occupied	Occupied	Ratio*

A	>710 660-710 620-659	0x30 0x30 0x30	Not considered Not considered Not considered	BK-24/FC-36 BK-24/FC-36 BK-24/FC-36	SFD/PUD SFD/PUD SFD/PUD	100 100 100	100 100 100	***	95 95 90	90 90 90	50 50 50
A	>710 660-710 620-659	0x30 0x30 0x30	Not considered Not considered Not considered	BK-24/FC-36 BK-24/FC-36 BK-24/FC-36	Condo Condo Condo	100 100 100	100 100 100	***	90 90 90	90 90 90	50 50 50
A	>710 660-710 620-659	0x30 0x30 0x30	Not considered Not considered Not considered	BK-24/FC-36 BK-24/FC-36 BK-24/FC-36	2-4 Unit 2-4 Unit 2-4 Unit	100 100 95	95 95 90	***	90 90 90	90 90 **	50 50 50

*	Wall Street also allows for up to a 55% Maximum Debt Ratio, under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum credit score of 640 for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**	No programs were available.

***	640-659 credit score required

BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban
Development; CLTV=Combined Loan to Value; FICO=Fair Isaac & Company;
Mortgage History=# of 30-day delinquencies in last 12 months

High Street— Single Family, PUD, Condo and 2-4 Units*

						LTV (in %)				(in %)

			Consumer	Consumer		Full Doc	Stated	Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Credit	Credit	Time Elapsed Since	Owner	Owner	Non-Owner	Non-Owner	Debt
Grade	Score	History	>90%	90%	BK/FC	Occupied	Occupied	Occupied	Occupied	Ratio*

A+	680 640 580	0x30	0x30 major OR 640	2x30	24 mo BK/36 mo FC	100 100 100	100 90 ***	*** *** ***	*** *** ***	50 (55% with> 640 score)
A	680 640 580	1x30	2x30 major OR 610	5x30	24 mo BK/36 mo FC	100 100 100	100 90 ***	*** *** ***	*** *** ***	50 (55% with> 640 score)
B+	580	2x30	N/A	5x30, 2x60	24 mo	90	***	***	***	50
B	580	3x30 1x60	N/A	3x60, 1x90	24 mo	85	***	***	***	50

*	2-4 Unit refinances permitted at maximum LTV. 2-4 Unit purchase Full Documentation to maximum 90% CLTV available on A+, A and B+ only.

**	High Street also allows for an exception to the 50% Maximum Debt Ratio, under the following circumstances:

•	Owner Occupied, Full Documentation only (Bank Statement not allowed);

•	Minimum 640 score for Primary Wage Earner;

•	No 2-4 unit purchases;

•	Borrowers with previous bankruptcies or foreclosures are not eligible; and

•	Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

***	No programs were available.
BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
PUD=Planned Urban Development; CLTV=Combined Loan to Value;
FICO=Fair Isaac & Company;
Mortgage History=# of 30- or 60-day delinquencies in last 12 months;
Consumer Credit >90%=History of consumer delinquency for loans where LTV >90%
CIT Underwriting Guidelines
        Approximately 12.43% of the Mortgage Loans were originated by CIT under the following underwriting guidelines.
        General. The information set forth in the following paragraphs has been provided by CIT, and none of the Depositor, the underwriter, the Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.
        The following is a general summary of the CIT underwriting guidelines. This summary does not purport to be a complete description of the underwriting standards of CIT. The CIT underwriting guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, the guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, CIT may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-

value ratio, relatively low debt-to-income ratio, better than required credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the mortgage loans may represent such underwriting exceptions.
        The CIT underwriting guidelines are used by lenders to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the mortgage loan CIT Consumer Finance uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Consumer Finance will adjust the interest rate it charges on each mortgage loan to reflect CIT Consumer Finance’s evaluation of the relative risk associated with a particular loan applicant. This practice is known as “risk-based” pricing.
        Initially, CIT Consumer Finance’s credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Consumer Finance introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as high loan to value, no income verification and purchase money loan programs. Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history, or characteristics of stability) with low equity in the property, without income verification, or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Consumer Finance’s pre-1994 loan programs. CIT Consumer Finance believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.
        In 1995, CIT Consumer Finance added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant’s equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record. CIT Consumer Finance may in the future change the underwriting policies and procedures described herein.
        Description of Underwriting Process. CIT Consumer Finance’s underwriting process occurs at the local office, regional office, and the home office. Generally, loan applications are input into an automated application processing system which allows CIT Consumer Finance to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and in most cases the credit bureau score (“FICO”). The internal credit score which CIT Consumer Finance utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Consumer Finance’s internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include: (1) occupancy status; (2) length of time at the residence; (3) length of time at the present employer; (4) debt to income ratio; (5) bank account references; (6) credit bureau information; and (7) loan-to-value ratio. The FICO scores of CIT Consumer Finance with respect to the Mortgage Loans as of the Cut-Off Date are included in the tables under “The Mortgage Loan Pool— The Mortgage Loans” herein.
        The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application.
        The extent of an underwriter’s credit authority will be based in part on certain minimum internal credit scores and the FICO score. The Chief Underwriter of CIT Consumer Finance assigns credit authority to individual underwriters based upon their experience and understanding of CIT Consumer Finance’s underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application.

        CIT Consumer Finance’s Credit Department management monitors the performance of its underwriters. CIT Consumer Finance has produced and consistently updates written policies and procedures detailing the loan underwriting process and procedures as well as the loan programs. Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Consumer Finance is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs. Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business.
        CIT Consumer Finance requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report. CIT Consumer Finance generally obtains other evidence of employment to verify information provided by the borrower. CIT Consumer Finance sometimes obtains a written verification from the borrower’s employer. This verification usually reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower’s employer, CIT Consumer Finance may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant’s employer to verify an applicant’s employment status. If the employer will not verify employment history over the telephone, CIT Consumer Finance may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.
        As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.
        Institutional Bulk Portfolio Underwriting. In the case of an institutional bulk portfolio, CIT Consumer Finance underwrites the entire portfolio of loans to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Consumer Finance. If, during the credit review of an institutional bulk portfolio, CIT Consumer Finance determines that the loans do not conform to its underwriting standards, CIT Consumer Finance may purchase the institutional bulk portfolio at a price which CIT Consumer Finance believes will reflect the increased risk in the portfolio.
        Valuation Underwriting— General. In determining the adequacy of the mortgaged property as collateral, combined loan-to-value ratio guidelines are established depending on the type of loan. The maximum combined loan-to-value ratio is determined by the loan program and credit risk rating. The combined loan-to-value ratio may be lower for self-employed individuals, and is generally reduced in respect of three and four unit multi-family properties. Generally, CIT Consumer Finance confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.
        Valuation Methods and Standards by Different Lines of Business. For loans originated by CIT Consumer Finance appraisals are obtained from outside service companies. These appraisals may be ordered by CIT Consumer Finance or the broker. Such appraisals are based upon an appraiser’s inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or

Freddie Mac appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Consumer Finance collateral risk manager during the application approval process and the final funding is based on the results of that review. If CIT Consumer Finance determines that these valuations are inaccurate, it may reevaluate the appraiser or in some cases require a recourse party to repurchase the transaction.
        CIT Consumer Finance requires a full appraisal for most transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. On a limited basis, CIT Consumer Finance may not require a full appraisal for a loan. Instead, CIT Consumer Finance may accept a “drive-by” valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Consumer Finance may rely on the prior appraisal.
        CIT Consumer Finance will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor’s automated appraised value database. In addition, CIT Consumer Finance’s collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.
        Underwriting— Other Issues. CIT Consumer Finance has several procedures which it uses to verify the applicant’s outstanding balance and payment history on any senior mortgage, including direct verification from the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Consumer Finance may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.
        Once all applicable employment, credit and property information is received, CIT Consumer Finance makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s (i) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), (ii) and other financial obligations. Specialized underwriting programs described below may also apply to prospective borrowers.
        Currently, CIT Consumer Finance generally accepts debt service ratios with respect to fixed-rate loans and adjustable-rate loans of up to 45% of the proposed borrower’s estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable-rate loans, CIT Consumer Finance computes the borrower’s monthly obligation on the proposed loan using the initial mortgage amount and the maximum mortgage rate permitted after one year.
        CIT Consumer Finance makes exceptions to the underwriting criteria described above. For example, for certain types of loans CIT Consumer Finance may approve debt service ratios up to 55% with generally lower maximum combined loan-to-value ratios. CIT Consumer Finance also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit factors exist.
        Certain of the types of loans in CIT Consumer Finance’s portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the mortgagor. CIT Consumer Finance may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Consumer Finance may also underwrite such a loan in reliance on combined loan-to-value ratios or other favorable credit factors.
        CIT Consumer Finance will not purchase or close a mortgage loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Consumer Finance requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related loan plus, in the case of a loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages.
        In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Consumer Finance as a loss payee under the insurance policy, which CIT Consumer Finance will thereafter mail to the insurer. Accordingly, CIT Consumer Finance normally will not be named as a loss payee with respect to the property securing the mortgage loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Consumer Finance.
        After closing, CIT Consumer Finance monitors the continued existence of casualty insurance on the mortgaged properties. CIT Consumer Finance will “force place” casualty insurance coverage if CIT Consumer Finance discovers that casualty insurance coverage has lapsed.
        CIT Consumer Finance prior to July 1, 2001 required title insurance on all of its mortgage loans secured by liens on real property if: (1) the principal balance is over $100,000; (2) the combined loan-to-value ratio is greater than 85% on a first lien position; (3) the borrower is a trust; (4) there is a transfer of title; (5) closing is conducted pursuant to a power of attorney; (6) the home was not subject to an existing mortgage; or (7) the first lien holder is a not an institutional lender. In cases where CIT Consumer Finance did not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property. On July 1, 2001, CIT Consumer Finance began requiring full title insurance on all loans in most states.
        The actual maximum amount that CIT Consumer Finance will lend is determined by an evaluation of the applicant’s ability to repay the loan, the value of the applicant’s equity in the real estate, and the ratio of such equity to the real estate’s appraised value.
        Specialized Underwriting Programs. CIT Consumer Finance also originates or purchases loans pursuant to alternative sets of underwriting criteria under its “No Income Verification” program. Under this program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under these programs are limited to self-employed borrowers and certain wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Borrowers with poorer credit histories are considered with lower combined loan-to-value ratios. Permitted maximum combined loan-to-value ratios under these programs are more restrictive than under CIT Consumer Finance’s standard underwriting criteria.
        These programs are designed to facilitate the loan approval process and thereby improve CIT Consumer Finance’s competitive position among other mortgage loan originators. Under the “No Income Verification” program, the customer does not provide income documentation to CIT Consumer Finance. The stated income must appear reasonable and realistic to the underwriter compared to the customer’s assets and credit history. In March 1998, CIT Consumer Finance began accepting “No Income Verification” program applications secured by non-owner occupied properties.
        CIT Consumer Finance may modify or eliminate these specialized underwriting programs from time to time. CIT Consumer Finance may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein.
        Quality Control. CIT Consumer Finance implements quality control programs in three areas: (1) lending and documentation standards, (2) re-underwriting of the loan, and (3) re-verification of employment. CIT Consumer Finance applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Consumer Finance may vary quality control procedures based upon the business source for the loan. CIT Consumer Finance also performs general quality control review through a central quality control effort. These procedures include a review of a sample of originated and purchased loans from each of CIT Consumer Finance’s production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, loans originated by CIT Consumer Finance are audited on a monthly basis for compliance with lending and documentation standards. In addition, CIT Consumer Finance re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.
The Servicer
General
        Wilshire will act as the Servicer of the Mortgage Loans. Wilshire’s obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations.
        The information set forth in the following paragraphs has been provided by the Servicer. None of the Depositor, the Seller, the Trustee, the underwriter or any of their respective affiliates (other than Wilshire) has made or will make any representation as to the accuracy or completeness of this information.
        The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.
        Wilshire, a Nevada corporation, is a wholly owned subsidiary of the Seller which is indirectly owned by Merrill Lynch, the underwriter of the Offered Certificates and an affiliate of the Depositor. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994. Wilshire currently services the Seller’s portfolio as well as portfolios for unaffiliated third parties.
        Wilshire is primarily engaged in the specialty loan servicing and resolution business. At December 31, 2004, Wilshire was servicing approximately $10.2 billion aggregate principal amount of loans and charge off assets. At December 31, 2004, Wilshire had approximately 477 employees.
Wilshire’s Delinquency and Foreclosure Statistics
        Wilshire’s servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire’s servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire’s servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the mortgage loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and (iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire’s consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

Wilshire Loan Delinquency Experience

	As of December 31, 2002				As of December 31, 2003				As of December 31, 2004

				Percent				Percent				Percent
			Percent	by			Percent	by			Percent	by
	Number	Principal	by No.	Principal	Number	Principal	by No.	Principal	Number	Principal	by No.	Principal
	of Loans	Balance	of Loans	Balance	of Loans	Balance	of Loans	Balance	of Loans	Balance	of Loans	Balance

Period of Delinquency*
30-59 Days	2,773	$124,506,497	2.94%	3.07%	2,995	$173,967,495	2.63%	2.70%	3,369	$243,643,389	2.06%	2.39%
60-89 Days	1,307	$60,514,167	1.39%	1.49%	1,451	$83,681,807	1.27%	1.30%	1,606	$113,054,726	0.98%	1.11%
90 Days or more	19,484	$501,760,034	20.66%	12.36%	18,743	$612,784,171	16.44%	9.50%	12,207	$533,986,181	7.45%	5.25%

Total Delinquent Loans	23,564	$686,780,699	24.98%	16.92%	23,189	$870,433,473	20.35%	13.50%	17,182	$890,684,297	10.49%	8.75%

Current	68,684	$3,214,273,783	72.81%	79.17%	88,421	$5,372,718,550	77.58%	83.30%	144,170	$9,017,124,348	88.01%	88.61%
Loans in Foreclosure	2,081	$158,988,367	2.21%	3.92%	2,365	$206,800,518	2.08%	3.21%	2,466	$268,528,404	1.51%	2.64%

Total	94,329	$4,060,042,849	100.00%	100.00%	113,975	$6,449,952,542	100.00%	100.00%	163,818	$10,176,337,049	100.00%	100.00%

*	As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. All of the delinquency experience above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered 30 days delinquent until the first day of the next month.
        It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Servicer’s mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. The Servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.
Servicing of the Mortgage Loans
General
        The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement among the Trustee, the Depositor and the Servicer. The Pooling and Servicing Agreement may be amended only with the consent of the NIMS Insurer, and the NIMS Insurer will be a third party beneficiary of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the Trustee will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Trustee (in its discretion or at the direction of the certificateholders is obligated to terminate the Servicer and the Trustee is obligated to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

        In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.
        The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae, that the NIMS Insurer approve of such successor servicer and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Offered Certificates and the Class B-4 and Class B-5 Certificates.
Servicing Compensation and Payment of Expenses
        The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under “—Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.” The Servicer is also entitled to receive, as additional servicing compensation, all Prepayment Interest Excesses, all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.
Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans
        When a mortgagor prepays all or a portion of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment, instead of for a full month, with a resulting reduction in the interest payable for the period in which the prepayment is made. Prepayments received during the Prepayment Period are included in the distribution to certificateholders on the related Distribution Date, thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer shall deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date; provided, however, that such amount shall not exceed the product of (a) one-twelfth of 0.25% per annum and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Prepayment Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.
Advances
        Subject to the limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates and the Class B-4 and Class B-5 Certificates rather than to guarantee or insure against losses.
        The Servicer is obligated to make Advances with respect to delinquent payments of principal and interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicer will not make Advances with respect to the principal portion of any Balloon Amount but the Servicer will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer’s determination of nonrecoverability and provided further that the Servicer need not make Advances with respect to any Mortgage Loan that is 150 days or more delinquent. The Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders; provided, however, any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. Notwithstanding the foregoing, in the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders.
        If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates and the Class B-4 and Class B-5 Certificates on the related Distribution Date. In addition, the Servicer may withdraw from the Collection Account funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.
Loss Mitigation Procedures
        The Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the Pooling and Servicing Agreement. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer will be required to obtain a broker’s price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker’s price opinion, the Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgage property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to Servicing Fees (except as provided below), and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 180 days delinquent, the Servicer may continue making Advances, and the Servicer will be required to notify the Trustee of such decision.
        Any Mortgage Loan that is charged off may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as liquidation proceeds and included in the amount available to make distributions on the Certificates. On the date which is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party.
Pledge of Servicing Rights
        On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer, as the representative of certain lenders. The Trustee and the Depositor have agreed that upon delivery to the Trustee by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Trustee be required to act as a backup servicer.
        The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.
Primary Mortgage Insurance
        PMI Mortgage Insurance Co. and Mortgage Guaranty Insurance Corporation will provide primary mortgage insurance with respect to, as of the Cut-off Date, approximately 44.35% and 45.74%, respectively (subject, in each case, to a possible variance of approximately 1%) of the Mortgage Loans, in each case the premium for which will be paid solely from collections on the Mortgage Loans. Notwithstanding any such variance, the aggregate percentage of the Mortgage Loans covered by such policies will not be less than 89.09%.
        PMI Mortgage Insurance Co. The information set forth in this section has been provided to the Depositor by PMI. None of the Depositor, the Trustee, the Servicer, the Seller, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.
        PMI Mortgage Insurance Co. (“PMI”) is an Arizona corporation with its administrative offices in Walnut Creek, California. PMI is a monoline mortgage guaranty insurance company founded in 1972 and currently provides primary mortgage guaranty insurance on residential mortgage loans. PMI is a wholly owned subsidiary of The PMI Group, Inc., a publicly traded company (NYSE: PMI). PMI is licensed in 50 states and the District of Columbia to offer mortgage guaranty insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. As of December 31, 2004, PMI reported, on a statutory accounting basis, admitted assets of $3,421,678,942, policyholders’ surplus of $645,481,428 and a statutory contingency reserve of $2,185,955,776. As of December 31, 2004, PMI reported total net insurance in force (Including primary and mortgage pool insurance) of $114,182,817,000. An annual statement for PMI for the period ended December 31, 2004, prepared on the convention form prescribed by the National Association of Insurance Commissioners, is available upon request to PMI. PMI is rated “AA” by S&P, “AA+” by Fitch and “Aa2” by Moody’s with respect to its claims-paying ability. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such Rating Agencies if, in their judgment, circumstances so warrant.
        The information regarding PMI set forth in the preceding paragraph was provided by PMI Mortgage Insurance Co. For information regarding PMI, investors are directed to The PMI Group, Inc.’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.
        The PMI Policy. The Trust Fund will have the benefit of the PMI Policy to cover the PMI Mortgage Loans. The following summary of the PMI Policy does not purport to describe all of the provisions of the PMI Policy. For a more complete description of the terms and conditions of the PMI Policy, reference is made to the form of PMI Policy, a copy of which is available from the Trustee upon written request to the Trustee at the expense of the requesting party. This description of the PMI Policy is a summary and is qualified by reference to it.
        The PMI Policy insures a portion of the loss that may be incurred on each PMI Mortgage Loan. Pursuant to the terms of the PMI Policy, losses on the PMI Mortgage Loans may be covered in one of the following three ways at the discretion of PMI: (1) if the related mortgaged property has been foreclosed upon by the Servicer, PMI may acquire the related mortgaged property from the Trust Fund for the PMI Claim Amount; (2) if the related mortgaged property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by PMI), then PMI will pay to the Servicer for delivery to the Trust Fund the lesser of (a) the actual loss on the mortgaged property or (b) the PMI Coverage Percentage multiplied by the PMI Claim Amount; or (3) if the related mortgaged property has been foreclosed upon by the Servicer and either (a) PMI elects not to acquire the property or (b) an acceptable sale to a third party is not available at such time, then PMI will pay to the Servicer for delivery to the Trust Fund an amount equal to the PMI Coverage Percentage multiplied by the PMI Claim Amount.
        The “PMI Claim Amount” is equal to: (i) the Stated Principal Balance of the PMI Mortgage Loan; plus (ii) accrued and unpaid interest on the PMI Mortgage Loan at the Mortgage Rate through the date that the related claim was filed with PMI; plus (iii) certain advances required to be made by the Servicer, such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs; minus (iv) certain amounts specified in the PMI Policy, including rental income and escrow deposits.
        The “PMI Coverage Percentage” for a PMI Mortgage Loan is equal to (a) one minus (b) 60% divided by the original Loan-to-Value Ratio of such PMI Mortgage Loan; provided, however, that for these purposes (i) for these purposes the original Loan-to-Value Ratio is rounded up to the nearest whole number (for example, 62.3% will be rounded up to 63% and 64.9% will be rounded up to 65%) and (ii) the value resulting from performing the calculation described in (b) above is rounded up to the nearest whole number (for example, the result of dividing 60% by 63% is approximately 95.24%, which will be rounded up to 96%, and 60% divided by 65% is approximately 92.31%, which will be rounded up to 93%).
        The Servicer must follow specified procedures for making a claim on a PMI Mortgage Loan. When a PMI Mortgage Loan becomes materially delinquent and satisfactory arrangements to bring the PMI Mortgage Loan current are not made, the Servicer will initiate foreclosure proceedings. The Servicer is required to file a claim with PMI no later than 60 days after the earlier to occur of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property in a manner described in the PMI Policy. Subject to the conditions and exclusions of the PMI Policy, PMI is required to process and pay a claim within 60 days after a fully completed claim has been submitted to PMI. If a claim filed by the Servicer is incomplete, then PMI is required to notify the Servicer within 20 days of receipt of the related claim. PMI will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the Servicer of the missing or incomplete information.
        Under the PMI Policy, the Servicer is required to perform certain actions as a condition to claim payment. For example, the Servicer is required to submit to PMI (a) a notice of default with regard to any PMI Mortgage Loan that becomes 90 days delinquent or with respect to which legal or administrative actions have been commenced and (b) periodic reports regarding the delinquency of any PMI Mortgage

Loans. In addition, with respect to any PMI Mortgage Loan, the Servicer must obtain the prior approval of PMI in connection with any:

•	modification by the Servicer;

•	assumption by a new mortgagor;

•	acceptance of a deed in lieu of foreclosure; or

•	sale of the underlying mortgaged property.
        The failure by the Servicer to perform any actions that condition a claim payment may either result in such claim being excluded from coverage under the PMI Policy or in the amount of such claim being reduced. In addition, the mortgaged property must be in the same physical condition it was when it was originally submitted for insurance under the PMI Policy except for reasonable wear and tear.
        The PMI Policy will not cover losses from physical damage or environmental conditions, fraud, losses from the Servicer’s negligence or non-compliance with the PMI Policy and certain other types of losses described in the PMI Policy. Claim payments under the PMI Policy will be made to the Servicer, deposited in the Collection Account, and treated in the same manner as other insurance proceeds. The PMI Premium will be paid monthly with funds on deposit in the Certificate Account.
        The PMI Policy may be terminated for failure to pay the PMI Premium or if PMI is no longer qualified under state law to write the insurance provided by the PMI Policy.
        Mortgage Guaranty Insurance Corporation. MGIC, a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a monoline private mortgage insurance company and a wholly-owned subsidiary of MGIC Investment Corporation. MGIC is licensed in 50 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. MGIC is rated “AA” by Standard & Poors, “AA+” by Fitch and “Aa2” by Moody’s with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. For further information regarding MGIC, investors are directed to MGIC Investment Corporation’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.
        The MGIC Policy. The premium for the MGIC Policy will be paid solely out of collections on the Mortgage Loans. The beneficiary of the MGIC Policy will be the Trustee on behalf of the Trust Fund. The amount of coverage provided by the MGIC Policy (the “Insured Percentage of the Claim”) varies on a loan-by-loan basis based upon the original loan-to-value ratio of the MGIC Mortgage Loan, with the actual coverage amounts ranging from 2% to 40%. Such Insured Percentage of the Claim with respect to each MGIC Mortgage Loan will be calculated as a percentage equal to (a) the Original Loan-to-Value Ratio of such MGIC Mortgage Loan minus 60% divided by (b) the Original Loan-to-Value Ratio of such MGIC Mortgage Loan; provided, however, that for these purposes, the value resulting from the calculation described in this sentence is rounded up to the nearest whole number (for example, 31.42 will be rounded up to 32).
        Unless permitted by MGIC, the MGIC Policy is required to remain in force with respect to each MGIC Mortgage Loan until:

•	the principal balance of the MGIC Mortgage Loan is paid in full;

•	the principal balance of the MGIC Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the MGIC Mortgage Loan of 55% or less; or

•	any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC;
provided, however, that no coverage of any MGIC Mortgage Loan under the MGIC Policy is required where prohibited by applicable law.

        The MGIC Policy generally requires that delinquencies on any MGIC Mortgage Loan must be reported to MGIC after such MGIC Mortgage Loan is in default for four months and appropriate proceedings to obtain title to the property securing the MGIC Mortgage Loan must be commenced within six months of default. The MGIC Policy contains provisions substantially as follows:

•	for the Servicer on behalf of the insured to present a claim, the insured must have acquired, and tendered to MGIC, good and merchantable title to the property securing the MGIC Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Policy;

•	a claim generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the Servicer on behalf of the insured, and certain expenses;

•	when a claim is presented, MGIC will have the option of either (i) paying the claim in full, taking title to the property securing the MGIC Mortgage Loan, and arranging for its sale or (ii) paying the Insured Percentage of the Claim to the Servicer, with the insured retaining title to the property securing the MGIC Mortgage Loan;

•	claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the MGIC Mortgage Loan; and

•	a claim generally must be paid within 60 days after the claim is filed by the insured.
        Failure of the Servicer on behalf of the insured to comply with these provisions may result in a denial or adjustment of coverage under the MGIC Policy. In addition, no payment for a loss will be made under the MGIC Policy unless (i) the property securing the MGIC Mortgage Loan is in the same physical condition as when the MGIC Mortgage Loan was originally insured, except for reasonable wear and tear, and (ii) unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.
        Unless approved in writing by MGIC, the Servicer on behalf of the insured under the MGIC Policy may not make any change in the terms of a MGIC Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the MGIC Mortgage Loan, except as specifically permitted by the terms of the MGIC Mortgage Loan; nor make any change in the property or other collateral securing the MGIC Mortgage Loan; nor release any mortgagor under the MGIC Mortgage Loan from liability. If a MGIC Mortgage Loan is assumed with the Servicer’s approval on behalf of the insured, MGIC’s liability for coverage of the MGIC Mortgage Loan under the MGIC Policy generally will terminate as of the date of such assumption, unless MGIC approves the assumption in writing.
        The MGIC Policy specifically excludes coverage of among other things:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

•	certain claims where there is an environmental condition which existed on the property securing the MGIC Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the MGIC Mortgage Loan, as of the effective date of coverage;

•	any claim involving a MGIC Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage;

•	any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the MGIC Mortgage Loan;

•	certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the MGIC Policy or of its obligations as imposed by operation of law;

•	any claim arising from the failure of the borrower under a MGIC Mortgage Loan to make any balloon payment, if applicable, under the MGIC Mortgage Loan;

•	any claim arising for a Mortgage Loan having a first payment default;

•	any claim arising for a Mortgage Loan for a property which had incomplete construction or having physical damage; and

•	any claim arising for a Mortgage Loan where there has been fraud on the part of the Servicer or where such Mortgage Loan is not eligible under the MGIC Policy.
        In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the MGIC Mortgage Loans furnished to MGIC by or on behalf of the insured. The MGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the MGIC Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the MGIC Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a MGIC Mortgage Loan in accordance with specified plans; or (iii) physical damage to a property securing a MGIC Mortgage Loan.
        The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC, provided, however, that MGIC has previously provided written consent to the assignment of coverage on individual MGIC Mortgage Loans from the Servicer on behalf of the Trustee to the originator in connection with any Mortgage Loan repurchased or substituted for by the originator.
        The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the MGIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Policy, a copy of which is available upon written request from the Trustee at the expense of the requesting party.
        Claims payments under the MGIC Policy will be made to the Servicer, deposited in the Collection Account and treated in the same manner as a prepayment of the related Mortgage Loan. The MGIC Premium will be paid monthly with funds on deposit in the Certificate Account.
Description of the Certificates
General
        The certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.
        The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.
        The certificates will consist of:

1. the Class A Certificates, Class M Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (all of which are being offered hereby); and

2. the Class B-4 Certificates, Class B-5 Certificates, Class C Certificates and Class P Certificates (which are not being offered hereby).

        The Class A-1 and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1 and Class R Certificates. The Class A-2 Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.
        The Offered Certificates (other than the Class R Certificate) and the Class B-4 and Class B-5 Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Trustee. The Offered Certificates (other than the Class R Certificate) and the Class B-4 and Class B-5 Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. A single Class R Certificate will be issued in definitive form in a $100 denomination.
Book-Entry Certificates
        The Offered Certificates (other than the Class R Certificate) and the Class B-4 and Class B-5 Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates (other than the Class R Certificate) and the Class B-4 and Class B-5 Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.
        The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).
        Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.
        Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.
        Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Consequences— Grantor Trust Funds— Non-U.S. Persons,” “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates— Non-U.S. Persons” and “Material Federal Income Tax Consequences— Tax Treatment of Certificates as Debt for Tax Purposes— Foreign Investors” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures— Certain U.S. Federal Income Tax Documentation Requirements” in Annex 1 hereto.
        Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.
        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.
        DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.
        Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.
        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium.
        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.
        Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.
        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.
        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
        Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.
        Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant

Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences— Grantor Trust Funds— Non-U.S. Persons,” “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates— Non-U.S. Persons” and “Material Federal Income Tax Consequences— Tax Treatment of Certificates as Debt for Tax Purposes— Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.
        Monthly and annual reports on the Trust Fund provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.
        DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.
        Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

(1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

(2) the Depositor notifies the Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

(3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.
        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates and the Class B-4 and Class B-5 Certificates under the Pooling and Servicing Agreement.
        Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear,

they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Payments on Mortgage Loans; Collection Account; Certificate Account; Cap Contract Account
        The Pooling and Servicing Agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the Collection Account, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in “Description of the Agreements— Collection Account and Related Accounts” in the prospectus, except that the Servicer may deduct its Servicing Fee, and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to Moody’s and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.
        The Trustee will be obligated to establish the Certificate Account, into which the Servicer will deposit or cause to be deposited not later than 1:00 p.m. New York City time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Trustee is permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Trustee. The Trustee or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.
        The Trustee will be obligated to establish the Cap Contract Account, into which the Trustee shall promptly deposit upon receipt any amounts paid pursuant to the Cap Contracts. The funds in the Cap Contract Account shall not be invested.
Distributions
        General. Distributions on the certificates will be made by the Trustee, on each Distribution Date, commencing in April 2005, to the persons in whose names the certificates are registered at the close of business on the Record Date.
        Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of a certificate will receive such holder’s Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.
        Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Offered Certificates and the Class B-4 and Class B-5 Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

        All calculations of interest on the Offered Certificates and the Class B-4 and Class B-5 Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.
        On each Distribution Date, prior to any distribution to certificateholders, the Trustee shall pay the PMI Premium for such Distribution Date to PMI and the MGIC Premium for such Distribution Date to MGIC solely from Interest Funds then on deposit in the Certificate Account.
        On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

1. to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicer or the Seller in respect of prepayment charges pursuant to the Pooling and Servicing Agreement during the related Prepayment Period;

2. to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

3. to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

4. to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

5. to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

6. to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

7. to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

8. to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

9. to the Class B-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

10. to the Class B-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

11. any remainder to be distributed as described under “—Overcollateralization Provisions” below.
        On each Distribution Date, subject to the proviso in (2) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of certificates for such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes of certificates that are not related to such group of Mortgage Loans.
        Any payments received under the terms of the related Cap Contract will be available to pay the holders of the related classes of the Offered Certificates and the Class B-4 and Class B-5 Certificates

amounts in respect of any Floating Rate Certificate Carryover, except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the Certificate Principal Balance of the Class A Certificates as a result of Realized Losses. Any amounts received under the terms of the Cap Contracts on a Distribution Date that are not used to pay such Floating Rate Certificate Carryover will be distributed to the holder of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryover shall be paid to the Offered Certificates and the Class B-4 and Class B-5 Certificates pro rata based upon such Floating Rate Certificate Carryover for each class of Offered Certificates and the Class B-4 and Class B-5 Certificates.
        Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

(1) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows:

(a) the Group One Principal Distribution Amount will be distributed as follows, (i) if no Class A-1 Trigger Event has occurred, the Group One Principal Distribution Amount will be distributed as follows: first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, pro rata to the Class A-1A and Class A-1B Certificates, based on their relative Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero, and (ii) if a Class A-1 Trigger Event has occurred, the Group One Principal Distribution Amount will be distributed sequentially to the Class R, Class A-1A and Class A-1B Certificates, until the Certificate Principal Balance of each such class has been reduced to zero; and

(b) the Group Two Principal Distribution Amount will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M and Class B Certificates have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B and Class A-2C Certificates are required to be allocated pro rata among such classes of Certificates, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

(2) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

(3) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

(4) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

(5) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

(6) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

(7) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

(8) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

(9) to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount; and

(10) any remainder to be distributed as described under “—Overcollateralization Provisions” below.
Overcollateralization Provisions
        If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balance of the Offered Certificates and the Class B-4 and Class B-5 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Certificate

Principal Balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-5 Certificates) by an amount equal to such excess.
        If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.
        On each Distribution Date, Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates as described above under “—Distributions” will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

(1) the Extra Principal Distribution Amount;

(2) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(3) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(4) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

(5) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

(6) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

(7) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

(8) to the Class B-4 Certificates, any Unpaid Realized Loss Amount for such class;

(9) to the Class B-5 Certificates, any Unpaid Realized Loss Amount for such class;

(10) to the Class R Certificates, the Residual Excess Interest Amount;

(11) to the Offered Certificates and the Class B-4 and Class B-5 Certificates, on a pro rata basis, the Floating Rate Certificate Carryover; and

(12) to the Class C Certificates or the Residual Certificate, the remaining amount.
        Any Floating Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Offered Certificates do not address the likelihood of the payment of any Floating Rate Certificate Carryover.
Subordination of the Payment of the Subordinated Certificates
        The rights of the holders of the Subordinated Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and the rights of the holders of each class of Subordinated Certificates (other than the Class M-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Class A Certificates and the further subordination among the Subordinated Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.
Cap Contracts
        On the Closing Date, the Trustee, on behalf of the Trust Fund, will be directed to enter into three interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Cap Contracts. The Cap Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contracts, an ISDA Master Agreement will be deemed to have been executed by the Trustee and the Cap Contract Counterparty on the date that each Cap Contract was executed. The Cap Contracts are subject to certain ISDA definitions. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the applicable Cap Contract will be used to pay Floating Rate Certificate Carryover on the related classes of the Offered Certificates and Class B-4 and Class B-5 Certificates, except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the Certificate Principal Balance of the Class A Certificates as a result of Realized Losses. Any amounts that are received on the Cap Contracts that are not used to pay such Floating Rate Certificate Carryover on the Offered Certificates and Class B-4 and Class B-5 Certificates will be distributed to the holder of the Class C Certificates.
        With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess of (x) the minimum of the related Upper Collar as shown under the heading “1 ML Strike Upper Collar” in the related One-Month LIBOR Cap Table appearing below and One-Month LIBOR (as determined by the Cap Contract Counterparty) over (y) the rate with respect to such Distribution Date as shown under the heading “1 ML Strike Lower Collar” in the related One-Month LIBOR Cap Table appearing below, (ii) an amount equal to the product of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the Index Rate Multiplier for such Distribution Date as shown under the heading “Index Rate Multiplier” in the related One-Month LIBOR Cap Table appearing below and (iii) the number of days in such Accrual Period, divided by 360.

        The Class A-1 Cap Contract Notional Balances will be as shown in the following table:
Class A-1 One-Month LIBOR Cap Table

	Beginning	Ending	Notional	Index Rate	1ML Strike	1ML Strike
Period	Accrual	Accrual	Balance ($)	Multiplier	Lower Collar (%)	Upper Collar (%)

1	04/21/05	04/25/05	17,218,300.00	10.00	5.506	9.280
2	04/25/05	05/25/05	16,956,574.79	10.00	5.697	9.280
3	05/25/05	06/25/05	16,651,389.19	10.00	5.507	9.280
4	06/25/05	07/25/05	16,304,001.23	10.00	5.698	9.280
5	07/25/05	08/25/05	15,920,252.87	10.00	5.508	9.280
6	08/25/05	09/25/05	15,504,869.07	10.00	5.509	9.280
7	09/25/05	10/25/05	15,061,883.48	10.00	5.700	9.280
8	10/25/05	11/25/05	14,592,591.28	10.00	5.509	9.280
9	11/25/05	12/25/05	14,108,891.11	10.00	5.700	9.280
10	12/25/05	01/25/06	13,633,732.95	10.00	5.510	9.280
11	01/25/06	02/25/06	13,170,230.65	10.00	5.510	9.280
12	02/25/06	03/25/06	12,720,106.80	10.00	6.125	9.280
13	03/25/06	04/25/06	12,282,972.87	10.00	5.512	9.280
14	04/25/06	05/25/06	11,858,450.95	10.00	5.704	9.280
15	05/25/06	06/25/06	11,418,727.86	10.00	5.514	9.280
16	06/25/06	07/25/06	10,990,206.37	10.00	5.727	9.280
17	07/25/06	08/25/06	10,556,918.09	10.00	5.544	9.280
18	08/25/06	09/25/06	10,138,757.83	10.00	5.680	9.280
19	09/25/06	10/25/06	9,668,262.28	10.00	5.873	9.280
20	10/25/06	11/25/06	9,090,061.89	10.00	6.081	9.280
21	11/25/06	12/25/06	8,522,572.76	10.00	7.505	9.280
22	12/25/06	01/25/07	7,984,233.85	10.00	7.431	9.280
23	01/25/07	02/25/07	7,474,350.23	10.00	7.544	9.280
24	02/25/07	03/25/07	7,029,777.74	10.00	8.417	9.280
25	03/25/07	04/25/07	6,690,157.40	10.00	7.577	9.280
26	04/25/07	05/25/07	6,375,835.42	10.00	7.991	9.280
27	05/25/07	06/25/07	6,080,574.78	10.00	8.213	9.280
28	06/25/07	07/25/07	5,795,749.25	10.00	8.575	9.280
29	07/25/07	08/25/07	5,520,644.05	10.00	8.349	9.280
30	08/25/07	09/25/07	5,254,904.00	10.00	8.389	9.280
31	09/25/07	10/25/07	4,998,166.46	10.00	8.669	9.280
32	10/25/07	11/25/07	4,750,109.78	10.00	8.631	9.280
33	11/25/07	12/25/07	4,510,609.14	10.00	9.280	9.280
34	12/25/07	01/25/08	4,279,462.53	10.00	9.195	9.280
35	01/25/08	02/25/08	4,056,155.59	10.00	9.247	9.280
36	02/25/08	03/25/08	3,840,385.33	10.00	9.280	9.280
37	03/25/08	04/25/08	3,631,874.22	10.00	9.268	9.280

(1)	With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.280%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Cap Contract.

        The Class A-2 Cap Contract Notional Balances will be as shown in the following table:
Class A-2 One-Month LIBOR Cap Table

	Beginning	Ending	Notional	Index Rate	1ML Strike	1ML Strike
Period	Accrual	Accrual	Balance($)	Multiplier	Lower Collar (%)	Upper Collar (%)

1	04/21/05	04/25/05	19,069,000.00	10.00	5.113	9.300
2	04/25/05	05/25/05	18,797,682.21	10.00	5.292	9.300
3	05/25/05	06/25/05	18,479,255.70	10.00	5.116	9.300
4	06/25/05	07/25/05	18,114,769.70	10.00	5.295	9.300
5	07/25/05	08/25/05	17,714,498.33	10.00	5.120	9.300
6	08/25/05	09/25/05	17,284,341.31	10.00	5.121	9.300
7	09/25/05	10/25/05	16,825,579.04	10.00	5.300	9.300
8	10/25/05	11/25/05	16,339,941.50	10.00	5.123	9.300
9	11/25/05	12/25/05	15,836,148.98	10.00	5.302	9.300
10	12/25/05	01/25/06	15,323,161.85	10.00	5.126	9.300
11	01/25/06	02/25/06	14,819,297.52	10.00	5.127	9.300
12	02/25/06	03/25/06	14,329,469.19	10.00	5.699	9.300
13	03/25/06	04/25/06	13,853,460.83	10.00	5.130	9.300
14	04/25/06	05/25/06	13,390,877.09	10.00	5.309	9.300
15	05/25/06	06/25/06	12,887,408.58	10.00	5.135	9.300
16	06/25/06	07/25/06	12,398,518.16	10.00	5.325	9.300
17	07/25/06	08/25/06	11,925,305.41	10.00	5.158	9.300
18	08/25/06	09/25/06	11,467,499.90	10.00	5.169	9.300
19	09/25/06	10/25/06	10,983,890.71	10.00	5.353	9.300
20	10/25/06	11/25/06	10,498,886.82	10.00	5.413	9.300
21	11/25/06	12/25/06	9,919,639.97	10.00	5.921	9.300
22	12/25/06	01/25/07	9,336,431.59	10.00	6.486	9.300
23	01/25/07	02/25/07	8,783,576.76	10.00	6.731	9.300
24	02/25/07	03/25/07	8,282,634.10	10.00	7.461	9.300
25	03/25/07	04/25/07	7,835,976.85	10.00	6.709	9.300
26	04/25/07	05/25/07	7,476,591.79	10.00	7.030	9.300
27	05/25/07	06/25/07	7,149,826.89	10.00	6.916	9.300
28	06/25/07	07/25/07	6,834,694.63	10.00	7.445	9.300
29	07/25/07	08/25/07	6,530,232.22	10.00	7.307	9.300
30	08/25/07	09/25/07	6,235,902.05	10.00	7.303	9.300
31	09/25/07	10/25/07	5,951,244.72	10.00	7.546	9.300
32	10/25/07	11/25/07	5,675,930.45	10.00	7.380	9.300
33	11/25/07	12/25/07	5,409,645.83	10.00	7.792	9.300
34	12/25/07	01/25/08	5,152,152.56	10.00	7.905	9.300
35	01/25/08	02/25/08	4,903,380.99	10.00	8.024	9.300
36	02/25/08	03/25/08	4,662,775.19	10.00	8.590	9.300
37	03/25/08	04/25/08	4,430,010.51	10.00	8.013	9.300
38	04/25/08	05/25/08	4,430,010.51	10.00	8.365	9.300
39	05/25/08	06/25/08	4,430,010.51	10.00	8.208	9.300
40	06/25/08	07/25/08	4,430,010.51	10.00	8.791	9.300
41	07/25/08	08/25/08	4,430,010.51	10.00	8.594	9.300

	Beginning	Ending	Notional	Index Rate	1ML Strike	1ML Strike
Period	Accrual	Accrual	Balance($)	Multiplier	Lower Collar (%)	Upper Collar (%)

42	08/25/08	09/25/08	4,430,010.51	10.00	8.583	9.300
43	09/25/08	10/25/08	4,430,010.51	10.00	8.861	9.300
44	10/25/08	11/25/08	4,388,338.22	10.00	8.591	9.300
45	11/25/08	12/25/08	4,256,316.04	10.00	8.892	9.300
46	12/25/08	01/25/09	4,128,542.51	10.00	8.664	9.300
47	01/25/09	02/25/09	4,004,901.00	10.00	8.661	9.300
48	02/25/09	03/25/09	3,885,230.70	10.00	9.300	9.300
49	03/25/09	04/25/09	3,769,395.74	10.00	8.632	9.300
50	04/25/09	05/25/09	3,657,267.41	10.00	8.915	9.300
51	05/25/09	06/25/09	3,548,722.19	10.00	8.625	9.300
52	06/25/09	07/25/09	3,443,640.80	10.00	9.131	9.300
53	07/25/09	08/25/09	3,341,687.33	10.00	8.823	9.300
54	08/25/09	09/25/09	3,242,941.74	10.00	8.809	9.300
55	09/25/09	10/25/09	3,147,340.70	10.00	9.096	9.300
56	10/25/09	11/25/09	3,054,710.72	10.00	8.794	9.300
57	11/25/09	12/25/09	2,964,898.40	10.00	9.096	9.300
58	12/25/09	01/25/10	2,877,901.25	10.00	8.787	9.300
59	01/25/10	02/25/10	2,793,660.66	10.00	8.770	9.300
60	02/25/10	03/25/10	2,712,087.10	10.00	9.300	9.300
61	03/25/10	04/25/10	2,633,093.14	10.00	8.738	9.300
62	04/25/10	05/25/10	2,556,593.17	10.00	9.022	9.300
63	05/25/10	06/25/10	2,482,505.84	10.00	8.708	9.300
64	06/25/10	07/25/10	2,410,750.23	10.00	9.166	9.300
65	07/25/10	08/25/10	2,341,310.62	10.00	8.847	9.300
66	08/25/10	09/25/10	2,274,048.04	10.00	8.828	9.300
67	09/25/10	10/25/10	2,208,890.13	10.00	9.110	9.300
68	10/25/10	11/25/10	2,145,768.05	10.00	8.794	9.300
69	11/25/10	12/25/10	2,084,615.81	10.00	9.074	9.300
70	12/25/10	01/25/11	2,025,367.71	10.00	8.755	9.300
71	01/25/11	02/25/11	1,967,961.45	10.00	8.735	9.300
72	02/25/11	03/25/11	1,912,336.86	10.00	9.300	9.300
73	03/25/11	04/25/11	1,858,435.89	10.00	8.697	9.300
74	04/25/11	05/25/11	1,806,202.53	10.00	8.978	9.300

(1)	With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.300%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Cap Contract.

        The Subordinated Certificate Cap Contract Notional Balances will be as shown in the following table:
Subordinated Certificate One-Month LIBOR Cap Table

	Beginning	Ending	Notional	Index Rate	1ML Strike	1ML Strike
Period	Accrual	Accrual	Balance($)	Multiplier	Lower Collar (%)	Upper Collar (%)

1	04/21/05	04/25/05	5,237,300.00	10.00	4.329	8.320
2	04/25/05	05/25/05	5,237,300.00	10.00	4.514	8.320
3	05/25/05	06/25/05	5,237,300.00	10.00	4.331	8.320
4	06/25/05	07/25/05	5,237,300.00	10.00	4.516	8.320
5	07/25/05	08/25/05	5,237,300.00	10.00	4.333	8.320
6	08/25/05	09/25/05	5,237,300.00	10.00	4.334	8.320
7	09/25/05	10/25/05	5,237,300.00	10.00	4.519	8.320
8	10/25/05	11/25/05	5,237,300.00	10.00	4.336	8.320
9	11/25/05	12/25/05	5,237,300.00	10.00	4.520	8.320
10	12/25/05	01/25/06	5,237,300.00	10.00	4.337	8.320
11	01/25/06	02/25/06	5,237,300.00	10.00	4.338	8.320
12	02/25/06	03/25/06	5,237,300.00	10.00	4.931	8.320
13	03/25/06	04/25/06	5,237,300.00	10.00	4.341	8.320
14	04/25/06	05/25/06	5,237,300.00	10.00	4.526	8.320
15	05/25/06	06/25/06	5,237,300.00	10.00	4.345	8.320
16	06/25/06	07/25/06	5,237,300.00	10.00	4.545	8.320
17	07/25/06	08/25/06	5,237,300.00	10.00	4.370	8.320
18	08/25/06	09/25/06	5,237,300.00	10.00	4.441	8.320
19	09/25/06	10/25/06	5,237,300.00	10.00	4.629	8.320
20	10/25/06	11/25/06	5,237,300.00	10.00	4.759	8.320
21	11/25/06	12/25/06	5,237,300.00	10.00	5.702	8.320
22	12/25/06	01/25/07	5,237,300.00	10.00	5.964	8.320
23	01/25/07	02/25/07	5,237,300.00	10.00	6.146	8.320
24	02/25/07	03/25/07	5,237,300.00	10.00	6.944	8.320
25	03/25/07	04/25/07	5,237,300.00	10.00	6.150	8.320
26	04/25/07	05/25/07	5,237,300.00	10.00	6.515	8.320
27	05/25/07	06/25/07	5,237,300.00	10.00	6.561	8.320
28	06/25/07	07/25/07	5,237,300.00	10.00	7.011	8.320
29	07/25/07	08/25/07	5,237,300.00	10.00	6.831	8.320
30	08/25/07	09/25/07	5,237,300.00	10.00	6.848	8.320
31	09/25/07	10/25/07	5,237,300.00	10.00	7.108	8.320
32	10/25/07	11/25/07	5,237,300.00	10.00	7.003	8.320
33	11/25/07	12/25/07	5,237,300.00	10.00	7.592	8.320
34	12/25/07	01/25/08	5,237,300.00	10.00	7.546	8.320
35	01/25/08	02/25/08	5,237,300.00	10.00	7.634	8.320
36	02/25/08	03/25/08	5,237,300.00	10.00	8.257	8.320
37	03/25/08	04/25/08	5,237,300.00	10.00	7.638	8.320
38	04/25/08	05/25/08	4,810,602.33	10.00	8.040	8.320
39	05/25/08	06/25/08	4,398,052.16	10.00	8.021	8.320
40	06/25/08	07/25/08	3,999,327.43	10.00	8.320	8.320

	Beginning	Ending	Notional	Index Rate	1ML Strike	1ML Strike
Period	Accrual	Accrual	Balance($)	Multiplier	Lower Collar (%)	Upper Collar (%)

41	07/25/08	08/25/08	3,613,904.11	10.00	8.262	8.320
42	08/25/08	09/25/08	3,241,216.46	10.00	8.253	8.320
43	09/25/08	10/25/08	2,880,763.42	10.00	8.320	8.320
44	10/25/08	11/25/08	2,610,832.09	10.00	8.268	8.320
45	11/25/08	12/25/08	2,522,823.88	10.00	8.320	8.320
46	12/25/08	01/25/09	2,437,694.99	10.00	8.296	8.320
47	01/25/09	02/25/09	2,355,357.61	10.00	8.290	8.320
48	02/25/09	03/25/09	2,275,709.24	10.00	8.320	8.320
49	03/25/09	04/25/09	2,198,657.69	10.00	8.261	8.320
50	04/25/09	05/25/09	2,124,115.14	10.00	8.320	8.320
51	05/25/09	06/25/09	2,052,000.60	10.00	8.264	8.320
52	06/25/09	07/25/09	1,982,228.69	10.00	8.320	8.320
53	07/25/09	08/25/09	1,914,617.73	10.00	8.320	8.320
54	08/25/09	09/25/09	1,849,164.83	10.00	8.320	8.320
55	09/25/09	10/25/09	1,785,822.62	10.00	8.320	8.320
56	10/25/09	11/25/09	1,724,507.08	10.00	8.320	8.320
57	11/25/09	12/25/09	1,665,127.13	10.00	8.320	8.320
58	12/25/09	01/25/10	1,607,653.70	10.00	8.320	8.320
59	01/25/10	02/25/10	1,552,034.38	10.00	8.320	8.320
60	02/25/10	03/25/10	1,498,208.39	10.00	8.320	8.320
61	03/25/10	04/25/10	1,446,116.04	10.00	8.319	8.320
62	04/25/10	05/25/10	1,395,699.20	10.00	8.320	8.320
63	05/25/10	06/25/10	1,346,902.33	10.00	8.289	8.320
64	06/25/10	07/25/10	1,299,670.77	10.00	8.320	8.320
65	07/25/10	08/25/10	1,253,983.55	10.00	8.320	8.320
66	08/25/10	09/25/10	1,209,757.44	10.00	8.320	8.320
67	09/25/10	10/25/10	1,166,943.12	10.00	8.320	8.320
68	10/25/10	11/25/10	1,125,493.72	10.00	8.320	8.320
69	11/25/10	12/25/10	1,085,364.22	10.00	8.320	8.320
70	12/25/10	01/25/11	1,046,510.32	10.00	8.309	8.320
71	01/25/11	02/25/11	1,008,889.74	10.00	8.291	8.320
72	02/25/11	03/25/11	972,461.63	10.00	8.320	8.320
73	03/25/11	04/25/11	937,186.55	10.00	8.255	8.320

(1)	With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 8.320%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Cap Contract.
        Each Cap Contract is scheduled to remain in effect until the applicable Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Trust Fund, the failure by the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the related Cap Contract becoming illegal or subject to certain kinds of taxation.
        The Offered Certificates and Class B-4 and Class B-5 Certificates do not represent an obligation of the Cap Contract Counterparty. Holders of the Offered Certificates and Class B-4 and Class B-5 Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Cap Contract.
Calculation of One-Month LIBOR
        On each Interest Determination Date, the Trustee will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.
        If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates and the Class B-4 and Class B-5 Certificates will be established by the Trustee as follows:

(1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Offered Certificates and the Class B-4 and Class B-5 Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.
        The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates and the Class B-4 and Class B-5 Certificates, for the related Accrual Period for the Offered Certificates and the Class B-4 and Class B-5 Certificates shall (in the absence of manifest error) be final and binding.
Reports to Certificateholders
        On each Distribution Date, the Trustee will make available on its website located at www.ctslink.com to each certificateholder, the Servicer, the Depositor and any other interested party a statement, based solely on information provided by the Servicer, generally setting forth among other information:

(1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

(2) the amount of such distribution to holders of each class of certificates allocable to interest;

(3) the Interest Carry Forward Amount for each class of certificates;

(4) the Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

(5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

(6) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Trustee;

(7) the Pass-Through Rate for each class of certificates for such Distribution Date;

(8) the amount of Advances included in the distribution on such Distribution Date;

(9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

(10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date;

(11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

(12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date and the date of acquisition thereof, in the aggregate;

(13) whether a Stepdown Trigger Event has occurred and is in effect;

(14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

(15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Offered Certificates and Class B-4 and Class B-5 Certificates on such Distribution Date;

(16) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

(17) the number and aggregate Stated Principal Balance of the PMI Mortgage Loans as of the end of the related Due Period;

(18) the amount of the PMI Premium with respect to such Distribution Date;

(19) the amount of claims made under the PMI Policy with respect to principal, the amount of claims made under the PMI Policy with respect to interest, the amount of such claims rejected under the PMI Policy, the amount of such claims pending under the PMI Policy, and the amount of such claims paid under the PMI Policy, each as of such Distribution Date;

(20) the number and aggregate Stated Principal Balance of the MGIC Mortgage Loans as of the end of the related Due Period;

(21) the amount of the MGIC Premium with respect to such Distribution Date;

(22) the amount of claims made under the MGIC Policy with respect to principal, the amount of claims made under the MGIC Policy with respect to interest, the amount of such claims rejected under the MGIC Policy, the amount of such claims pending under the MGIC Policy, and the amount of such claims paid under the MGIC Policy, each as of such Distribution Date;

(23) as of each Distribution Date, the amount, if any, received pursuant to each Cap Contract and the amount thereof to be paid to each class of certificates;

(24) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and

Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans; and

(25) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC.

        Assistance in using the Trustee’s website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.
        In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year and the NIMS Insurer, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.
Additional Rights of the Class R Certificateholder
        The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under “—Distributions,” the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Residual Certificates” in the prospectus.
Restrictions on Transfer of the Class R Certificate
        The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.
        The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an “electing large partnership” as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.
        In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective IRS Form W-8ECI (or any successor thereto).
        The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.
        The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See “ERISA Considerations” in this prospectus supplement and in the prospectus.
The Pooling and Servicing Agreement
General
        The certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Trustee and the Servicer. The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement. In addition, the NIMS Insurer will have various rights under the Pooling and Servicing Agreement. The Offered Certificates and the Class B-4 and Class B-5 Certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager— MLMI 2005-HE1.
Assignment of Mortgage Loans
        The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than scheduled payments due on or before that date. The Trustee, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Offered Certificates and the Class B-4 and Class B-5 Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the scheduled payment and the maturity date of such Mortgage Loan.
        As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note, with any riders thereto, endorsed without recourse to the Trustee or in blank, (2) the original Mortgage, with any riders thereto, with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Co-op Loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a Co-op Loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a Co-op Loan) and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties in certain states, the Depositor does not expect to cause the assignments to be recorded.
        Pursuant to the terms of various sale agreements, the Originators have made or assigned to the Seller, as of the date of (or as provided in) such agreement, certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements— Representations and Warranties; Repurchases.” These representations and warranties will be brought forward by each Originator to the Closing Date, subject to certain exceptions. On the Closing Date, the Seller’s rights under the various sale agreements will be assigned by the Seller to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the Certificates. Within the period of time specified in the various sale agreements following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Originators will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Trust Fund in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).
        Pursuant to the terms of a mortgage loan sale and assignment agreement whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties as of the Closing Date intended to address the accuracy of the Mortgage Loan Schedule and the payment and delinquency status of each Mortgage Loan. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator as described above, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loans, as described above.
        To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Originator or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Offered Certificates and the Class B-4 and Class B-5 Certificates may incur a loss.
Amendment
        The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee with the consent of the NIMS Insurer, without the consent of certificateholders, for any of the purposes set forth under “Description of the Agreements— Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby with the consent of the NIMS Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

(1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

(3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.
Optional Termination
        Immediately after the Auction Termination Date, the Trustee will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Trust Fund through a one-time auction process, using procedures that are mutually acceptable to the Trustee and the Depositor, and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Trustee will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket amounts owed to the Trustee or the Servicer, whether incurred or otherwise, and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the Trustee in connection with such auction. Net proceeds (after reimbursement of amounts due to the Servicer and the Trustee) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Trust Fund will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the NIMS Insurer may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, at a price described in the Pooling and Servicing Agreement, which would result in the termination of the Trust Fund. If the Trust Fund is not terminated as a result of an auction and the NIMS Insurer fails to exercise its option to purchase all of the Mortgage Loans, the Servicer may purchase all of the Mortgage Loans, which would similarly result in the termination of the Trust Fund.
Events of Default
        Events of default will consist of:

(1) any failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the NIMS Insurer or the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates;

(2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the Pooling and Servicing Agreement, which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the Servicer, the Trustee or the Depositor by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the NIMS Insurer or the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates; and

(3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.
As of any date of determination, (1) holders of the Offered Certificates and the Class B-4 and Class B-5 Certificates will be allocated 98% of all voting rights, allocated among the Offered Certificates and the Class B-4 and Class B-5 Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Class C and Class P Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.
Rights upon Event of Default
        So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee may (with the consent of the NIMS Insurer, if any), or upon the receipt of instructions from the NIMS Insurer or the holders of certificates having greater than 50% of the voting rights evidenced by the certificates (with the consent of the NIMS Insurer, if any) shall, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer, including the delinquency experience of such Mortgage Loans.
        No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.
The Trustee
        The Trustee will be the trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement for certain expenses prior to distributions of any amounts to certificateholders. The office of the Trustee is located at (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services— Merrill Lynch Mortgage Investors Trust, Series 2005-HE1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services— Merrill Lynch Mortgage Investors Trust, Series 2005-HE1, or at such other addresses as the Trustee may designate from time to time.
        The Trustee will:

(1) provide administrative services and file reports with regard to the certificates;

(2) provide reports to the certificateholders regarding the Mortgage Loans and the certificates; and

(3) receive payments with respect to the Mortgage Loans from the Servicer and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.
The Trustee will pay certain administrative expenses of the trust from amounts on deposit in the Certificate Account. As compensation for its services, the Trustee will be entitled to all of the investment income earned on funds in the Certificate Account.
Yield, Prepayment and Maturity Considerations
General
        The weighted average life of and the yield to maturity on each class of Offered Certificates and the Class B-4 and Class B-5 Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors’ equity in the related properties, and changes in the mortgagors’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.
        The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates and the Class B-4 and Class B-5 Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates and Class B-4 and Class B-5 Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates or Class B-4 and Class B-5 Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.
        The weighted average life of and yield to maturity on each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be influenced by, among other factors:

(1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A, Class M and Class B Certificates);

(2) the delinquency and default experience of the related Mortgage Loans;

(3) the level of One-Month LIBOR;

(4) the Mortgage Index for the Adjustable Rate Mortgage Loans; and

(5) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class C Certificates or the Residual Certificate when required overcollateralization levels have been met.
        To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See “Description of the Certificates— Overcollateralization Provisions.”
Prepayments and Yields for the Certificates
        Generally, if purchased at other than par, the yield to maturity on the Offered Certificates and the Class B-4 and Class B-5 Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates or Class B-4 or Class B-5 Certificates at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Certificates or Class B-4 or Class B-5 Certificates at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because approximately 81.41% of the Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.
        Approximately 15.90% of the Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.
        Approximately 84.10% of the Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.
        Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Offered Certificates and the Class B-4 and Class B-5 Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates and the Class B-4 and Class B-5 Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates which will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the related Available Funds Cap less likely to adjust either upward or downward. See “The Mortgage Pool.”
        The calculation of the Pass-Through Rate on each class of the Offered Certificates and Class B-4 and Class B-5 Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Adjustable Rate Mortgage Loans (Six-Month LIBOR or One-Year CMT) as described under “The Mortgage Pool— General.” In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index. The Class A-1 and Class R Certificates are subject to the Class A-1 Available Funds Cap, which limits the pass through rate on the Class A-1 and Class R Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Certificates are subject to the Class A-2 Available Funds Cap, which limits the pass through rate on the Class A-2 Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal

Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Subordinated Certificates are subject to the Subordinated Certificate Available Funds Cap, which limits the pass through rate on the Subordinated Certificates to a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the related Class A Certificates).
        Furthermore, even if One-Month LIBOR, Six-Month LIBOR and One-Year CMT were at the same level, various factors may cause an Available Funds Cap to limit the amount of interest that would otherwise accrue on a related class of Offered Certificates and Class B-4 and Class B-5 Certificates. In particular, the Pass-Through Rate on each class of Offered Certificates and Class B-4 and Class B-5 Certificates adjusts monthly, while the interest rates on the Adjustable Rate Mortgage Loans adjust less frequently and the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of an Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic (i.e., semi-annual or annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an Available Funds Cap limiting increases in the Pass-Through Rate for the related classes of Offered Certificates and Class B-4 and Class B-5 Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee and any fees paid to PMI or MGIC) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of Offered Certificates and Class B-4 and Class B-5 Certificates. Furthermore, if an Available Funds Cap determines the Pass-Through Rate for a class of Offered Certificates or Class B-4 and Class B-5 Certificates for a Distribution Date, the market value of such class of Offered Certificates or Class B-4 and Class B-5 Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Floating Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Certificates and the Class B-4 and Class B-5 Certificates do not address the likelihood of the payment of any such amount.
        The extent to which the yield to maturity on the Offered Certificates and Class B-4 and Class B-5 Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Offered Certificates and Class B-4 and Class B-5 Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Offered Certificates and Class B-4 and Class B-5 Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.
        The Last Scheduled Distribution Date for each class of Offered Certificates and Class B-4 and Class B-5 Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates and Class B-4 and Class B-5 Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

(1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balances thereof;

(2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates and Class B-4 and Class B-5 Certificates as described herein; and

(3) the Trustee will be directed in the Pooling and Servicing Agreement to conduct a one-time auction for the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal

Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; and if such auction fails to achieve the sufficient purchase price, the NIMS Insurer, if any, or the Servicer, to the extent any NIMS Insurer does not exercise its purchase option, may purchase all of the Mortgage Loans.

        Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Fixed Rate Mortgage Loans or Adjustable Rate Mortgage Loans, as applicable. For the Fixed Rate Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Adjustable Rate Mortgage Loans, the prepayment model used in this prospectus supplement is PPC.
        As used in the following tables “0% of the prepayment model” assumes no prepayments on the Mortgage Loans; “80% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 80% of the related prepayment model; “100% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 100% of the related prepayment model; “150% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 150% of the related prepayment model; and “200% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 200% of the related prepayment model.
        There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.
        The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Offered Certificates.
        The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that the mortgage loans have the approximate characteristics described below:
Group One Fixed Rate Mortgage Loans

									Original
					Original	Remaining	Original	Remaining	Months to
		Net	Original	Remaining	Amortization	Amortization	Interest-Only	Interest-Only	Prepayment
Current	Mortgage	Mortgage	Term	Term	Term	Term	Term	Term	Charge
Balance ($)	Rate (%)	Rate (%)	(Months)	(Months)	(Months)	(Months)	(Months)	(Months)	Expiration

63,332.55	7.050	5.550	180	172	180	172	0	0	0
934,601.68	6.962	5.462	180	174	180	174	0	0	36
91,346.04	8.100	6.600	240	237	240	237	0	0	24
57,685.62	7.990	6.490	240	232	240	232	0	0	36
99,728.00	6.400	4.900	300	298	300	298	0	0	36
2,742,379.18	7.921	6.421	360	353	360	353	0	0	0
70,720.86	8.750	7.250	360	351	360	351	0	0	6
827,399.54	8.109	6.609	360	354	360	354	0	0	12
1,324,285.11	7.753	6.253	360	354	360	354	0	0	24
13,298,148.84	7.245	5.745	360	354	360	354	0	0	36
1,415,225.84	6.615	5.115	360	352	300	300	60	52	36
1,806,827.68	10.569	9.069	180	177	360	357	0	0	0
648,212.85	10.629	9.129	180	178	360	358	0	0	24
276,745.56	10.551	9.051	180	175	360	355	0	0	36
129,239.43	10.941	9.441	180	173	180	173	0	0	0
91,363.85	11.750	10.250	240	233	240	233	0	0	0
484,403.63	11.823	10.323	360	353	360	353	0	0	0
120,200.45	13.609	12.109	360	352	360	352	0	0	36

Group Two Fixed Rate Mortgage Loans

									Original
					Original	Remaining	Original	Remaining	Months to
		Net	Original	Remaining	Amortization	Amortization	Interest-Only	Interest-Only	Prepayment
Current	Mortgage	Mortgage	Term	Term	Term	Term	Term	Term	Charge
Balance ($)	Rate (%)	Rate (%)	(Months)	(Months)	(Months)	(Months)	(Months)	(Months)	Expiration

47,833.37	9.575	8.075	180	173	360	353	0	0	60
63,707.60	6.400	4.900	180	179	180	179	0	0	0
140,355.60	7.650	6.150	180	178	180	178	0	0	24
521,494.59	7.000	5.500	180	176	180	176	0	0	36
149,206.30	7.700	6.200	180	178	180	178	0	0	60
141,751.31	5.920	4.420	240	238	240	238	0	0	0
34,908.03	10.050	8.550	240	238	240	238	0	0	36
140,951.73	8.990	7.490	300	293	300	293	0	0	36
4,733,266.81	7.219	5.719	360	353	360	353	0	0	0
56,559.35	6.250	4.750	360	352	360	352	0	0	6
927,896.07	6.945	5.445	360	355	360	355	0	0	12
896,710.48	7.590	6.090	360	354	360	354	0	0	24
21,301,150.31	6.789	5.289	360	354	360	354	0	0	36
111,838.17	7.650	6.150	360	358	360	358	0	0	60
1,110,891.82	6.335	4.835	360	352	300	300	60	52	0
448,000.00	6.990	5.490	360	351	300	300	60	51	12
2,120,912.73	6.941	5.441	360	354	300	300	60	54	36
3,916,145.89	10.467	8.967	180	177	360	357	0	0	0
74,944.70	9.180	7.680	180	179	360	359	0	0	12
2,130,673.33	10.773	9.273	180	177	360	357	0	0	24
2,290,375.48	10.297	8.797	180	176	360	356	0	0	36
27,977.64	10.500	9.000	180	178	360	358	0	0	60
98,516.84	11.283	9.783	180	173	180	173	0	0	0
57,697.93	11.500	10.000	180	173	180	173	0	0	36
230,663.92	11.584	10.084	360	353	360	353	0	0	0
106,443.42	10.639	9.139	360	353	360	353	0	0	36

Group One Adjustable Rate Mortgage Loans

															Number of
							Original	Remaining							Months		Original
					Original	Remaining	Interest	Interest		Initial				Rate	Until Next		Months to
		Net	Original	Remaining	Amortization	Amortization	Only	Only		Rate				Change	Rate		Prepayment
Current	Mortgage	Mortgage	Term	Term	Term	Term	Term	Term	Gross	Change	Periodic	Maximum	Minimum	Frequency	Adjustment		Charge
Balance ($)	Rate(%)	Rate(%)	(months)	(months)	(months)	(months)	(months)	(months)	Margin(%)	Cap(%)	Cap(%)	Rate(%)	Rate(%)	(months)	Date	Index	Expiration

71,844.78	8.500	7.000	360	353	360	353	0	0	7.500	3.000	1.000	14.500	7.500	6	5	6M LIBOR	0
28,180,335.56	8.140	6.640	360	355	360	355	0	0	7.180	2.961	1.145	14.170	7.467	6	19	6M LIBOR	0
526,395.54	7.802	6.302	360	351	360	351	0	0	6.080	3.000	1.000	13.802	7.802	6	15	6M LIBOR	6
11,322,164.91	7.326	5.826	360	357	360	357	0	0	6.860	3.000	1.386	14.085	7.266	6	21	6M LIBOR	12
85,746,836.18	7.380	5.880	360	356	360	356	0	0	6.691	2.844	1.230	13.890	7.182	6	20	6M LIBOR	24
948,898.17	7.410	5.910	360	351	360	351	0	0	5.973	3.000	1.000	13.410	7.410	6	15	6M LIBOR	30
4,209,489.98	8.131	6.631	360	353	360	353	0	0	7.084	3.000	1.042	14.006	7.115	6	17	6M LIBOR	36
1,617,764.96	7.283	5.783	360	355	360	355	0	0	6.525	3.000	1.116	13.577	6.869	6	31	6M LIBOR	0
69,630.47	8.200	6.700	360	352	360	352	0	0	6.000	3.000	1.000	14.200	8.200	6	28	6M LIBOR	6
719,399.97	5.759	4.259	360	357	360	357	0	0	6.437	3.000	1.166	12.278	5.759	6	33	6M LIBOR	24
6,719,645.61	6.771	5.271	360	355	360	355	0	0	5.911	2.253	1.037	12.853	6.658	6	31	6M LIBOR	36
1,058,252.66	7.172	5.672	360	351	360	351	0	0	5.467	2.000	2.000	13.172	7.172	12	51	1Y Treasury	0
198,786.25	7.500	6.000	360	352	360	352	0	0	6.250	2.000	2.000	13.500	7.500	12	52	1Y Treasury	24
3,971,295.16	6.595	5.095	360	351	360	351	0	0	5.653	2.000	2.000	12.595	6.595	12	51	1Y Treasury	36
103,015.62	6.575	5.075	360	358	360	358	0	0	6.375	3.000	1.000	13.575	6.575	6	58	6M LIBOR	36
561,440.00	6.231	4.731	360	358	336	336	24	22	6.884	3.000	1.500	13.231	6.231	6	22	6M LIBOR	0
512,800.00	6.421	4.921	360	357	336	336	24	21	6.963	3.000	1.500	13.421	6.421	6	21	6M LIBOR	12
6,627,979.14	6.410	4.910	360	358	336	336	24	22	6.848	3.000	1.446	13.410	6.410	6	22	6M LIBOR	24
280,000.00	6.214	4.714	360	358	336	336	24	22	6.955	3.000	1.500	13.211	6.211	6	22	6M LIBOR	36
141,600.00	5.700	4.200	360	358	324	324	36	34	6.650	3.000	1.500	12.700	5.700	6	34	6M LIBOR	24
162,000.00	5.950	4.450	360	358	324	324	36	34	6.900	3.000	1.500	12.950	5.950	6	34	6M LIBOR	36
1,357,338.46	7.154	5.654	360	355	300	300	60	55	6.135	2.523	1.000	13.154	7.154	6	19	6M LIBOR	0
321,199.92	7.957	6.457	360	352	300	300	60	52	5.824	2.295	1.000	13.957	7.957	6	16	6M LIBOR	12
6,404,659.65	6.940	5.440	360	353	300	300	60	53	5.911	2.753	1.000	12.940	6.940	6	17	6M LIBOR	24
298,347.92	5.990	4.490	360	352	300	300	60	52	5.990	3.000	1.000	11.990	5.990	6	16	6M LIBOR	30
124,000.00	6.125	4.625	360	358	300	300	60	58	5.125	3.000	1.000	12.125	6.125	6	22	6M LIBOR	36
440,646.90	7.387	5.887	360	352	300	300	60	52	5.286	3.000	1.000	13.387	7.387	6	28	6M LIBOR	0
383,997.33	5.852	4.352	360	357	300	300	60	57	5.250	3.000	1.000	11.881	5.852	6	33	6M LIBOR	24
1,401,491.80	6.769	5.269	360	355	300	300	60	55	5.877	2.497	1.000	12.769	6.769	6	31	6M LIBOR	36
150,000.00	8.050	6.550	360	352	300	300	60	52	6.000	2.000	2.000	14.050	8.050	12	52	1Y Treasury	0
312,000.00	6.990	5.490	360	351	300	300	60	51	5.500	2.000	2.000	12.990	6.990	12	51	1Y Treasury	12
220,000.00	6.500	5.000	360	352	300	300	60	52	5.200	2.000	2.000	12.500	6.500	12	52	1Y Treasury	24
8,184,087.68	6.597	5.097	360	351	300	300	60	51	5.811	2.000	2.000	12.597	6.597	12	51	1Y Treasury	36
196,400.75	6.500	5.000	360	355	300	300	60	55	5.500	3.000	1.000	12.500	6.500	6	55	6M LIBOR	36

Group Two Adjustable Rate Mortgage Loans

															Number of
							Original	Remaining		Initial					Months		Original
					Original	Remaining	Interest	Interest		Rate				Rate	Until Next		Months to
		Net	Original	Remaining	Amortization	Amortization	Only	Only	Gross	Change	Periodic			Change	Rate		Prepayment
Current	Mortgage	Mortgage	Term	Term	Term	Term	Term	Term	Margin	Cap	Cap	Maximum	Minimum	Frequency	Adjustment		Charge
Balance ($)	Rate (%)	Rate (%)	(Months)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	Rate (%)	Rate (%)	(Months)	Date	Index	Expiration

21,925,417.08	7.681	6.181	360	356	360	356	0	0	6.875	2.920	1.227	14.189	7.308	6	20	6M LIBOR	0
681,059.49	8.061	6.561	360	353	360	353	0	0	6.235	3.000	1.000	14.292	8.061	6	17	6M LIBOR	6
4,556,102.21	7.188	5.688	360	358	360	358	0	0	7.024	2.912	1.419	14.144	7.188	6	22	6M LIBOR	12
60,458,054.66	7.031	5.531	360	357	360	357	0	0	6.295	2.897	1.142	13.555	7.000	6	21	6M LIBOR	24
647,596.47	6.310	4.810	360	352	360	352	0	0	6.076	3.000	1.000	12.310	6.310	6	16	6M LIBOR	30
1,054,732.97	7.256	5.756	360	355	360	355	0	0	6.292	3.000	1.154	13.391	6.218	6	19	6M LIBOR	36
386,227.90	7.654	6.154	360	359	360	359	0	0	6.654	3.000	1.000	13.654	7.654	6	35	6M LIBOR	0
204,773.86	6.150	4.650	360	352	360	352	0	0	6.000	3.000	1.000	12.150	6.150	6	28	6M LIBOR	12
333,461.55	7.100	5.600	360	358	360	358	0	0	6.990	3.000	1.500	14.100	7.100	6	34	6M LIBOR	24
8,431,679.15	6.828	5.328	360	357	360	357	0	0	5.933	2.681	1.000	12.828	6.828	6	33	6M LIBOR	36
1,251,112.15	7.335	5.835	360	351	360	351	0	0	5.680	2.000	2.000	13.335	7.335	12	51	1Y Treasury	0
95,238.94	6.800	5.300	360	351	360	351	0	0	6.250	2.000	2.000	12.800	6.800	12	51	1Y Treasury	6
254,278.78	6.611	5.111	360	352	360	352	0	0	5.548	2.000	2.000	12.611	6.611	12	52	1Y Treasury	24
6,307,680.77	6.300	4.800	360	351	360	351	0	0	5.661	2.000	2.000	12.300	6.300	12	51	1Y Treasury	36
131,262.63	5.750	4.250	360	359	360	359	0	0	5.750	3.000	1.000	12.750	5.750	6	59	6M LIBOR	0
539,132.14	6.927	5.427	360	354	360	354	0	0	6.721	3.000	1.000	13.749	6.927	6	54	6M LIBOR	36
2,471,689.17	6.342	4.842	360	358	336	336	24	22	6.914	3.000	1.399	13.342	6.342	6	22	6M LIBOR	0
1,621,908.71	7.013	5.513	360	356	336	336	24	20	6.978	3.000	1.248	14.013	7.013	6	20	6M LIBOR	12
11,437,983.81	6.309	4.809	360	358	336	336	24	22	6.767	3.000	1.322	13.309	6.309	6	22	6M LIBOR	24
209,200.00	7.625	6.125	360	359	324	324	36	35	7.250	3.000	1.000	14.625	7.625	6	35	6M LIBOR	0
667,000.00	6.093	4.593	360	358	324	324	36	34	6.965	3.000	1.500	13.093	6.093	6	34	6M LIBOR	24
624,500.00	7.004	5.504	360	358	324	324	36	34	7.233	3.000	1.340	14.004	7.004	6	34	6M LIBOR	36
1,648,722.00	6.804	5.304	360	356	300	300	60	56	5.582	3.000	1.000	12.804	6.804	6	20	6M LIBOR	0
1,079,722.00	6.368	4.868	360	355	300	300	60	55	5.368	1.000	1.000	12.368	6.368	6	19	6M LIBOR	12
20,703,080.41	6.529	5.029	360	355	300	300	60	55	5.611	2.576	1.000	12.529	6.529	6	19	6M LIBOR	24
644,849.66	5.905	4.405	360	351	300	300	60	51	6.000	3.000	1.000	11.905	5.905	6	15	6M LIBOR	30
217,992.82	6.800	5.300	360	352	300	300	60	52	5.500	3.000	1.000	12.800	6.800	6	28	6M LIBOR	12
742,500.00	6.091	4.591	360	357	300	300	60	57	5.862	3.000	1.000	12.091	6.091	6	33	6M LIBOR	24
5,404,203.16	6.498	4.998	360	356	300	300	60	56	5.591	1.917	1.000	12.498	6.498	6	32	6M LIBOR	36
508,569.12	6.641	5.141	360	351	300	300	60	51	5.299	2.000	2.000	12.641	6.641	12	51	1Y Treasury	0
204,000.00	5.950	4.450	360	352	300	300	60	52	5.500	2.000	2.000	11.950	5.950	12	52	1Y Treasury	24
20,607,319.64	6.199	4.699	360	351	300	300	60	51	5.532	2.000	2.000	12.199	6.199	12	51	1Y Treasury	36
1,378,059.25	6.148	4.648	360	355	300	300	60	55	5.340	3.000	1.000	12.287	6.148	6	55	6M LIBOR	36

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class A-1A					Class A-1B

Distribution Date	0%	80%	100%	150%	200%	0%	80%	100%	150%	200%

Initial	100	100	100	100	100	100	100	100	100	100
March 25, 2006	99	77	71	57	43	99	77	71	57	43
March 25, 2007	98	49	39	16	0	98	49	39	16	0
March 25, 2008	97	32	21	1	0	97	32	21	1	0
March 25, 2009	96	25	18	1	0	96	25	18	1	0
March 25, 2010	95	19	12	1	0	95	19	12	1	0
March 25, 2011	94	14	8	1	0	94	14	8	1	0
March 25, 2012	93	10	5	*	0	93	10	5	*	0
March 25, 2013	92	7	4	0	0	92	7	4	0	0
March 25, 2014	90	5	2	0	0	90	5	2	0	0
March 25, 2015	88	4	2	0	0	88	4	2	0	0
March 25, 2016	86	3	1	0	0	86	3	1	0	0
March 25, 2017	84	2	*	0	0	84	2	*	0	0
March 25, 2018	82	2	*	0	0	82	2	*	0	0
March 25, 2019	79	1	0	0	0	79	1	0	0	0
March 25, 2020	75	*	0	0	0	75	*	0	0	0
March 25, 2021	72	*	0	0	0	72	*	0	0	0
March 25, 2022	69	0	0	0	0	69	0	0	0	0
March 25, 2023	66	0	0	0	0	66	0	0	0	0
March 25, 2024	62	0	0	0	0	62	0	0	0	0
March 25, 2025	57	0	0	0	0	57	0	0	0	0
March 25, 2026	52	0	0	0	0	52	0	0	0	0
March 25, 2027	47	0	0	0	0	47	0	0	0	0
March 25, 2028	42	0	0	0	0	42	0	0	0	0
March 25, 2029	37	0	0	0	0	37	0	0	0	0
March 25, 2030	32	0	0	0	0	32	0	0	0	0
March 25, 2031	26	0	0	0	0	26	0	0	0	0
March 25, 2032	20	0	0	0	0	20	0	0	0	0
March 25, 2033	13	0	0	0	0	13	0	0	0	0
March 25, 2034	5	0	0	0	0	5	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years	19.99	2.98	2.31	1.25	0.88	19.99	2.98	2.31	1.25	0.88

*	Less than 0.5% but greater than 0.0%.

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class A-2A					Class A-2B

Distribution Date	0%	80%	100%	150%	200%	0%	80%	100%	150%	200%

Initial	100	100	100	100	100	100	100	100	100	100
March 25, 2006	99	61	52	28	4	100	100	100	100	100
March 25, 2007	97	14	0	0	0	100	100	94	18	0
March 25, 2008	96	0	0	0	0	100	70	33	0	0
March 25, 2009	95	0	0	0	0	100	47	22	0	0
March 25, 2010	93	0	0	0	0	100	24	2	0	0
March 25, 2011	90	0	0	0	0	100	7	0	0	0
March 25, 2012	88	0	0	0	0	100	0	0	0	0
March 25, 2013	85	0	0	0	0	100	0	0	0	0
March 25, 2014	82	0	0	0	0	100	0	0	0	0
March 25, 2015	79	0	0	0	0	100	0	0	0	0
March 25, 2016	76	0	0	0	0	100	0	0	0	0
March 25, 2017	72	0	0	0	0	100	0	0	0	0
March 25, 2018	68	0	0	0	0	100	0	0	0	0
March 25, 2019	63	0	0	0	0	100	0	0	0	0
March 25, 2020	51	0	0	0	0	100	0	0	0	0
March 25, 2021	46	0	0	0	0	100	0	0	0	0
March 25, 2022	40	0	0	0	0	100	0	0	0	0
March 25, 2023	34	0	0	0	0	100	0	0	0	0
March 25, 2024	27	0	0	0	0	100	0	0	0	0
March 25, 2025	20	0	0	0	0	100	0	0	0	0
March 25, 2026	12	0	0	0	0	100	0	0	0	0
March 25, 2027	2	0	0	0	0	100	0	0	0	0
March 25, 2028	0	0	0	0	0	88	0	0	0	0
March 25, 2029	0	0	0	0	0	73	0	0	0	0
March 25, 2030	0	0	0	0	0	56	0	0	0	0
March 25, 2031	0	0	0	0	0	37	0	0	0	0
March 25, 2032	0	0	0	0	0	17	0	0	0	0
March 25, 2033	0	0	0	0	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years	14.63	1.21	1.00	0.69	0.52	25.17	4.01	3.00	1.74	1.32

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class A-2C					Class M-1

Distribution Date	0%	80%	100%	150%	200%	0%	80%	100%	150%	200%

Initial	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	100	100	100
March 25, 2007	100	100	100	100	0	100	100	100	100	93
March 25, 2008	100	100	100	24	0	100	100	100	100	0
March 25, 2009	100	100	100	24	0	100	62	44	96	0
March 25, 2010	100	100	100	24	0	100	46	30	39	0
March 25, 2011	100	100	73	24	0	100	34	21	7	0
March 25, 2012	100	88	52	17	0	100	26	15	0	0
March 25, 2013	100	67	38	9	0	100	19	10	0	0
March 25, 2014	100	51	28	3	0	100	14	7	0	0
March 25, 2015	100	39	21	0	0	100	11	3	0	0
March 25, 2016	100	30	15	0	0	100	8	0	0	0
March 25, 2017	100	24	11	0	0	100	6	0	0	0
March 25, 2018	100	19	7	0	0	100	2	0	0	0
March 25, 2019	100	14	4	0	0	100	0	0	0	0
March 25, 2020	100	8	0	0	0	100	0	0	0	0
March 25, 2021	100	6	0	0	0	100	0	0	0	0
March 25, 2022	100	3	0	0	0	100	0	0	0	0
March 25, 2023	100	*	0	0	0	100	0	0	0	0
March 25, 2024	100	0	0	0	0	100	0	0	0	0
March 25, 2025	100	0	0	0	0	100	0	0	0	0
March 25, 2026	100	0	0	0	0	100	0	0	0	0
March 25, 2027	100	0	0	0	0	100	0	0	0	0
March 25, 2028	100	0	0	0	0	96	0	0	0	0
March 25, 2029	100	0	0	0	0	85	0	0	0	0
March 25, 2030	100	0	0	0	0	73	0	0	0	0
March 25, 2031	100	0	0	0	0	60	0	0	0	0
March 25, 2032	100	0	0	0	0	45	0	0	0	0
March 25, 2033	88	0	0	0	0	29	0	0	0	0
March 25, 2034	34	0	0	0	0	11	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years	28.67	9.98	7.93	3.81	1.78	26.44	5.68	4.74	4.85	2.20

*	Less than 0.5% but greater than 0.0%.

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class M-2					Class M-3

Distribution Date	0%	80%	100%	150%	200%	0%	80%	100%	150%	200%

Initial	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	100	100	100
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	40	100	100	100	100	100
March 25, 2009	100	62	44	17	40	100	62	44	17	100
March 25, 2010	100	46	30	6	23	100	46	30	0	0
March 25, 2011	100	34	21	0	7	100	34	21	0	0
March 25, 2012	100	26	15	0	0	100	26	12	0	0
March 25, 2013	100	19	8	0	0	100	19	0	0	0
March 25, 2014	100	14	2	0	0	100	11	0	0	0
March 25, 2015	100	9	0	0	0	100	0	0	0	0
March 25, 2016	100	4	0	0	0	100	0	0	0	0
March 25, 2017	100	0	0	0	0	100	0	0	0	0
March 25, 2018	100	0	0	0	0	100	0	0	0	0
March 25, 2019	100	0	0	0	0	100	0	0	0	0
March 25, 2020	100	0	0	0	0	100	0	0	0	0
March 25, 2021	100	0	0	0	0	100	0	0	0	0
March 25, 2022	100	0	0	0	0	100	0	0	0	0
March 25, 2023	100	0	0	0	0	100	0	0	0	0
March 25, 2024	100	0	0	0	0	100	0	0	0	0
March 25, 2025	100	0	0	0	0	100	0	0	0	0
March 25, 2026	100	0	0	0	0	100	0	0	0	0
March 25, 2027	100	0	0	0	0	100	0	0	0	0
March 25, 2028	96	0	0	0	0	96	0	0	0	0
March 25, 2029	85	0	0	0	0	85	0	0	0	0
March 25, 2030	73	0	0	0	0	73	0	0	0	0
March 25, 2031	60	0	0	0	0	60	0	0	0	0
March 25, 2032	45	0	0	0	0	45	0	0	0	0
March 25, 2033	29	0	0	0	0	29	0	0	0	0
March 25, 2034	10	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years	26.43	5.52	4.54	3.81	3.73	26.40	5.34	4.37	3.49	4.17

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class B-1					Class B-2

Distribution Date	0%	80%	100%	150%	200%	0%	80%	100%	150%	200%

Initial	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	100	100	100
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100	100	100	100
March 25, 2009	100	62	44	9	5	100	62	44	0	0
March 25, 2010	100	46	30	0	0	100	46	30	0	0
March 25, 2011	100	34	21	0	0	100	34	15	0	0
March 25, 2012	100	26	0	0	0	100	26	0	0	0
March 25, 2013	100	19	0	0	0	100	5	0	0	0
March 25, 2014	100	0	0	0	0	100	0	0	0	0
March 25, 2015	100	0	0	0	0	100	0	0	0	0
March 25, 2016	100	0	0	0	0	100	0	0	0	0
March 25, 2017	100	0	0	0	0	100	0	0	0	0
March 25, 2018	100	0	0	0	0	100	0	0	0	0
March 25, 2019	100	0	0	0	0	100	0	0	0	0
March 25, 2020	100	0	0	0	0	100	0	0	0	0
March 25, 2021	100	0	0	0	0	100	0	0	0	0
March 25, 2022	100	0	0	0	0	100	0	0	0	0
March 25, 2023	100	0	0	0	0	100	0	0	0	0
March 25, 2024	100	0	0	0	0	100	0	0	0	0
March 25, 2025	100	0	0	0	0	100	0	0	0	0
March 25, 2026	100	0	0	0	0	100	0	0	0	0
March 25, 2027	100	0	0	0	0	100	0	0	0	0
March 25, 2028	96	0	0	0	0	96	0	0	0	0
March 25, 2029	85	0	0	0	0	85	0	0	0	0
March 25, 2030	73	0	0	0	0	73	0	0	0	0
March 25, 2031	60	0	0	0	0	60	0	0	0	0
March 25, 2032	45	0	0	0	0	45	0	0	0	0
March 25, 2033	29	0	0	0	0	29	0	0	0	0
March 25, 2034	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years	26.38	5.25	4.29	3.40	3.83	26.34	5.12	4.16	3.28	3.58

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the Prepayment Model Set Forth Below

	Class B-3

Distribution Date	0%	80%	100%	150%	200%

Initial	100	100	100	100	100
March 25, 2006	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	62	44	0	0
March 25, 2010	100	46	30	0	0
March 25, 2011	100	34	0	0	0
March 25, 2012	100	15	0	0	0
March 25, 2013	100	0	0	0	0
March 25, 2014	100	0	0	0	0
March 25, 2015	100	0	0	0	0
March 25, 2016	100	0	0	0	0
March 25, 2017	100	0	0	0	0
March 25, 2018	100	0	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	96	0	0	0	0
March 25, 2029	85	0	0	0	0
March 25, 2030	73	0	0	0	0
March 25, 2031	60	0	0	0	0
March 25, 2032	45	0	0	0	0
March 25, 2033	29	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
Weighted Average Life in Years	26.27	4.94	4.03	3.17	3.40

Hypothetical Available Funds Cap Table
        Based upon the Modeling Assumptions and assuming further that the Fixed Rate Mortgage Loans prepay at a constant rate of 20% HEP and the Adjustable Rate Mortgage Loans prepay at a constant rate of 100% PPC, the following table indicates the related Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Fixed Rate Mortgage Loans will occur at a constant rate of 20% HEP or prepayments on the Adjustable Rate Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

			Subordinated			Subordinated				Subordinated			Subordinated
	Class A-1	Class A-2	Certificate	Class A-1	Class A-2	Certificate		Class A-1	Class A-2	Certificate	Class A-1	Class A-2	Certificate
	Available	Available	Available	Available	Available	Available		Available	Available	Available	Available	Available	Available
	Funds	Funds	Funds Cap	Funds	Funds	Funds Cap		Funds	Funds	Funds Cap	Funds	Funds	Funds Cap
Distribution	Cap (%)	Cap (%)	(%)	Cap (%)	Cap (%)	(%)	Distribution	Cap (%)	Cap (%)	(%)	Cap (%)	Cap (%)	(%)
Date	(1)(3)	(1)(4)	(1)(5)	(2)(3)	(2)(4)	(2)(5)	Date	(1)(3)	(1)(4)	(1)(5)	(2)(3)	(2)(4)	(2)(5)

4/25/2005	—	—	—	—	—	—	6/25/2008	7.693	6.988	7.323	10.078	9.500	9.500
5/25/2005	5.917%	5.492%	5.694%	9.500%	9.500%	9.500%	7/25/2008	7.948	7.217	7.564	10.462	9.500	9.690
6/25/2005	5.727	5.316	5.511	9.500	9.500	9.500	8/25/2008	7.688	6.984	7.319	10.156	9.500	9.500
7/25/2005	5.918	5.495	5.696	9.500	9.500	9.500	9/25/2008	7.683	6.979	7.314	10.149	9.500	9.500
8/25/2005	5.728	5.320	5.513	9.500	9.500	9.500	10/25/2008	7.934	7.207	7.553	10.473	9.500	9.734
9/25/2005	5.729	5.321	5.514	9.500	9.500	9.500	11/25/2008	7.672	6.969	7.305	10.167	9.500	9.500
10/25/2005	5.920	5.500	5.699	9.500	9.500	9.500	12/25/2008	7.922	7.196	7.543	10.492	9.500	9.760
11/25/2005	5.729	5.323	5.516	9.500	9.500	9.500	1/25/2009	7.661	6.959	7.294	10.144	9.500	9.500
12/25/2005	5.920	5.502	5.700	9.500	9.500	9.500	2/25/2009	7.656	6.953	7.289	10.134	9.500	9.500
1/25/2006	5.730	5.326	5.517	9.500	9.500	9.500	3/25/2009	8.470	7.693	8.064	11.204	9.796	10.469
2/25/2006	5.730	5.327	5.518	9.500	9.500	9.500	4/25/2009	7.644	6.943	7.278	10.105	9.500	9.500
3/25/2006	6.345	5.899	6.111	9.500	9.500	9.500	5/25/2009	7.893	7.169	7.516	10.469	9.500	9.764
4/25/2006	5.731	5.330	5.520	9.500	9.500	9.500	6/25/2009	7.633	6.932	7.268	10.116	9.500	9.500
5/25/2006	5.923	5.509	5.705	9.500	9.500	9.500	7/25/2009	7.990	7.352	7.658	10.553	9.500	9.917
6/25/2006	5.734	5.335	5.524	9.500	9.500	9.500	8/25/2009	7.731	7.112	7.409	10.202	9.500	9.589
7/25/2006	5.939	5.525	5.721	9.500	9.500	9.500	9/25/2009	7.724	7.105	7.402	10.186	9.500	9.575
8/25/2006	5.755	5.358	5.546	9.500	9.500	9.500	10/25/2009	7.975	7.341	7.646	10.509	9.500	9.880
9/25/2006	5.868	5.365	5.604	9.500	9.500	9.500	11/25/2009	7.714	7.110	7.400	10.179	9.500	9.565
10/25/2006	6.061	5.549	5.792	9.500	9.500	9.500	12/25/2009	7.964	7.340	7.641	10.502	9.500	9.877
11/25/2006	6.202	5.600	5.885	9.500	9.500	9.500	1/25/2010	7.701	7.097	7.388	10.146	9.500	9.547
12/25/2006	7.571	6.071	6.783	9.500	9.500	9.500	2/25/2010	7.695	7.090	7.382	10.131	9.500	9.531
1/25/2007	7.493	6.579	7.013	9.500	9.500	9.500	3/25/2010	8.513	7.844	8.167	11.198	9.913	10.535
2/25/2007	7.604	6.823	7.193	9.500	9.500	9.500	4/25/2010	7.682	7.079	7.371	10.097	9.500	9.500
3/25/2007	8.406	7.540	7.951	9.500	9.500	9.500	5/25/2010	7.931	7.308	7.610	10.417	9.500	9.801
4/25/2007	7.588	6.800	7.174	9.500	9.500	9.500	6/25/2010	7.669	7.065	7.358	10.064	9.500	9.500
5/25/2007	7.837	7.026	7.411	9.500	9.500	9.500	7/25/2010	7.951	7.370	7.652	10.485	9.500	9.910
6/25/2007	7.580	6.799	7.170	9.500	9.500	9.500	8/25/2010	7.688	7.126	7.399	10.133	9.500	9.576
7/25/2007	7.831	7.022	7.406	9.500	9.500	9.500	9/25/2010	7.681	7.119	7.393	10.115	9.500	9.558
8/25/2007	7.610	6.855	7.214	9.500	9.500	9.500	10/25/2010	7.930	7.349	7.632	10.433	9.500	9.859
9/25/2007	7.606	6.852	7.210	9.500	9.500	9.500	11/25/2010	7.667	7.104	7.379	10.079	9.500	9.525
10/25/2007	7.855	7.076	7.446	9.500	9.500	9.500	12/25/2010	7.915	7.333	7.618	10.396	9.500	9.824
11/25/2007	7.700	6.846	7.251	9.500	9.500	9.500	1/25/2011	7.652	7.089	7.366	10.042	9.500	9.500
12/25/2007	7.951	7.113	7.511	9.636	9.500	9.500	2/25/2011	7.645	7.082	7.359	10.024	9.500	9.500
1/25/2008	7.705	6.973	7.320	9.500	9.500	9.500	3/25/2011	8.456	7.833	8.140	11.077	9.871	10.465
2/25/2008	7.705	6.989	7.329	9.500	9.500	9.500	4/25/2011	7.631	7.067	7.345	9.986	9.500	9.500
3/25/2008	8.231	7.473	7.832	10.154	9.500	9.500	5/25/2011	7.877	7.295	7.583	10.300	9.500	9.733
4/25/2008	7.695	6.986	7.322	9.500	9.500	9.500	6/25/2011	0.000	0.000	0.000	0.000	0.000	0.000
5/25/2008	7.955	7.214	7.566	9.946	9.500	9.500

(1)	Assumes no losses, 10% optional termination, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR, Six-Month LIBOR and One- Year CMT each remain constant at 2.95375%, 3.41000% and 3.55400%, respectively.

(2)	Assumes no losses, 10% optional termination, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR, Six-Month LIBOR and One- Year CMT each remain constant at 2.95375%, 3.41000% and 3.55400%, respectively, for the first Distribution Date and all three increase to and remain constant at 20.000% for each Distribution Date thereafter. The values indicated include proceeds from the related Cap Contract, although such proceeds are excluded from the calculation of the related Available Funds Cap.

(3)	The Class A-1 Available Funds Cap for purposes of the table above means a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group One Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the applicable Accrual Period multiplied by 30 and divided by the actual number of days in the related Accrual Period.

(4)	The Class A-2 Available Funds Cap for purposes of the table above means a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the applicable Accrual Period multiplied by 30 and divided by the actual number of days in the related Accrual Period.

(5)	The Subordinated Certificate Available Funds Cap for purposes of the table above means a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the related Class A Certificates).
Additional Information
        The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.
Federal Income Tax Consequences
        For federal income tax purposes, the Trust Fund will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Trust Fund will also include (x) a grantor trust which will hold the Class C Certificates, the Cap Contract Account and the rights to payments under the Cap Contracts and certain obligations with respect to excess interest payments described below and (y) a grantor trust that will hold the rights to prepayment charges. The assets of the lowest-tier REMIC will consist of the Mortgage Loans and all other property in the Trust Fund except for (i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans, (iii) the Cap Contracts and the Cap Contract Account and (iv) the interests in the grantor trusts described above. Each class of the Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.
        For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate will be subject to an interest rate cap equal to the Net WAC Cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the

Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to a cap equal to the Net WAC Cap (such excess, “excess interest payments”). The rights to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.
        Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, and the accuracy of certain representations made in the Pooling and Servicing Agreement and the transfer agreements with respect to the Mortgage Loans and certain representations made by the Seller, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.
        Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See “Material Federal Income Tax Consequences” in the prospectus.
        The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.
Taxation of the Basis Risk Arrangements
        General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Offered Certificate, one or more notional principal contracts whereby it has the right to receive payments with respect to excess interest payments.
        In general, the holders of the Offered Certificates must allocate the price they pay for their certificates between their interest in the highest-tier REMIC and their rights to receive excess interest payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the cap premium under one of the methods set forth in the Swap Regulations. Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any cap premium.
        Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against payments, if any, deemed made as a result of the cap premiums described above over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.
        Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights to receive excess interest payments would be considered a “termination payment” under the Swap Regulations.
        Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights to receive excess interest payments in connection with the sale or exchange of an Offered Certificate would be considered under the Swap Regulations a “termination payment” allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive excess interest payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any cap premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive excess interest payments.
        Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.
        Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner’s capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.
Original Issue Discount and Amortizable Bond Premium
        The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be, treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.
        The REMIC regular interests represented by the other classes of the Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder’s debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.
        If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder’s respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.
Special Tax Attributes of the Offered Certificates
        As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contracts, and rights to receive prepayment charges with respect to the Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contracts, and rights to receive prepayment charges with respect to the Mortgage Loans, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.
        The Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated as “real estate assets” under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contracts, and rights to receive prepayment charges with respect to the Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contracts, and rights to receive prepayment charges with respect to the Mortgage Loans, are “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, then the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated in their entirety as “real estate assets” under Section 856(c)(5)(B) of the Code. Interest on the Offered Certificates, other than excess interest payments, will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Trust Fund, exclusive of income from the Cap Contracts, income from the Cap Contract Account and income from prepayment charges with respect to the Mortgage Loans, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contracts, and rights to receive prepayment charges with respect to the Mortgage Loans, are “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the Offered Certificates, other than excess interest payments, will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code.
        The portion of any Offered Certificate representing a right to receive excess interest payments will not be treated as a “real estate asset” under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code.
Prohibited Transactions Tax and Other Taxes
        The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.” In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.
        In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Trust Fund will not accept contributions that would subject it to such tax.
        In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.
        Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer’s or the Trustee’s obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.
        For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences— REMICs” in the prospectus.
Class R Certificate
        The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R Certificateholder’s REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.
        The Class R Certificate will be considered to represent “noneconomic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See “Description of the Certificates— Restrictions on Transfer of the Class R Certificate” in this prospectus supplement and “Material Federal Income Tax Consequences— Tax-Related Restrictions on Transfers of REMIC Residual Certificates” in the prospectus.
        An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. In addition, some portion of a purchaser’s basis, if any, in the Class R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.
        Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.
        For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the prospectus.
Tax Return Disclosure Requirements
        Taxpayers are required to report certain information on IRS Form 8886 if they participate in a “reportable transaction.” Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.
State Taxes
        The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.
        All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.
ERISA Considerations
        Section 406 of ERISA prohibits “parties in interest” with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits “disqualified persons” with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and holding of the Offered Certificates. The Class R Certificate may not be purchased by a Plan; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class R Certificate. See “ERISA Considerations” in the prospectus.

        Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.
        Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.
        The U.S. Department of Labor has granted the Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.
        Among the general conditions that must be satisfied for the Exemption to apply are the following:

(1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

(3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Moody’s, S&P or Fitch;

(4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

(5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the agreement in which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(6) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.
        The Trust Fund must also meet the following requirements:

(1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

(2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of certificates; and

(3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.
        Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

(1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(3) the Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.
        Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts. These conditions are discussed in “ERISA Considerations” in the prospectus.
        Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.
        Because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate will not be registered by the Trustee unless the Trustee receives a representation from the transferee of the Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, and is not directly or indirectly acquiring the Class R Certificate for, on behalf of or with any assets of any such Plan.
        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
Legal Investment
        The Offered Certificates will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.
        No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See “Legal Investment” in the prospectus.
Use of Proceeds
        Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.
Method of Distribution
        Subject to the terms and conditions of the underwriting agreement dated February 28, 2003 and the terms agreement dated April 18, 2005, each between the Depositor and Merrill Lynch, as underwriter, the Offered Certificates are being purchased from the Depositor by Merrill Lynch.
        The Depositor has been advised that the underwriter proposes initially to offer the Offered Certificates set forth below to the public at the offering prices set forth below. The Depositor has been advised that the underwriter proposes initially to offer the Offered Certificates set forth below to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

	Price to	Underwriting	Selling	Reallowance
Class of Certificates	Public	Discount	Reallowance	Discount

A-1A	100.000000%	0.187500%	0.112500%	0.056250%
A-1B	100.000000%	0.218750%	0.131250%	0.065625%
A-2A	100.000000%	0.218750%	0.131250%	0.065625%
A-2B	100.000000%	0.250000%	0.150000%	0.075000%
A-2C	100.000000%	0.250000%	0.150000%	0.075000%
M-1	100.000000%	0.343750%	0.206250%	0.103125%
M-2	100.000000%	0.375000%	0.225000%	0.112500%
M-3	100.000000%	0.437500%	0.262500%	0.131250%
B-1	100.000000%	0.718750%	0.431250%	0.215625%
B-2	100.000000%	0.843750%	0.506250%	0.253125%
B-3	100.000000%	0.906250%	0.543750%	0.271875%
R	100.000000%	0.000000%	0.000000%	0.000000%
        After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.
        The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but that the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.
        Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriter is permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.
        Neither the Depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
        The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
        The underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.
        Merrill Lynch is an affiliate of the Depositor and the Seller.
Legal Matters
        Certain legal matters will be passed upon for the Depositor and for the underwriter by Dechert LLP, New York, New York.
Ratings
        It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by Moody’s, Fitch and S&P. The designation “NR” means that the applicable rating agency will not rate the certificates of that class.

Class of Certificates	Moody’s	Fitch	S&P

A-1A	Aaa	AAA	AAA
A-1B	Aaa	AAA	AAA
A-2A	Aaa	AAA	AAA
A-2B	Aaa	AAA	AAA
A-2C	Aaa	AAA	AAA
M-1	Aa2	AA	AA
M-2	A2	A	A+
M-3	A3	A-	A+
B-1	Baa1	BBB+	A+
B-2	Baa2	BBB	A
B-3	Baa3	BBB-	A-
R	NR	AAA	AAA
        The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Floating Rate Certificate Carryover or the anticipated yields in light of prepayments.
        The ratings of Moody’s on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody’s ratings opinions address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying Mortgage Loans. Moody’s ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.
        The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch’s ratings on such certificates do not, however, constitute a statement regarding the frequency of prepayments on the Mortgage Loans or address the likelihood of receipt of Floating Rate Certificate Carryover.
        S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P’s ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Certificate Carryover. S&P’s ratings do not address the possibility that investors may suffer a lower than anticipated yield.
        The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody’s, Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Glossary of Defined Terms

1/29 LIBOR Loans	means Mortgage Loans which bear interest at a fixed rate for a period of approximately one year after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

2/28 LIBOR Loans	means Mortgage Loans which bear interest at a fixed rate for a period of approximately two years after origination and thereafter have semi- annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

3/27 LIBOR Loans	means Mortgage Loans which bear interest at a fixed rate for a period of approximately three years after origination and thereafter have semi- annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

5/25 LIBOR Loans	means Mortgage Loans which bear interest at a fixed rate for a period of approximately five years after origination and thereafter have semi- annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

5/25 Treasury Loans	means Mortgage Loans which bear interest at a fixed rate for a period of approximately five years after origination and thereafter have annual interest rate and payment adjustments in substantially the same manner as One-Year Treasury Loans.

Accounts	means one or more accounts maintained by the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement.

Accrual Period	means, with respect to the Offered Certificates and the Class B-4 and Class B-5 Certificates and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

Adjustable Rate Mortgage Loan	means a Mortgage Loan in the Trust Fund with an adjustable interest rate.

Adjustment Date	means, with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance	means, with respect to a Servicer Remittance Date, an advance of the Servicer’s own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other than the principal portion of any Balloon Amount), together with an amount equivalent to principal and interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

Applied Realized Loss Amount	means, with respect to any class of Subordinated Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such class.

Auction Termination Date	means the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Available Funds Cap	means any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Subordinated Certificate Available Funds Cap.

Balloon Amount	means the balloon payment of the remaining outstanding principal balance of a mortgage loan.

Balloon Loan	means a mortgage loan having an original term to stated maturity of approximately 15 years and providing for level monthly payments generally based on a 30 year amortization schedule with a payment of a Balloon Amount due on such mortgage loan at its stated maturity.

Book-Entry Certificates	means the Offered Certificates and the Class B-4 and Class B-5 Certificates other than any Definitive Certificates.

Business Day	means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Oregon or the City of New York, New York are authorized or obligated by law or executive order to be closed.

Cap Contract	means any of the Class A-1 Cap Contract, Class A-2 Cap Contract or Subordinated Certificate Cap Contract.

Cap Contract Account	means the separate account into which payments received on the Cap Contracts will be deposited.

Cap Contract Counterparty	means The Bank of New York with whom the Trustee entered into each of the Cap Contracts.

Cap Contract Notional Balance	means any of the Class A-1 Cap Contract Notional Balance, Class A-2 Cap Contract Notional Balance or Subordinated Certificate Cap Contract Notional Balance.

Cap Contract Termination Date	means any of the Class A-1 Cap Contract Termination Date, Class A-2 Cap Contract Termination Date or Subordinated Certificate Cap Contract Termination Date.

Certificate Account	means the one or more accounts established by the Trustee, for the benefit of the certificateholders, into which the Trustee is required to deposit or cause to be deposited certain payments received from the Servicer as described herein.

Certificate Owners	means persons acquiring beneficial ownership interests in the Offered Certificates.

Certificate Principal Balance	means, with respect to any class of Offered Certificate and Class B-4 and Class B-5 Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal; and (ii) such class’s share of any Applied Realized Loss Amounts for previous Distribution Dates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery distributed on such date to the certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior class of certificates pursuant to this sentence on such Distribution Date).

CIT	means The CIT Group/ Consumer Finance, Inc.

Class A Certificates	means the Class A-1, Class A-2 and Class R Certificates.

Class A Principal Distribution Amount	means (1) with respect to any Distribution Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (B) the lesser of (1) approximately 73.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

Class A-1 Available Funds Cap	means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

Class A-1 Cap Contract	means an amended confirmation and agreement between the Trustee on behalf of the Trust Fund and the Cap Contract Counterparty for the benefit of the Class A-1 and Class R Certificates.

Class A-1 Cap Contract Notional Balance	means the notional balance of the Class A-1 Cap Contract set forth in the table beginning on page S-96.

Class A-1 Cap Contract Termination Date	means the Distribution Date after the Distribution Date in April 2008.

Class A-1 Certificates	means the Class A-1A and Class A-1B Certificates.

Class A-1 Index Rate Multiplier	means, with respect to each Distribution Date, the applicable factor set forth under the heading “Index Rate Multiplier” in the Class A-1 One-Month LIBOR Cap Table beginning on page S-96.

Class A-1 Lower Collar	means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading “1 ML Strike Lower Collar” in the Class A-1 One-Month Libor Cap Table beginning on page S-96.

Class A-1 Maximum Rate Cap	means, with respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group One and the Net Mortgage Rates on the Fixed Rate Mortgage Loans in Group One. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 and Class R Certificates.

Class A-1 Required Loss Percentage	means, for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date Occurring In	Required Loss Percentage

April 2005— March 2008	1.50%
April 2008— March 2009	1.50% with respect to April 2008, plus an additional 1/12th of 0.50% for each month thereafter
April 2009— March 2010	2.00% with respect to April 2009, plus an additional 1/12th of 0.75% for each month thereafter
April 2010— March 2011	2.75% with respect to April 2010, plus an additional 1/12th of 0.25% for each month thereafter
April 2011 and thereafter	3.00%

Class A-1 Trigger Event	means the situation that exists with respect to any Distribution Date on or after April 2005, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Group One Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all the Group One Mortgage Loans as of

the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Group One Mortgage Loans as of the Cut-off Date exceeds the Class A-1 Required Loss Percentage.

Class A-1 Upper Collar	means, with respect to each Distribution Date with respect to which payments are received on the Class A-1 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.280% per annum.

Class A-2 Available Funds Cap	means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

Class A-2 Cap Contract	means an amended confirmation and agreement between the Trustee on behalf of the Trust Fund and the Cap Contract Counterparty for the benefit of the Class A-2 Certificates.

Class A-2 Cap Contract Notional Balance	means the notional balance of the Class A-2 Cap Contract set forth in the table beginning on page S-97.

Class A-2 Cap Contract Termination Date	means the Distribution Date after the Distribution Date in May 2011.

Class A-2 Certificates	means the Class A-2A, Class A-2B and Class A-2C Certificates.

Class A-2 Index Rate Multiplier	means, with respect to each Distribution Date, the applicable factor set forth under the heading “Index Rate Multiplier” in the Class A-2 One-Month LIBOR Cap Table beginning on page S-97.

Class A-2 Lower Collar	means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading “1ML Strike Lower Collar” in the Class A-2 One-Month Libor Cap Table beginning on page S-97.

Class A-2 Maximum Rate Cap	means, with respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group Two and the Net Mortgage Rates on the Fixed Rate Mortgage Loans in Group Two. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

Class A-2 Upper Collar	means, with respect to each Distribution Date with respect to which payments are received on the Class A-2 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.300% per annum.

Class B Certificates	means the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Class B-1 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date) and (E) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 94.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A and Class M Certificates and (2) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-1 Certificates.

Class B-2 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates

(after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date) and (F) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 95.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

Class B-3 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such

Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date) and (G) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 96.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1 and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

Class B-4 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class B-1

Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account distributions of the Class B-3 Principal Distribution Amount to the Class B-3 Certificates for such Distribution Date) and (H) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 97.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates has been reduced to zero, the Class B-4 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-4 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates and (2) in no event will the Class B-4 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-4 Certificates.

Class B-5 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of the

Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account distributions of the Class B-3 Principal Distribution Amount to the Class B-3 Certificates for such Distribution Date), (H) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account distributions of the Class B-4 Principal Distribution Amount to the Class B-4 Certificates for such Distribution Date), and (I) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 99.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates has been reduced to zero, the Class B-5 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-5 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and (2) in no event will the Class B-5 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-5 Certificates.

Class M Certificates	means the Class M-1, Class M-2 and Class M-3 Certificates.

Class M-1 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 84.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A Certificates and (2) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-1 Certificates.

Class M-2 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A and Class M-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 92.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A and Class M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-2 Certificates.

Class M-3 Principal Distribution Amount	means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1 and Class M-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certifi

cates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date) and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 93.30% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,086,678. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1 and Class M-2 Certificates and (2) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-3 Certificates.

Clearstream Luxembourg	means Clearstream Banking, societe anonyme.

Closing Date	means on or about April 21, 2005.

Code	means the Internal Revenue Code of 1986, as amended.

Collateral Value	means, with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account	means the one or more accounts established by the Servicer, for the benefit of the certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

Combined Loan-to-Value Ratio or CLTV	means, for any Mortgage Loan in a second lien position, (1) the sum of (A) the original principal balance of such Mortgage Loan and (B) any outstanding principal balance of the mortgage loan the lien on which is senior to the lien on the Mortgage Loan (such sum calculated at the date of origination of such

Mortgage Loan in a second lien position) divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest	means, for any Distribution Date, the amount of the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments in full received during the period from the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date with respect to Mortgage Loans serviced by the Servicer; provided that any such deposit in reduction of the Servicing Fee otherwise payable to the Servicer with respect to that Distribution Date will be limited to the product of (1) one-twelfth of 0.25% per annum and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the related Distribution Date.

Co-op Loan	means a Mortgage Loan secured by the stock allocated to a cooperative unit in a residential cooperative housing corporation.

CPR or Constant Prepayment Rate	means a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

Credit Scores	means statistical credit scores obtained by many mortgage lenders in connection with a loan application.

Current Interest	means, with respect to each class of the Offered Certificates and Class B-4 and Class B-5 Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class as of such Distribution Date plus any amount previously distributed with respect to Current Interest or Interest Carry Forward Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

Cut-off Date	means March 1, 2005.

Definitive Certificate	means a physical certificate representing an Offered Certificate or Class B-4 or Class B-5 Certificate.

Depositor	means Merrill Lynch Mortgage Investors, Inc.

Designated Transaction	means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

Determination Date	means, with respect to a Distribution Date, the 15th day of the month of such Distribution Date(or, if not a Business Day, the immediately preceding Business Day).

Distribution Date	means the 25th day of each month beginning in April 2005, or if such day is not a Business Day, the first Business Day thereafter.

DTC	means The Depository Trust Company.

Due Date	means a scheduled monthly payment date for any Mortgage Loan.

Due Period	means, with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

ERISA	means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	means the Euroclear System.

Euroclear Operator	means Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	means Citibank, N.A., as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

Exemption	means PTE 90-29 (Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)), as amended, granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

Extra Principal Distribution Amount	means, with respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (x) the aggregate Certificate Principal Balance of the Offered Certificates and Class B-4 and Class B-5 Certificates and (y) approximately $2,086,678 over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the aggregate Certificate Principal Balance of the Offered Certificates and Class B-4 and Class B-5 Certificates and (y) the greater of (a) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (b) $2,086,678 less (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

Fannie Mae	means the Federal National Mortgage Association or any successor.

Fieldstone or FMC	means Fieldstone Mortgage Company.

Financial Intermediary	means a bank, brokerage firm, thrift institution or other financial intermediary.

Fitch	means Fitch, Inc. or any successor.

Fixed Rate Mortgage Loan	means a Mortgage Loan in the Trust Fund with a fixed interest rate.

Floating Rate Certificate Carryover	means, with respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Offered Certificates or Class B-4 or Class B-5 Certificates is based upon the related Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the related Available Funds Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Cap Contract relates for such Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap together with (A) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the related Available Funds Cap) and (B) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

Freddie Mac	means the Federal Home Loan Mortgage Corporation.

Fremont	means Fremont Investment & Loan.

Gross Margin	means a fixed percentage amount specified in the related mortgage note.

Group One	means the portion of the mortgage pool identified as “Group One” in this prospectus supplement.

Group One Principal Distribution Amount	means, as of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balances of the Class A-2 Certificates have been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

Group One Principal Distribution Percentage	means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

Group Two	means the portion of the mortgage pool identified as “Group Two” in this prospectus supplement.

Group Two Principal Distribution Amount	means, as of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates have been reduced to zero, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

Group Two Principal Distribution Percentage	means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

HEP or Home Equity Prepayment	means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 20% HEP, which represents 100% of the prepayment model for the Fixed Rate Mortgage Loans, assumes prepayment rates of 2.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.0% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 20% HEP assumes a constant prepayment rate of 20% per annum.

Indirect Participants	means Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Interest Carry Forward Amount	means, with respect to each class of the Offered Certificates and Class B-4 and Class B-5 Certificates and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to

Current Interest and Interest Carry Forward Amount on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related Accrual Period.

Interest Determination Date	means each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Offered Certificates.

Interest Funds	means, with respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage Loans, less all non-recoverable Advances relating to interest and certain expenses reimbursed to the Trustee and the Servicer.

Interest-Only Mortgage Loan	means a Mortgage Loan that provides for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first two to five years after its origination.

IRS	means the Internal Revenue Service.

Last Scheduled Distribution Date	means, for each class of Offered Certificates and Class B-4 and Class B-5 Certificates, the latest maturity date for any Mortgage Loan plus one year.

LIBOR Business Day	means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Loan-to-Value Ratio or LTV	means, for any Mortgage Loan, (1) the original principal balance of such Mortgage Loan divided by (2) the Collateral Value of the related mortgaged property.

Lower Collar	means, with respect to each Distribution Date and each of the Cap Contracts, the applicable per annum rate set forth under the heading “1ML Strike Lower Collar” in the Class A-1 One-Month LIBOR Cap Table, the Class A-2 One-Month LIBOR Cap Table or the Subordinated Certificate One-Month LIBOR Cap Table.

Maximum Mortgage Rate	means the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never exceed.

Maximum Rate Cap	means any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Subordinated Certificate Maximum Rate Cap.

Merrill Lynch	means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MGIC	means Mortgage Guaranty Insurance Company.

MGIC Mortgage Loan	means a Mortgage Loan covered by the MGIC Policy.

MGIC Policy	means the primary mortgage insurance policy provided by MGIC.

MGIC Premium	means, with respect to each Mortgage Loan covered by the MGIC Policy, a monthly fee equal to one-twelfth of the product of the MGIC Premium Rate and the stated principal balance of such Mortgage Loan.

MGIC Premium Rate	means, with respect to each MGIC Mortgage Loan, the rate set forth in the MGIC Policy plus any state taxes (expressed as a percentage of the stated principal balance of such MGIC Mortgage Loan) payable on the related premium.

Minimum Mortgage Rate	means the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions	means the following assumptions:

• the assumed Adjustable Rate Mortgage Loans and the assumed Fixed Rate Mortgage Loans prepay at the indicated percentage of the related prepayment model;

• distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in April 2005, in accordance with the payment priorities defined in this prospectus supplement;

• no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

• Scheduled Payments are assumed to be received on the first day of each month commencing in April 2005, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing on March 31, 2005, and include 30 days’ interest thereon;

• the level of One-Month LIBOR remains constant at 2.95375%, the level of One-Year CMT remains constant at 3.55400%, and the level of Six-Month LIBOR remains constant at 3.41000%;

• the sum of the Servicing Fee Rate, the MGIC Premium Rate and the PMI Premium Rate is 1.50% per annum;

• the Certificate Principal Balance of the Class R Certificate is zero;

• the Closing Date for the certificates is April 21, 2005;

• the Mortgage Rate for each assumed Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

• none of the Trustee, the NIMS Insurer or the Servicer exercises its option to terminate the Trust Fund as described in this prospectus supplement under “The Pooling and Servicing Agreement— Optional Termination”; and

• the initial overcollateralization amount is approximately $2,089,576, the targeted overcollateralization amount is approximately $2,086,678, and the minimum required overcollateralization amount is approximately $2,086,678.

Monthly Excess Interest Amount	means, with respect to any Distribution Date, the excess of Interest Funds over amounts distributed pursuant to clauses (1) through (10) of “Description of Certificates— Distributions— Distributions of Interest.”

Moody’s	means Moody’s Investors Service, Inc. or any successor.

Mortgage Group	means any of Group One or Group Two.

Mortgage Index	means the index applicable to any Adjustable Rate Mortgage Loan which is One-Year CMT with respect to One-Year Treasury and 5/25 Treasury Loans and Six-Month LIBOR with respect to all other Adjustable Rate Mortgage Loans.

Mortgage Loans	means the Mortgage Loans included in the Trust Fund as of the Closing Date.

Mortgage Loan Schedule	means the schedule of Mortgage Loans appearing as an exhibit to the Pooling and Servicing Agreement from time to time.

Mortgage Rate	means the per annum interest rate borne by a Mortgage Loan.

Net Excess Cashflow	means Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the Offered Certificates and Class B-4 and Class B-5 Certificates and not otherwise required to be distributed to the Class P Certificates.

Net Mortgage Rate	means, with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the PMI Premium Rate or MGIC Premium Rate, if applicable.

Net WAC Cap	means, with respect to the Class A-1 and Class R Certificates, the Class A-1 Available Funds Cap; with respect to the Class A-2 Certificates, the Class A-2 Available Funds Cap; and with respect to the Subordinated Certificates, the Subordinated Certificate Available Funds Cap.

NIMS Insurer	means any one or more insurance companies that may issue a financial guaranty insurance policy covering net interest margin securities issued by a separate trust and secured by all or a portion of the Class C and Class P Certificates issued by the Trust Fund.

Offered Certificates	means the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R Certificates.

One-Month LIBOR	means the London interbank offered rate for one-month United States dollar deposits.

One-Year CMT or One-Year Constant Maturity Treasury Note Yield	means, with respect to the Adjustment Date of a One-Year Treasury Loan, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, as most recently announced as of a date 45 days prior to such Adjustment Date.

One-Year Treasury Loans	means Adjustable Rate Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index and (2) the Gross Margin.

Original Loan-to-Value Ratio	means, for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

Originators	means Fremont, Fieldstone, CIT and five other originators, referred to collectively.

Participants	means participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Margin	means for each class of Offered Certificates and Class B-4 and Class B-5 Certificates, for any Distribution Date on or before the Auction Termination Date: Class A-1A, 0.210%; Class A-1B, 0.260%; A-2A, 0.100%; A-2B, 0.200%; A-2C, 0.310%; Class M-1, 0.430%; Class M-2, 0.630%; Class M-3, 0.690%; Class B-1, 1.200%; Class B-2, 1.300%; Class B-3, 1.750%; Class B-4, 3.250%; Class B-5, 3.250% and Class R, 0.210%; and for any Distribution Date after the Auction Termination Date: Class A-1A, 0.420%; Class A-1B, 0.520%; A-2A, 0.200%; A-2B, 0.400%; A-2C, 0.620%; Class M-1, 0.645%; Class M-2, 0.945%; Class M-3, 1.035%; Class B-1, 1.800%; Class B-2, 1.950%; Class B-3, 2.625%; Class B-4, 4.875%; Class B-5, 4.875% and Class R, 0.420%.

Pass-Through Rate	means, with respect to the Offered Certificates and Class B-4 and Class B-5 Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such Offered Certificates and Class B-4 and Class B-5 Certificates and (2) the related Available Funds Cap.

Percentage Interest	means, with respect to any certificate, the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Periodic Rate Cap	means the maximum amount by which the Mortgage Rate on any Adjustable Rate Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

PMI	means PMI Mortgage Insurance Co.

PMI Mortgage Loan	means a Mortgage Loan covered by the PMI Policy.

PMI Policy	means the primary mortgage insurance policy provided by PMI.

PMI Premium	means, with respect to each Mortgage Loan covered by the PMI Policy, a monthly fee equal to one-twelfth of the product of the PMI Premium Rate and the stated principal balance of such Mortgage Loan.

PMI Premium Rate	means, with respect to each PMI Mortgage Loan, the rate set forth in the PMI Policy plus any state taxes (expressed as a percentage of the stated principal balance of such PMI Mortgage Loan) payable on the related premium.

Pooling and Servicing Agreement	means the Pooling and Servicing Agreement, dated as of March 1, 2005, among the Depositor, the Servicer and the Trustee.

PPC or Prepayment Constant	means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% PPC, which represents 100% of the prepayment model for the Adjustable Rate Mortgage Loans, assumes prepayment rates at a constant prepayment rate of 2% per annum in month 1, increasing linearly (rounded to the nearest hundredth) to a constant prepayment rate of 30% per annum in month 12 and remaining constant at a constant prepayment rate of 30% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of 50% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of 35% per annum from month 28 and thereafter.

Prepayment Interest Excesses	means, with respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

Prepayment Interest Shortfall	means a shortfall in interest distributions resulting from principal prepayments to certificateholders in excess of Compensating Interest.

Prepayment Period	means, with respect to any Distribution Date, the period beginning on the 15th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs.

Principal Distribution Amount	means, with respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date.

Principal Funds	means, with respect to any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments of principal collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period and certain expenses reimbursable to the Trustee and the Servicer.

Principal Prepayment	means any mortgagor payment of principal (other than payment of a Balloon Amount) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

PTE	means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Rating Agency	means any of Moody’s, Fitch or S&P.

Realized Loss	means the excess of the Stated Principal Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date	means, for a Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Reference Banks	means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Servicer, the Seller or any successor servicer.

Relevant Depositary	means Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO Property	means mortgaged property which has been acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Required Percentage	means, with respect to a Distribution Date, the quotient of (x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the Mortgage Loans. As used herein, the Certificate Principal Balance of the most senior class of Certificates will equal the aggregate Certificate Principal Balance of the Class A Certificates as of such date of calculation.

Reserve Interest Rate	means the rate per annum that the Trustee determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

Residual Certificate	means the Class R Certificate.

Residual Excess Interest Amount	means, with respect to any Distribution Date, the excess of (x) 0.05% of the Monthly Excess Interest Amount for such Distribution Date and all prior Distribution Dates over (y) all payments previously made to the Class R Certificate in respect of the Residual Excess Interest Amount.

Restricted Group	means the underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties.

Reuters Screen LIBO Page	means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	means Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor.

Scheduled Payments	means scheduled monthly payments made by mortgagors on the Mortgage Loans.

Second Lien Ratio	means, for any Mortgage Loan in a second lien position, the ratio of the original principal balance of such Mortgage Loan to the sum of (1) the original principal balance of such Mortgage Loan and (2) the outstanding principal balance of any mortgage loan the lien on which is senior to the lien on the Mortgage Loan at the time of origination of such Mortgage Loan.

Seller	means Merrill Lynch Mortgage Capital Inc.

Servicer	means Wilshire Credit Corporation.

Servicer Remittance Date	means the later of (1) two Business Days after the 15th day of the month in which such Distribution Date occurs and (2) the 18th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

Servicing Fee	means a monthly fee paid to the Servicer from interest collected with respect to each Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. The Servicer is also entitled to receive, as additional servicing compensation, all Prepayment Interest Excesses, insufficient funds charges, assumption fees, late charges, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the Collection Account.

Servicing Fee Rate	means 0.50% per annum.

Six-Month LIBOR	the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans	means Adjustable Rate Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index and (2) the Gross Margin.

SMMEA	means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stated Principal Balance	means, with respect to a Mortgage Loan and any Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

Stepdown Date	means the later to occur of (1) the Distribution Date in April 2008 or (2) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 73.90% of the aggregate Stated Principal Balances of the Mortgage Loans.

Stepdown Required Loss Percentage	means, for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date Occurring
In Required Loss Percentage	Stepdown Required Loss Percentage

April 2008— March 2009	1.50% with respect to April 2008, plus an additional 1/12th of 0.50% for each month thereafter
April 2009— March 2010	2.00% with respect to April 2009, plus an additional 1/12th of 0.75% for each month thereafter
April 2010— March 2011	2.75% with respect to April 2010, plus an additional 1/12th of 0.25% for each month thereafter
April 2011 and thereafter	3.00%

Stepdown Trigger Event	means the situation that exists with respect to any Distribution Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

Subordinated Certificates	means the Class M and Class B Certificates.

Subordinated Certificate Available Funds Cap	means a rate equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related Class A Certificates from the aggregate principal balance of each mortgage group) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

Subordinated Certificate Cap Contract	means an amended confirmation and agreement between the Trustee on behalf of the Trust Fund and the Cap Contract Counterparty for the benefit of the Subordinated Certificates.

Subordinated Certificate Cap Contract Notional Balance	means the notional balance of the Cap Contract set forth in the table beginning on page S-99.

Subordinated Certificate Cap Contract Termination Date	means the Distribution Date after the Distribution Date in April 2011.

Subordinated Certificate Index Rate Multiplier	means, with respect to each Distribution Date, the applicable factor set forth under the heading “Index Rate Multiplier” in the Subordinated Certificate One-Month LIBOR Cap Table beginning on page S-99.

Subordinated Certificate Lower Collar	means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading “1ML Strike Lower Collar” in the Subordinated Certificate One-Month Libor Cap Table beginning on page S-99.

Subordinated Certificate Maximum Rate Cap	means, with respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the related Class A Certificates) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap. The Subordinated Certificate Maximum Rate Cap shall relate only to the Subordinated Certificates.

Subordinated Certificate Upper Collar	means, with respect to each Distribution Date with respect to which payments are received on the Subordinated Certificate Cap Contract, a rate equal to the lesser of One-Month LIBOR and 8.320% per annum.

Subsequent Recovery	means any amount (net of amounts to be reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage

Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

Swap Regulations	means the final regulations issued by the IRS relating to notional principal contracts under Section 446 of the Code.

Terms and Conditions	means the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trust Fund	means the trust fund created by the Pooling and Servicing Agreement.

Trustee	means Wells Fargo Bank, N.A.

Unpaid Realized Loss Amount	means, with respect to any class of the Subordinated Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such class pursuant to the last sentence of the definition of “Certificate Principal Balance.” Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Upper Collar	means any of the Class A-1 Upper Collar, Class A-2 Upper Collar or Subordinated Certificate Upper Collar.

Annex 1
Global Clearance, Settlement and Tax Documentation Procedures
        Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset-Backed Certificates, Series 2005-HE1 known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
        Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).
        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.
        Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.
        Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.
        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
        Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
        Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.
        Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

        Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
        Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
        As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
        Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
        Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)	borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(3)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.
Certain U.S. Federal Income Tax Documentation Requirements
        A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
        Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

        Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
        The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)	a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.
        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Prospectus

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)
Merrill Lynch Mortgage Investors, Inc.
Depositor

Consider carefully the risk factors beginning on page 1 of this prospectus.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities

        Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

•	ownership interests in certain assets in a trust fund or

•	debt obligations secured by certain assets in a trust fund.

•	Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust Fund and its Assets

        As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

•	manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

•	home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

•	mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

Market for the Securities

        No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

        Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this Prospectus is January 19, 2005.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

        Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;

•	information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

•	information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;

•	information concerning other trust fund assets, including any reserve fund;

•	the final scheduled distribution date for each class of securities;

•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

•	information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

•	particulars of the plan of distribution for the securities.

        If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” on page 124 of this prospectus.

Prospectus

Risk Factors	1
Description of the Trust Funds	7
Assets	7
Mortgage Loans	7
Loan-to-Value Ratio	8
Mortgage Loan Information in Prospectus Supplements	8
MBS	10
Government Securities	12
Pre-Funding Account	12
Accounts	12
Credit Support	12
Cash Flow Agreements	13
Use of Proceeds	13
Yield Considerations	13
General	13
Pass-Through Rate and Interest Rate	13
Timing of Payment of Interest	13
Payments of Principal; Prepayments	14
Prepayments—Maturity and Weighted Average Life	15
Other Factors Affecting Weighted Average Life	16
The Depositor	17
Description of the Securities	18
General	18
Categories of Classes of Securities	19
Distributions	22
Available Distribution Amount	22
Distributions of Interest on the Securities	23
Distributions of Principal of the Securities	24
Components	24
Allocation of Losses and Shortfalls	25
Advances in Respect of Delinquencies	25
Reports to Securityholders	26
Termination	28
Book-Entry Registration and Definitive Securities	28
Recombinable Securities	31
General	31
Exchanges	32
Procedures and Exchange Proportions	34
Description of the Agreements	35
Agreements Applicable to a Series	35
Assignment of Assets; Repurchases	36
Representations and Warranties; Repurchases	38
Collection Account and Related Accounts	39
Collection and Other Servicing Procedures	43
Sub-Servicers	43
Realization upon Defaulted Whole Loans	44
Primary Mortgage Insurance Policies	45
Hazard Insurance Policies	46
Fidelity Bonds and Errors and Omissions Insurance	47
Due-on-Sale Provisions	48
Retained Interest; Servicing Compensation and Payment of Expenses	48
Evidence as to Compliance	48
Certain Matters Regarding a Master Servicer and the Depositor	49
Events of Default under the Agreement	50
Rights upon Event of Default under the Agreement	51
Amendment	52
The Trustee	52
Duties of the Trustee	52
Certain Matters Regarding the Trustee	53
Resignation and Removal of the Trustee	53
Certain Terms of the Indenture	54
Description of Credit Support	56
General	56
Subordinate Securities	57
Cross-Support Provisions	57
Insurance or Guarantees	57

Letter of Credit	57
Insurance Policies and Surety Bonds	57
Reserve Funds	58
Credit Support with Respect to MBS	58
Certain Legal Aspects of Mortgage Loans	58
General	58
Types of Mortgage Instruments	59
Interest in Real Property	59
Cooperative Loans	59
Foreclosure	60
Junior Mortgages	64
Anti-Deficiency Legislation and Other Limitations on Lenders	64
Environmental Legislation	65
Due-on-Sale Clauses	66
Subordinate Financing	66
Applicability of Usury Laws	66
Alternative Mortgage Instruments	67
Servicemembers Civil Relief Act	68
Forfeitures in Drug and RICO Proceedings	68
The Contracts	68
Material Federal Income Tax Consequences	71
General	72
Grantor Trust Funds	72
New Withholding Regulations	80
REMICs	80
Tax-Related Restrictions on Transfers of REMIC Residual Certificates	96
Tax Characterization of a Trust Fund as a Partnership	99
Tax Treatment of Certificates as Debt for Tax Purposes	105
FASIT Securities	108
Taxation of Classes of Recombinable Securities	111
General	111
Tax Status	112
Tax Accounting for Recombinable Securities	112
Exchanges of Recombinable Securities	113
Tax Treatment of Foreign Investors	113
Backup Withholding	113
Reporting and Administrative Matters	114
State Tax Considerations	114
ERISA Considerations	114
General	114
Prohibited Transactions	114
Availability of Underwriter’s Exemption for Certificates	115
Review by Plan Fiduciaries	120
Legal Investment	121
Plan of Distribution	123
Legal Matters	124
Financial Information	124
Incorporation of Certain Information by Reference	124
Ratings	125
Index of Defined Terms	126

Risk Factors

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

There is a risk that the securities will have limited liquidity.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

There is a risk associated with limited assets that those assets will not be sufficient to pay the securities in full.

•	The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

•	The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any “warranting party” (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer’s and any sub-servicer’s servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

•	Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

•	Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

•	Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

•	Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

•	Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

•	If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-

ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to “Description of the Trust Funds” for further information.

There is a risk that prepayments on the assets in a trust fund will adversely affect the average life and yields of the related securities.

•	Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can’t assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

•	A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to “Yield Considerations” in the prospectus and, if applicable, in the related prospectus supplement for further information.

There is a risk that defaults by obligors or declines in the values of mortgaged properties will result in losses to investors.

•	An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors’ financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

•	To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

•	For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor’s income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

•	In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

•	Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to “—There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated” in this prospectus for further information.

•	In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower’s capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated.

•	Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

•	The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

•	If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to “Certain Legal Aspects of the Mortgage Loans—Junior Mortgages” in this prospectus for further information.

There is a risk that any applicable credit support will not cover all losses.

•	The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

•	A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a “covered trust”), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

•	The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can’t assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

•	Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

•	The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to “—There are risks in relying on the limited nature of ratings”, “Description of the Securities” and “Description of Credit Support” for further information.

There is a risk to holders of subordinate securities that losses will have a greater impact on them.

•	The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to “Description of the Securities—General” and “—Allocation of Losses and Shortfalls” in this prospectus for further information.

•	The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

There is a risk that obligors on balloon loans will not be able to make balloon payments.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these “balloon loans”) and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

There is a possibility, if the related prospectus supplement provides for it, that upon an optional termination of a trust fund, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

•	If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

•	In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

There are risks relating to certain federal income tax considerations regarding REMIC residual certificates.

•	Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Material Federal Income Tax Consequences—REMICs.” Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

•	In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to “Material Federal Income Tax Consequences—REMICs” in this prospectus for further information.

There are risks in relying on the limited nature of ratings.

        Any rating assigned by a rating agency to a class of securities will reflect that rating agency’s assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to “Ratings” in this prospectus for further information.

Description of the Trust Funds

Assets

The primary assets of each Trust Fund (the “Assets”) will include:

(i)	one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the “Mortgage Loans”), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

(ii)	pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (“MBS”) or

(iii)	direct obligations of the United States, agencies thereof or agencies created thereby which are:

(a)	interest-bearing securities,

(b)	non-interest-bearing securities,

(c)	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

(d)	interest-bearing securities from which the right to payment of principal has been removed (the “Government Securities”).

        As used herein, “Mortgage Loans” refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as “Underlying Mortgage Loans.” Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as “Whole Loans.” Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as “Underlying MBS.” Mortgage Loans and MBS are sometimes referred to herein as “Mortgage Assets.” The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the “Depositor”) or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an “Asset Seller”), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

        Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

General

        Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

(i)	a lien on a Mortgaged Property consisting of a one- to five-family residential property (a “Single Family Property” and the related Mortgage Loan a “Single Family Mortgage Loan”) or

(ii)	a security interest in shares issued by private cooperative housing corporations (“Cooperatives”). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

        Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the “Originator”) other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

        Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a “Participation Agreement”). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a “Participation Certificate”). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

Loan-to-Value Ratio

        The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The “Value” of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

(a)	the appraised value determined in an appraisal obtained by the originator at origination of such loan and

(b)	the sales price for such property.

“Refinance Loans” are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

        Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

(i)	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

(ii)	the type of property securing the Mortgage Loans,

(iii)	the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

(iv)	the earliest and latest origination date and maturity date of the Mortgage Loans,

(v)	the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

(vi)	the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

(vii)	the state or states in which most of the Mortgaged Properties are located,

(viii)	information with respect to the prepayment provisions, if any, of the Mortgage Loans,

(ix)	with respect to Mortgage Loans with adjustable Mortgage Rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

(x)	information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

        The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof (“Home Equity Loans”), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the “Home Improvement Contracts”) originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

        If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

        The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, “Manufactured Housing Contracts”). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

        The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

        Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

        If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

        Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

(i)	have individual principal balances at origination of not less than $25,000,

(ii)	have original terms to maturity of not more than 40 years, and

(iii)	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a “Mortgage Rate”) that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

        Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an “MBS Agreement”). A seller (the “MBS Issuer”) and/or servicer (the “MBS Servicer”) of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the “MBS Trustee”), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

        Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

        Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under “Description of Credit Support” may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

        The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor:

(i)	the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

(ii)	the original and remaining term to stated maturity of the MBS, if applicable,

(iii)	whether such MBS is entitled only to interest payments, only to principal payments or to both,

(iv)	the pass-through or bond rate of the MBS or formula for determining such rates, if any,

(v)	the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

(vi)	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

(vii)	certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

(viii)	the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

(ix)	the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

(x)	the servicing fees payable under the MBS Agreement,

(xi)	the type of information in respect of the Underlying Mortgage Loans described under “—Mortgage Loans— Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the Underlying MBS described in this paragraph,

(xi)	the trust fund evidenced or secured by the MBS, and

(xiii)	whether Depository Trust Company or the Participants Trust Company.

Each MBS will be either:

(i)	a security exempted from the registration requirements of the Securities Act,

(ii)	a security that has been previously registered under the Securities Act or

(iii)	a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

Government Securities

        The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

(i)	the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

(ii)	the original and remaining terms to stated maturity of the Government Securities,

(iii)	whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

(iv)	the interest rates of the Government Securities or the formula to determine such rates, if any,

(v)	the applicable payment provisions for the Government Securities and

(vi)	to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Pre-Funding Account

        To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the “Subsequent Assets”) from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for such series on date of such issuance.

Accounts

        Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See “Description of the Agreement—Collection Account and Related Accounts.”

Credit Support

        If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, “Credit Support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See “Risk Factors— Credit Support Limitations” and “Description of Credit Support.”

Cash Flow Agreements

        If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

Use of Proceeds

        The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

        The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See “Risk Factors.”

Pass-Through Rate and Interest Rate

        Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

        If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

        Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under “—Pass-Through Rate and Interest Rate,” if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

        The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

        If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

        Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

        The timing of changes in the rate of principal payments on the Assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

        The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments—Maturity and Weighted Average Life

        The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

        If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

        In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See “Description of the Trust Funds.”

        Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

        Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

        The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

        If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

        With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the “Buydown Period”). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

        The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

        The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

        The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

        At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

        Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include “due-on-sale” clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Due-on-Sale Provisions.”

The Depositor

        Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

        The Depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

Description of the Securities

General

        The certificates of each series (including any class of certificates not offered hereby) (collectively, the “Certificates”) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an “Indenture”). Each series of Securities will consist of one or more classes of Securities that may:

(i)	provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

(ii)	be senior (collectively, “Senior Securities”) or subordinate (collectively, “Subordinate Securities”) to one or more other classes of Securities in respect of certain distributions on the Securities;

(iii)	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, “Stripped Principal Securities”);

(iv)	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Stripped Interest Securities”);

(v)	provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, “Accrual Securities”);

(vi)	provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

(vii)	provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

        If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a “Mortgage Loan Group”). Any such classes may include classes of Offered Securities.

        Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form (“Definitive Securities”) or in book-entry form (“Book-Entry Securities”), as provided in the related Prospectus Supplement. See “Risk Factors—Book-Entry Registration” and “Description of the Securities—Book-Entry Registration and Definitive Securities.” Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See “Risk Factors—Limited Liquidity” and “—Limited Assets.”

Categories of Classes of Securities

        The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

Categories of Classes	Definition

PRINCIPAL TYPES

“Accretion Directed”	A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Mortgage Loans for the related series.

“Component Securities”	A class consisting of “Components.” The Components of a class of Component Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a class of Component Securities may be identified as falling into one or more of the categories in this chart.

“Lockout Class” (sometimes also referred to as a “NAS Class”)	A class that is designed to receive no principal payments or a disproportionately small portion of principal payments from the first Distribution Date until a Distribution Date specified in the related Prospectus Supplement.

“Notional Amount Class”	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

“Planned Amortization Class” (also sometimes referred to as a “PAC”)	A class that is designed to receive principal payments using a pre- determined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the “structuring range” for the Planned Amortization Class. The Planned Amortization Classes in any series of Securities may be subdivided into different categories (e.g., Planned Amortization Class I (“PAC I”) Planned Amortization Class II (“PAC II”) and so forth) derived using different structuring ranges.

Categories of Classes	Definition

“Scheduled Amortization Class”	A class that is designed to receive principal payments using a pre-determined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the “structuring rate” for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class for the applicable series of Securities generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class.

“Senior Securities”	A class that is entitled to receive payments of principal and interest on each Distribution Date prior to the classes of Subordinate Securities.

“Senior Support Securities”	A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities after the classes of Subordinate Securities are no longer outstanding.

“Sequential Pay Class”	Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that is entitled to receive principal payments before or after other classes in the same series of Securities may be identified as a Sequential Pay class.

“Strip Class”	A class that is entitled to receive a constant proportion, or “strip,” of the principal payments on the underlying Mortgage Loans.

“Mezzanine Securities”	A class that is entitled to receive payments of principal and interest on each Distribution Date after the Senior Securities have received their full principal and interest entitlements and prior to any distributions of principal and interest on the classes of Subordinate Securities.

“Subordinate Securities”	A class that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and classes of Subordinate Securities with higher priority of distributions, if any have received their full principal and interest entitlements.

“Super Senior Securities”	A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate Securities are no longer outstanding for so long as one or more other specified classes of Senior Securities are outstanding.

Categories of Classes	Definition

“Support Class” (also sometimes referred to as a “Companion Class”)	A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted Amortization Classes and/or Scheduled Amortization Classes.

Targeted Amortization Class” (also sometimes referred to as a “TAC”)	A class that is designed to receive principal payments using a pre- determined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans.
INTEREST TYPES

“Component Securities”	A class consisting of “Components.” The components of a class of Component Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a class of Component Securities may be identified as falling into one or more of the categories in this chart.

“Fixed Rate Class”	A class with an interest rate that is fixed throughout the life of the class.

“Floating Rate Class”	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

“Inverse Floating Rate Class”	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

“Variable Rate Class”	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

“Interest-Only Class”	A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest-Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest-Only Class that is not entitled to any distributions in respect of principal.

Categories of Classes	Definition

“Principal-Only Class”	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

“Accrual Class”	A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

“Step-up Class”	A class that bears interest at one or more higher, or “stepped-up” Pass-Through Rates or interest rates for a period of time specified in the related Prospectus Supplement before resetting to a lower Pass-Through Rate or interest rate that will remain fixed thereafter.

Distributions

        Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the “Determination Date”). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

        All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(i)	the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

(a)	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a “Due Period” with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

Due Period, and will end on the first day of the month of the related Distribution Date),

(b)	unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

(c)	all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

(ii)	if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(iii)	all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

(iv)	if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(v)	unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

        As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Securities

        Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the “Pass-Through Rate” in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), “Accrued Security Interest” will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

        Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See “Risk Factors—Average Life of Securities; Prepayments; Yields” and “Yield Considerations.”

Distributions of Principal of the Securities

        The Securities of each series, other than certain classes of Stripped Interest Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

Components

        To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under “—General” above. To such extent, the descriptions set forth under “—Distributions of Interests on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

Allocation of Losses and Shortfalls

        If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

        With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See “Description of Credit Support.”

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, “Related Proceeds”) and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

        If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

        The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Securityholders

        Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i)	the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

(ii)	the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

(iii)	the amount of such distribution allocable to Prepayment Premiums;

(iv)	the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

(v)	the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi)	the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii)	the number and aggregate principal balance of Whole Loans in respect of which:

(a)       one scheduled payment is delinquent,

(b)       two scheduled payments are delinquent,

(c)       three or more scheduled payments are delinquent, and

(d)       foreclosure proceedings have been commenced;

(viii)	with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

(ix)	with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

(x)	with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period:

(a)       the book value,

(b)	the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

(c)	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

(d)	if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xi)	with respect to any such REO Property sold during the related Due Period:

(a)       the aggregate amount of sale proceeds,

(b)	the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

(c)	the amount of any loss to Securityholders in respect of the related Mortgage Loan;

(xii)	the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

(xiii)	the aggregate amount of principal prepayments made during the related Due Period;

(xiv)	the amount deposited in the reserve fund, if any, on such Distribution Date;

(xv)	the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xvi)	the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

(xvii)	in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xviii)	in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xix)	as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xx)	the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

        In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See “Description of the Securities—Registration and Definitive Securities.”

Termination

        The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

        If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Securities

        If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”).

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

        Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors (“Security Owners”) will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC (“Cede”), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only “Securityholder” (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

        Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

        DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

        Cedelbank (“CEDEL”) is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations (“CEDEL Participants”) and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Euroclear Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect such actions on its behalf through DTC.

        Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers’ securities accounts in CEDEL’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

        Transfers between DTC’s participating organizations (the “Participants”) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

        Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under “Description of the Securities— Book Entry Registration and Definitive Securities”.

        Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the “Definitive Securities”), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

Recombinable Securities

General

        If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

        The classes of recombinable securities that are exchangeable for one another will be referred to as being “related” to one another, and related classes of recombinable securities will be referred to as “Combinations.” The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

        The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the “Recombinable Securities Trust Fund”) established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

        In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under “ERISA Considerations” and “Legal Investment” apply to recombinable securities as well as securities.

Exchanges

        The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

•	The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

•	The aggregate amount of annual interest (the “Annual Interest Amount”) payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

•	Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

        Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

        Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

						Maximum
	Original					Original
	Principal					Principal	Interest
Class	Amount	Interest Rates	Max Rate	Min Rate	Class	Amount	Rates

RS-1	$10,000,000	LIBOR* + 0.55%	8.50%	0.55%	RS-3	$20,000,000	4.25%
RS-2	$10,000,000	7.95% - LIBOR	7.95%	0.00%

*	For purposes of this example, LIBOR shall be equal to 1.375% per annum.

        The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

	Original			Maximum Original
Class	Principal Amount	Interest Rates	Class	Principal Amount	Interest Rates

RS-IO*	$10,000,000 (notional)	10%	RS-3	$10,000,000	10%
RS-PO**	$10,000,000	0%

*	Class RS-IO is an interest only certificate and will receive no principal payments.

**	Class RS-PO is a principal only certificate and will receive no interest payments.

        In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

	Original			Maximum Original
Class	Principal Amount	Interest Rates	Class	Principal Amount	Interest Rates

RS-4	$40,000,000	8.50%	RS-5	$15,000,000	6.50%
RS-6	$25,000,000	9.00%
RS-7*	$2,187,500 (notional)	8.00%
RS-4	$40,000,000	8.50%	RS-8	$23,000,000	9.50%
RS-9	$12,500,000	9.72%
RS-10**	$4,500,000	0.00%

*	Class RS-7 is an interest only certificate and will receive no principal payments.

**	Class RS-10 is a principal only certificate and will receive no interest payments.

        The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

        Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

        The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

        At any given time, a number of factors will limit a securityholder’s ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

Procedures and Exchange Proportions

        To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee’s approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder’s notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

        An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

        Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The “Class Factor” for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

        The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Description of the Agreements

Agreements Applicable to a Series

        REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the “Agreement”. If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a “Trust Agreement”) between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a “Servicing Agreement”), each of which may also be referred to herein as the “Agreement”. If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the “Agreement”.

        Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a “Servicing Agreement”) among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the “Agreement”.

        A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the “Indenture”) between the related Trust Fund and an indenture trustee (the “Indenture Trustee”) named in the related Prospectus Supplement.

        Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

        General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

        The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term “Security” refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

Assignment of Assets; Repurchases

        At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

        With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

        The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

        Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

        With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

        Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

(i)	the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

(ii)	the existence of title insurance insuring the lien priority of the Whole Loan;

(iii)	the authority of the Warranting Party to sell the Whole Loan;

(iv)	the payment status of the Whole Loan;

(v)	in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

(vi)	the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

        Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

        Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

        Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the “Purchase Price” is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

        Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

        Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

        A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See “Events of Default” and “Rights Upon Event of Default”.

Collection Account and Related Accounts

General

        The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be either

(i)	an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

(ii)	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

        The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

        A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

(i)	all payments on account of principal, including principal prepayments, on the Assets;

(ii)	all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

(iii)	all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, “Insurance Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise (“Liquidation Proceeds”), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(iv)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under “Description of Credit Support”;

(v)	any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies”;

(vi)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(vii)	all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under “Assignment of Assets; Repurchases” and “Representations and Warranties; Repurchases,” all proceeds of any defaulted Mortgage Loan purchased as described under “Realization Upon Defaulted Whole Loans,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination” (also, “Liquidation Proceeds”);

(viii)	any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(ix)	to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

(x)	all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under “Hazard Insurance Policies”;

(xi)	any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

(xii)	any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

        A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

(i)	to make distributions to the Securityholders on each Distribution Date;

(ii)	to reimburse a Master Servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

(iii)	to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

(iv)	to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

(v)	if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

(vi)	to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “Certain Matters Regarding a Master Servicer and the Depositor”;

(vii)	if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee’s fees;

(viii)	to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “Certain Matters Regarding the Trustee”;

(ix)	unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(x)	to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

(xi)	to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(xii)	if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(xiii)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

(xiv)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

(xv)	to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(xvi)	to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by “Assignment of Assets; Repurchase” and “Representations and Warranties; Repurchases” or otherwise;

(xvii)	to make any other withdrawals permitted by the related Agreement; and

(xviii)	to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

        Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under “—Withdrawals” above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

        The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

(i)	the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under “Description of Credit Support,”

(ii)	applicable law and

(iii)	the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

        Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

        The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

        A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a “Sub-Servicer”), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a “Sub-

Servicing Agreement”) must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer’s rights and obligations under such Sub-Servicing Agreement.

        Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer’s compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See “Retained Interest; Servicing Compensation and Payment of Expenses.”

Realization upon Defaulted Whole Loans

        Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

        Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under “Representations and Warranties; Repurchases.”

        If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under “Representations and Warranties; Repurchases” will in all cases be deemed fair.

        The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer’s judgment, is imminent.

        Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

        The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

        If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

        If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

        As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

        If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See “Hazard Insurance Policies” and “Description of Credit Support.”

Primary Mortgage Insurance Policies

        The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a “Primary Mortgage Insurance Policy”) with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

        Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

        Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

•	failure to construct the property subject to the Whole Loan in accordance with specified plans;

•	physical damage to the property; and

•	the related Master Servicer not being approved as a Master Servicer by the insurer.

        Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

Hazard Insurance Policies

        Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer’s maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

        The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

        Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

        Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Fidelity Bonds and Errors and Omissions Insurance

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale Provisions

        The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

Retained Interest; Servicing Compensation and Payment of Expenses

        The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest” in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

        Unless otherwise specified in the related Prospectus Supplement, the Master Servicer’s and a Sub-Servicer’s primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer’s primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

        The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

        If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

Evidence as to Compliance

        Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

        Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

        Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants’ statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

        The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor’s affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

        Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer’s obligations and duties under the Agreement.

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

(i)	specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

(ii)	incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

(iii)	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

(iv)	incurred in connection with any violation of any state or federal securities law; or

(v)	imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

        In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

        Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default under the Agreement

        Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

(i)	any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

(ii)	any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

(iii)	any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

(iv)	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

        The manner of determining the “Voting Rights” of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

Rights upon Event of Default under the Agreement

        So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

        Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under “Events of Default” may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

        No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

        Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

(i)	to cure any ambiguity or correct any mistake,

(ii)	to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

(iii)	to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

(iv)	to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

(v)	to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

        Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

(ii)	reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

        However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

The Trustee

        The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

        The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

Certain Matters Regarding the Trustee

        Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee’s:

(i)	enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

(ii)	defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

(iii)	being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

(iv)	acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

        The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

        Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Certain Terms of the Indenture

        Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

(i)	default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

(ii)	failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

(iii)	any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

(iv)	certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

(v)	any other Event of Default provided with respect to Notes of that series.

        If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

        If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

(a)	the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

(b)	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

(c)	the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

        In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

        Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

        Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

        In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

        Indenture Trustee’s Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

        The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

        The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

Description of Credit Support

General

        For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

        Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a “Covered Trust”), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

        If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

(a)	the nature and amount of coverage under such Credit Support,

(b)	any conditions to payment thereunder not otherwise described herein,

(c)	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

(d)	the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

(i)	a brief description of its principal business activities,

(ii)	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(iii)	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(iv)	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the Prospectus Supplement.

See “Risk Factors—Credit Support Limitations—Risk That Credit Support Will Not Cover All Losses.”

Subordinate Securities

        If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

        If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees

        If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

Letter of Credit

        If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

Insurance Policies and Surety Bonds

        If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

Reserve Funds

        If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

        Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

        Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

        Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with Respect to MBS

        If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

Certain Legal Aspects of Mortgage Loans

        The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See “Description of the Trust Funds—Assets.”

General

        All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

        A mortgage either creates a lien against or constitutes a conveyance of real property between two parties— a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, “mortgagor” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

        The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

        If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

        The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “Foreclosure—Cooperatives” below.

Foreclosure

General

        Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

        Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

        A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

        United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor’s default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

        A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

        A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

        The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

        The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

        The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

        Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

        The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

        In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

        In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

Junior Mortgages

        Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” herein.

        Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

        In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

        Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

        Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Legislation

        Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an “owner” or “operator” of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

Due-on-Sale Clauses

        Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Subordinate Financing

        Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state’s usury law would not apply to such mortgage loans.

        In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that such choice of law provision would be given effect.

        Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

        Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Servicemembers Civil Relief Act

        The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940 (the “Relief Act”). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor’s Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

        Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

        In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

The Contracts

        General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund’s ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

        Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

        Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful”—i.e., without breach of the peace—or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

        Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

        Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

        In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

        Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

        Consumer Protection Laws. The so-called “Holder-in-Due Course” rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

        Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

        Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

        The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Material Federal Income Tax Consequences

        The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

        The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

General

        The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

Grantor Trust Funds

        If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund’s assets as described below.

        1.          Single Class of Grantor Trust Certificates

        Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

        Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount (“OID”), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the “coupon stripping” rules of the Code discussed below.

        Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

(i)	a Grantor Trust Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

(ii)	a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

(iii)	a Grantor Trust Certificate owned by a REMIC will represent “obligation[s] . . . which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3); and

(iv)	a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in “qualified mortgages” as defined in Section 860G(a)(3) of the Code.

        The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

        Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute “stripped bonds” or “stripped coupons” as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

        Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

        Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each Mortgage Asset based on each Mortgage Asset’s relative fair market value, so that such holder’s undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

        On December 30, 1997 the IRS issued final regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

        Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount (“OID”)(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the “OID Regulations”), will be applicable to a Grantor Trust Certificateholder’s interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “— Multiple Classes of Grantor Trust Certificates— Accrual of Original Issue Discount” below.

        Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

(i)	the total remaining market discount and

(ii)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

        For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

(i)	the total remaining market discount and

(ii)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

        For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

        A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See “—Premium” herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

        2.          Multiple Classes of Grantor Trust Certificates

a.	Stripped Bonds and Stripped Coupons

        Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the “Stripped Bond Certificates”), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the “Stripped Coupon Certificates”).

        Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

        Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See “— Single Class of Grantor Trust Certificates— Original Issue Discount” herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

(i)	the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

(ii)	no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund’s Mortgage Assets.

        Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

        The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset’s stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

        It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

        Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

        Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be “obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property” within the meaning of Code Section 860G(a)(3).

        b.          Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

        The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under “—Accrual of Original Issue Discount.” The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

        Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset’s stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under “— Accrual of Original Issue Discount,” will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the “Prepayment Assumption”), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the “Legislative History”) provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

        Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

(i)	adding

(a)	the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

(b)	any payments included in the state redemption price at maturity received during such accrual period, and

(ii)	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

        The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

        OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a “teaser” rate) would still need to be accrued.

        c.          Grantor Trust Certificates Representing Interests in ARM Loans

        The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above under the heading “— Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans” and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization (“Deferred Interest”) to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate’s principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

        Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

        3.          Sale or Exchange of a Grantor Trust Certificate

        Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the OID included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

        Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

        Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

        4.          Non-U.S. Persons

        Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

        5.          Information Reporting and Backup Withholding

        The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

New Withholding Regulations

        On January 1, 2001 new regulations (the “New Regulations”) became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

        The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “Taxation of Owners of REMIC Residual Certificates,” the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the “REMIC Certificates”) may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests (“REMIC Regular Certificates”) or a sole class of residual interests (“REMIC Residual Certificates”) in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

        In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

        In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in “—Single Class of Grantor Trust Certificates” above. REMIC Certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1).

        A “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as “single-family residences” within the meaning of Code Section 25(e)(10) may be treated as “qualified mortgages” of a REMIC. Under Code Section 25(e)(10), the term “single-family residence” includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

        Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the “Subsidiary REMIC” and the “Master REMIC”) for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

        Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) “real estate assets” within the meaning of Code Section 856(c)(4)(A); (ii) “loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

        1.          Taxation of Owners of REMIC Regular Certificates

        General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

        Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.” Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the “REMIC Regular Certificateholders”) should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

        Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

        In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the “Closing Date”), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

        Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate’s stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

        Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

        The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the “Super-Premium Certificates”). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under “—Accrued Interest Certificates”), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under “—Taxation of Owners of REMIC Regular Certificates—Premium” would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

        Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under “—Taxation of Owners of REMIC Regular Certificates—Premium” should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

        Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (“an accrual period”) that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

(i)	adding

(a)	the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

(b)	any payments included in the stated redemption price at maturity received during such accrual period, and

(ii)	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

        A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(a)	the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

(b)	any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

        Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

(i)	such interest is unconditionally payable at least annually,

(ii)	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

(iii)	interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

        The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

        Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See “—Taxation of Owners of REMIC Regular Certificates—Premium” herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

        Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

(i)	the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

(ii)	the price for such REMIC Regular Certificate paid by the purchaser.

        A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

        Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate’s stated redemption price at maturity multiplied by such REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

        (i)        the total remaining market discount and

(ii)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

        (a)       the total remaining market discount and

(b)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

        A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

        Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

        Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in “—Taxation of Owners of REMIC Regular Certificates—Treatment of Realized Losses” below.

        Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

        Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder’s income.

        The Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

        The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

        Accrued Interest Certificates. Certain of the REMIC Regular Certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates’ issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

        Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

        Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are “pass-through interest holders.” Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See “Taxation of Owners of REMIC Residual Certificates—Pass-Through Non-Interest Expenses of the REMIC” below.

        Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

        Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

        Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

        REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the “REMIC Residual Certificateholder”) and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

        Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient’s federal income tax liability.

        New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

        2.          Taxation of Owners of REMIC Residual Certificates

        Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions Tax and Other Taxes” below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

        A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

        A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See “—Sale or Exchange of REMIC Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

        Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC’s other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-

Interest Expenses of the REMIC,” other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(i)	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(ii)	all bad loans will be deductible as business bad debts, and

        (iii)       the income will apply.

        The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

        The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

        A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of REMIC Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

        Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

        Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

        Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

        In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

        IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

        Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see “—Tax-Exempt Investors” below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See “—Non-U.S. Persons” below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

        Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the “daily accruals” (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long-term rate” in effect at the time the REMIC Residual Certificate is issued. For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The “federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

        Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

        Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

        Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

        Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

        3.          Prohibited Transactions Tax and Other Taxes

        The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions” (the “Prohibited Transactions Tax”). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

        In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the “Contributions Tax”). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

        In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

        Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer’s, Trustee’s or Asset Seller’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller’s obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

        4.          Liquidation and Termination

        If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

        The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

        5.          Administrative Matters

        Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

        Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

        6.          Tax-Exempt Investors

        Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

        7.          Residual Certificate Payments—Non-U.S. Persons

        Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates—Non U.S. Persons” above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the “portfolio interest” exemption. See

“—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax-Related Restrictions on Transfers of REMIC Residual Certificates” below.

        REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

        Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations” (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.” The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers’ Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income” and (C) a rural electric or telephone Cooperative.

        A tax is imposed on a “pass-through entity” (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

        In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

        Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

        The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

        • the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the “reasonable investigation requirement”);

        • the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

        • the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the “transferee representation requirement”); and

        the transfer must satisfy either the “asset test” or the “formula test”.

        A transfer satisfies the “asset test” if the following three conditions are satisfied:

        for financial reporting purposes, the transferee’s gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee’s two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

        the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an “Eligible C Corporation”) and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

        a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

        A transfer satisfies the “formula test” if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

        the present value of any consideration given to the transferee to acquire the interest;

        the present value of the expected future distributions on the interest; and

        the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

        For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

        All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

        Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

        Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Tax Characterization of a Trust Fund as a Partnership

        Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

        If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund’s taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

        1.          Tax Consequences to Holders of the Notes

        Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

        OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

        Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder’s method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

        A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

        Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note.

        The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

        Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a “10 percent shareholder” of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Trust Fund or the Asset Seller is a “related person” within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

        Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

        Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund’s expenses.

        2.          Tax Consequences to Holders of the Certificates

        Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

        A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

        Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

        Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund’s income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund’s deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

        All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

        An individual taxpayer’s share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

        The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

        Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

        If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

        Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the “old partnership”) would be deemed to contribute its assets to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

        Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Certificates sold. A Certificateholder’s tax basis in a Certificate will generally equal the holder’s cost increased by the holder’s share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder’s share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

        Any gain on the sale of a Certificate attributable to the holder’s share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

        If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

        Allocations Between Transferors and Transferees. In general, the Trust Fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

        The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

        Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

        Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder’s allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

        Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

        The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder’s returns and adjustments of items not related to the income and losses of the Trust Fund.

        Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder’s withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

        Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

        Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

        New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Certificates as Debt for Tax Purposes

        1.          Characterization of the Certificates as Indebtedness

        If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor (“Tax Counsel”), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

        The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

        In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

        In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

        2.          Taxation of Interest Income of Certificate Owners

        Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as “unconditionally payable” under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

        3.          Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

        Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

        If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation’s earnings and profits.

        If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

        4.          Possible Classification as a Taxable Mortgage Pool

        In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a “taxable mortgage pool” will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity’s debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

        In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

        The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

        5.          Foreign Investors

        In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

        If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner’s distributive share of “effectively connected” income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner’s U.S. income tax liability.

        If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

        6.          Backup Withholding

        Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners’ brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners’ brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

        The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only “Certificateholder” of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

        7.          New Withholding Regulations

        On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT Securities

        General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

        FASIT Securities will be classified as either FASIT regular securities (“FASIT Regular Securities”), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities (“FASIT Ownership Securities”), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

        Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the “regular interests” and the “ownership interests,” respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT’s assets and (B) the nature of the Securityholders’ interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Code Section 851(a).

        Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of “permitted assets” as of the close of the third month beginning after the closing date and at all times thereafter (the “FASIT Qualification Test”). Permitted assets include:

(i)	cash or cash equivalents,

(ii)	debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only (“IO”) type rate),

(iii)	foreclosure property,

(iv)	certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT’s risks associated with being the obligor on FASIT interests,

(v)	contract rights to acquire assets described in clause (ii) or clause (iv) above,

(vi)	FASIT regular interests, and

(vii)	REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT’s ownership interest or by any person related to such holder.

        Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

        A FASIT interest generally qualifies as a regular interest if:

(i)	it is designated as a regular interest,

(ii)	it has a stated maturity no greater than thirty years,

(iii)	it entitles its holder to a specified principal amount,

(iv)	the issue price of the interest does not exceed 125% of its stated principal amount,

(v)	the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

(vi)	if it pays interest, such interest is payable at either

(a)	fixed rate with respect to the principal amount of the regular interest or

(b)	a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Variable Rate REMIC Regulation Certificate.”

        If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a “High-Yield Interest.” In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax (“Eligible Corporations”), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See “Material Federal Income Tax Consequences—FASIT Securities—Tax Treatment of FASIT Regular Securities—Treatment of High-Yield Interests.”

        Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

        Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder’s basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” “—Original Issue Discount and Premium” and “—Market Discount” and “—Premium” above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

        If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates— Sale, Exchange or Redemption.” In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates”, “—Effects of Default and Delinquencies” and “—Treatment of Realized Losses.”

        FASIT Regular Securities held by a REIT will qualify as “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a “domestic building and loan association” will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See “Material Federal Income Tax Consequences— REMICs.” In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as “Government Securities” for either REIT or RIC qualification purposes.

        Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

        The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

        Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT’s assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See “Material Federal Income Tax Consequences— FASIT Securities— Treatment of High-Yield Interests.”

        Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security’s value under present law or the security’s value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any “prohibited transactions.” Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

        Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates— Information Reporting and Backup Withholding.” For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

Taxation of Classes of Recombinable Securities

General

        The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an “RS Pool”) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

Tax Status

        The classes of recombinable securities should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be “qualified mortgages” under Code Section 860G(a)(3) for a REMIC.

Tax Accounting for Recombinable Securities

        A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

        The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Regular Certificates” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Code Section 1286, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor should consult its tax advisor regarding this matter.

        A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

        If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

        A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

        If a holder exchanges a single class of recombinable securities (an “Exchanged Class”) for several classes of recombinable securities (each, a “Received Class”) and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

        Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Recombinable Securities

        An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

        A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading “Material Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates.”

Backup Withholding

        A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading “Material Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates.”

Reporting and Administrative Matters

        Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

        DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

State Tax Considerations

        In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

ERISA Considerations

General

        The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, “Plans”), and on persons who are parties in interest or disqualified persons (“Parties In Interest”) with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law (“Similar Law”). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

        Investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

General

        ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

        The United States Department of Labor (“Labor”) has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the “Plan Asset Regulations”). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity interest” will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

        Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan’s investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

        The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own at least 25% of the value of any class of equity interest. “Benefit plan investors” are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

        An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be “equity interests” under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan’s assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

        Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of “insurer-initiated amendments” over 60 days before the amendments take effect.

Availability of Underwriter’s Exemption for Certificates

        Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption (“PTE”) 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the “Exemption”), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

        Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

•	The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”);

•	The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (each, a “Rating Agency”);

•	The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

•	The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer’s services under the Agreement and reimbursement of the Master Servicer’s reasonable expenses in connection therewith; and

•	The Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

        The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the “Pre-Funding Period”) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

•	The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

•	All loans transferred after the closing date (referred to as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

•	The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

•	Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “Average Interest Rate”) for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

•	Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

•	The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

•	Certain disclosure requirements must be met.

        PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

        PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust Fund asset if it (a) is an “eligible Swap,” (b) is with an “eligible counterparty,” (c) is purchased by a “qualified plan investor,” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

        An “eligible Swap” is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

        An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

        A “qualified plan investor” is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a “qualified professional asset manager” under Prohibited Transaction Class Exemption (“PTCE”) 84-14, (ii) is an “in-house asset manager” under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

        In “rating dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

        “Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

        An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.
        If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

        In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

        Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute “certificates” for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

        Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.” A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

        PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

        Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers (collectively, the “Investor-Based Exemptions”). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

        Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt “prohibited transaction” under ERISA, the Code or Similar Law.

Review by Plan Fiduciaries

        Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

        Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company’s general account may be deemed to be “plan assets” for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

Legal Investment

        Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute “mortgage related securities” (“SMMEA Securities”) for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

        SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities”

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

        Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision (“OTS”), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the “Policy Statement”) setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

        The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

        In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

        If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

        The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

        There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

Plan of Distribution

        The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

        Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

        This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

        The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

        In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s or Asset Seller’s Assets pending the sale of such Assets or interests therein, including the Securities.

        As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

        Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

Legal Matters

        Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

Financial Information

        A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

Incorporation of Certain Information by Reference

        This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

        Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

Ratings

        It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

        Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

1986 Act	77
Accretion Directed	19
Accrual Class	22
Accrual Securities	18
Accrued Security Interest	23
Agreement	35
Allowable Interest Rate	117
Allowable Notional Amount	117
Amortizable Bond Premium Regulations	74
Annual Interest Amount	32
Applicable Amount	92
ARM Loans	9
Assets	7
Asset Seller	7
Available Distribution Amount	22
Average Interest Rate	116
Book-Entry Securities	18
Buydown Mortgage Loans	16
Buydown Period	16
Cash Flow Agreement	13
Cede	29
CEDEL	29
CEDEL Participants	29
Certificates	18
Class Factor	35
Closing Date	82
Code	71
Collection Account	39
Combinations	31
Companion Class	19
Component	19
Component Securities	19
Cooperative Loans	59
Cooperatives	8
Contributions Tax	94
Covered Trust	56
CPR	15
Credit Support	12
Deferred Interest	79
Definitive Securities	18
Depositaries	30
Depositor	7
Designated Transactions	116
Determination Date	22
DTC	28
Due Period	22
Eligible C Corporation	98
Eligible Corporations	109
ERISA	34
Euroclear	29
Euroclear Cooperative	29
Euroclear Operator	29
Euroclear Participants	29
Exemption	115
Exchanged Class	113
EYS Agreement	118
FASIT Qualification Test	108
FASIT Regular Securities	108
FASIT Ownership Securities	108
FDIC	39
Fixed Rate Class	21
Floating Rate Class	21
Government Securities	7
Home Equity Loans	9
Home Improvement Contracts	9
Indenture	18
Indenture Trustee	36
Indirect Participants	28
Insurance Proceeds	40
Interest-Only Class	21
Inverse Floating Rate Class	21
Investor Based Exemptions	120
IO	108
L/ C Bank	57
Labor	114
Legislative History	78
Leveraged	118
Liquidation Proceeds	40
Loan-to-Value Ratio	8
Lockout Class	19
Manufactured Housing Contracts	9
Master REMIC	81
MBS	7
MBS Agreement	10
MBS Issuer	10
MBS Servicer	10
MBS Trustee	10
Merrill Lynch	123
Mezzanine Securities	20
Model Law	122
Mortgage Assets	7
Mortgage Loan Group	18
Mortgage Loans	7
Mortgage Notes	8
Mortgage Rate	10
Mortgages	8
NAS Class	19
NCUA	121
New Regulations	80
Nonrecoverable Advance	25
Notional Amount Class	19
OID	72
OID Regulations	74
Originator	8
OTS	122
PAC	19
Participation Agreement	8
Participation Certificate	8
Participants	28
Parties In Interest	114
Pass-Through Rate	23
Payment Lag Certificates	88
Permitted Investments	40
Plan Asset Regulations	114
Planned Amortization Class	19
Plans	114
Policy Statement	122
Pooling and Servicing Agreement	35
Pre-Funded Amount	12
Pre-Funding Period	116
Prepayment Assumption	78
Primary Mortgage Insurance Policy	45

Principal-Only Class	22
Prohibited Transactions Tax	94
Purchase Price	39
PTCE	118
PTE	115
Rating Agency	116
Received Class	113
Recombinable Securities Trust Fund	31
Record Date	22
Refinance Loans	8
Related Proceeds	25
Relief Act	68
REMIC Certificates	80
REMIC Regular Certificateholders	82
REMIC Regular Certificates	80
REMIC Regulations	71
REMIC Residual Certificateholder	89
REMIC Residual Certificates	80
Retained Interest	48
RS Pool	111
Scheduled Amortization Class	20
Security	36
Security Balance	24
Security Owners	28
Senior Securities	18
Senior Support Securities	20
Sequential Pay Class	20
Servicing Agreement	35
Servicing Standard	43
Short-Term Note	100
Similar Law	114
Single Family Mortgage Loan	7
Single Family Property	7
SMMEA	121
SMMEA Securities	121
SPA	15
Step-up Class	22
Strip	112
Strip Class	20
Stripped ARM Obligations	79
Stripped Bond Certificates	76
Stripped Coupon Certificates	76
Stripped Interest Securities	18
Stripped Principal Securities	18
Subordinate Securities	18
Subsequent Assets	12
Sub-Servicer	43
Sub-Servicing Agreement	43
Subsidiary REMIC	81
Super-Premium Certificates	83
Super Senior Securities	20
Support Class	21
Swap	117
Swap Agreement	117
TAC	21
Targeted Amortization Class	21
Tax Counsel	105
Terms and Conditions	30
Title V	66
Title VIII	67
Trust Agreement	35
U.S. Person	71
UCC	28
Underlying MBS	7
Underlying Mortgage Loans	7
Value	8
Variable Rate Class	21
Voting Rights	51
Warranting Party	38
Whole Loans	7

$410,030,100 (Approximate)
Merrill Lynch Mortgage Investors Trust
Mortgage Loan Asset-Backed Certificates,
Series 2005-HE1
Merrill Lynch Mortgage Investors, Inc.
Depositor

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

        You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.
        We are not offering these certificates in any state where the offer is not permitted.
        We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.
        Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.
April 19, 2005